UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No. 1)

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COMMONWEALTH BIOTECHNOLOGIES, INC.

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COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

PROXY STATEMENT AND NOTICE OF

2009 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of	September , 2009
Commonwealth Biotechnologies, Inc.	Richmond, Virginia

To our shareholders:

It is my pleasure to invite you to attend our 2009 Annual Meeting of Shareholders on October 9, 2009, at 10:00 a.m., Eastern Time. The meeting will be held electronically via Telecom.

The matters to be acted upon at the meeting are described in the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement. At the meeting, we will also report on the Company’s performance and operations during the fiscal year ended December 31, 2008 and respond to shareholder questions.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY. THANK YOU FOR YOUR SUPPORT.

By order of the Board of Directors,

/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer and Acting
Secretary

NOTICE OF ANNUAL MEETING

OF THE SHAREHOLDERS OF

COMMONWEALTH BIOTECHNOLOGIES, INC.

TIME:	10:00 a.m., Eastern Time, on October 9, 2009
METHOD:	Telecom

ITEMS OF BUSINESS:

(1) To elect three Class III members of the Board of Directors, each to serve a term expiring at the Annual Meeting of the Shareholders in 2012 or until a successor is duly elected and qualified;

(2) To approve the issuance of more than 20% of the Company’s outstanding securities by modifying existing instruments, ratifying existing agreements and issuing new warrants as follows:

Note: Items 2(A) – 2(G) must all be approved in order for any of them to be approved. If any of these subparts is not approved, all other subparts will not pass, even if they otherwise receive a majority vote by the shareholders.

(2(A)) To ratify the Modification, Waiver and Acknowledgment Agreement between the Company and the PIPE investors as amended by the Second Modification, Waiver and Acknowledgment Agreement (the “Modification Agreement”) and approve any issuance of shares under the Modification Agreement that will result in the issuance of 20% or more of the Company’s outstanding common stock;

(2(B)) To ratify the issuance of a $500,000 convertible promissory note to Fornova Pharmaworld Inc. (“Fornova”) (the “Fornova Note”);

(2(C)) To approve a proposal to amend the Fornova Note so as to reduce the conversion price to $0.50 per share;

(2(D)) To approve a proposal to issue 2,000,000 Series A Warrants to purchase shares of the Company’s common stock at an exercise price of $0.71 per share to Fornova;

(2(E)) To approve a proposal to issue 500,000 Series B Warrants to purchase shares of the Company’s common stock at an exercise price of $1.01 per share to Fornova;

(2(F)) To approve a proposal to issue 3,920,139 Series A Warrants to purchase shares of the Company’s common stock at an exercise price of $0.71 per share to Venturepharm Laboratories Limited (“VPL”);

(2(G)) To approve a proposal to issue 653,357 Series B Warrants to purchase shares of the Company’s common stock at an exercise price of $1.01 per share to VPL;

(3) To approve the issuance of a $150,000 convertible note and warrants to purchase 600,000 shares of the Company’s common stock (the “Alpha Warrants”) to Alpha Capital Anstalt (“Alpha”) (the “Alpha Convertible Note”);

Note: While Alpha and the PIPE investors are related, Items 2 and 3 are independent. Item 2 need not be approved in order for Item 3 to pass and Item 3 need not be approved in order for Item 2 to pass.

(4) To approve the sale of the Company’s CBI Services and Fairfax Identity Laboratories divisions (collectively, the “Divisions”), subject to an Asset Purchase Agreement, dated July 16, 2009 (the “Purchase Agreement”), the Lease Agreement, as contemplated in the Purchase Agreement (the “Lease Agreement”) and the Non-Competition Agreement, as contemplated in the Purchase Agreement (the “Non-Competition Agreement”);

(5) To approve the Commonwealth Biotechnologies, Inc. 2009 Stock Incentive Plan;

(6) To ratify the appointment of Witt Mares, PLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2009; and

(7) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on September 14, 2009.
ANNUAL REPORT:	A copy of our 2008 Annual Report is enclosed.
DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to shareholders on or about September , 2009.

By order of the Board of Directors,

/s/ Richard J. Freer, Ph. D.
Richard J. Freer, Ph. D.,
Chief Operating Officer and Acting Secretary

ABOUT THE 2009 ANNUAL MEETING OF SHAREHOLDERS

What am I voting on?

You will be voting on the following:

(1) The election of three Class III members of the Board of Directors, each to serve a term expiring at the Annual Meeting of Shareholders in 2012 or until a successor is duly elected and qualified;

(2) The approval of issuances of more than 20% of the Company’s outstanding securities by modifying existing instruments, ratifying existing agreements and issuing new warrants as follows:

Note: Items 2(A) – 2(G) must all be approved in order for any of them to be approved. If any of these subparts is not approved, all other subparts will not pass, even if they otherwise receive a majority vote by the shareholders.

(2(A)) The ratification of the Modification Agreement and approval of any issuance of shares under the Modification Agreement that will result in the issuance of 20% or more of the Company’s outstanding common stock;

(2(B)) The ratification of the Fornova Note;

(2(C)) The amendment of the Fornova Note to reduce the conversion price to $0.50 per share;

(2(D)) The issuance of 2,000,000 Series A Warrants to purchase shares of the Company’s common stock to Fornova;

(2(E)) The issuance of 500,000 Series B Warrants to purchase shares of the Company’s common stock to Fornova;

(2(F)) The issuance of 3,920,139 Series A Warrants to purchase shares of the Company’s common stock to VPL;

(2(G)) The issuance of 653,357 Series B Warrants to purchase shares of the Company’s common stock to VPL;

(3) The approval of the issuance of the Alpha Convertible Note and the Alpha Warrants to purchase 600,000 shares of the Company’s common stock;

Note: While Alpha and the PIPE investors are related, Items 2 and 3 are independent. Item 2 need not be approved in order for Item 3 to pass and Item 3 need not be approved in order for Item 2 to pass.

(4) The approval of the sale of the Divisions, subject to the Asset Purchase Agreement, the Lease Agreement and the Non-Competition Agreement;

(5) The approval of the Commonwealth Biotechnologies, Inc. 2009 Stock Incentive Plan;

(6) The ratification of the appointment of Witt Mares, PLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2009; and

(7) The transaction of any other business properly coming before the meeting.

Who is entitled to vote?

You may vote if you owned shares of the Company’s common stock as of the close of business on September 14, 2009. Each share of common stock is entitled to one vote. As of August 31, 2009, we had 8,171,796 shares of common stock outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

(1) Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

(2) By phone, by calling 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions; or

(3) By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the meeting?

You may vote your shares at the meeting if you register for and participate in the Telecom meeting in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company’s transfer agent. Even if you plan to attend the Telecom meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 11:59 p.m., Eastern Time, on October 8, 2009, (3) voting again via the telephone prior to 11:59 p.m., Eastern Time, on October 8, 2009, or (4) voting at the Telecom meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted as follows:

(1) FOR the election of the three nominees for Class III directors, each as named herein;

(2) FOR all subparts of Proposal Two;

(3) FOR the approval of the Alpha Convertible Note and Alpha Warrants;

(4) FOR the approval of the sale of the Divisions;

(5) FOR the approval of the Commonwealth Biotechnologies, Inc. 2009 Stock Incentive Plan;

(6) FOR the ratification of Witt Mares, PLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2009; and

(7) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the Telecom meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of Witt Mares, PLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2009 are considered routine matters for which brokerage firms may vote without specific instructions. The other proposals to be voted on at the meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the Telecom meeting?

The Telecom meeting is open to all holders of the Company’s common stock as of September 14, 2009. To join the Telecom you must register by 12:00 noon eastern time on October 2, 2009. You may register by calling 1-800-735-9224 or 1-804-648-3820, or you may send an email to shareholder@cbi-biotech.com indicating your wish to register for the annual shareholder meeting. After registering, you will be provided with the necessary dial-in instructions no later than October 6, 2009.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the Telecom meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of September 14, 2009 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve the Company’s proposals?

Proposal 1. The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” each of the nominees for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee or nominees for director.

Proposal 2 (A-G). Note: Items 2(A) – 2(G) must all be approved in order for any of them to be approved. If any of these subparts is not approved, all other subparts will not pass, even if they otherwise receive a majority vote by the shareholders.

Proposal 2(A). The ratification of the Modification Agreement and approval of any issuance of shares under the Modification Agreement that will result in the issuance of 20% or more of the Company’s outstanding common stock requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 2(B). The ratification of the issuance of the Fornova Note requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 2(C). The amendment of the Fornova Note to reduce the conversion price to $0.50 per share requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 2(D). The issuance of 2,000,000 Series A Warrants to purchase shares of the Company’s common stock to Fornova requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 2(E). The issuance of 500,000 Series B Warrants to purchase shares of the Company’s common stock to Fornova requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 2(F). The issuance of 3,920,139 Series A Warrants to purchase shares of the Company’s common stock to VPL requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 2(G). The issuance of 653,357 Series B Warrants to purchase shares of the Company’s common stock to VPL requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 3. The approval of the Alpha Convertible Note and the Alpha Warrants requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Note: While Alpha and the PIPE investors are related, Items 2 and 3 are independent. Item 2 need not be approved in order for Item 3 to pass and Item 3 need not be approved in order for Item 2 to pass.

Proposal 4. The approval of the sale of the Divisions requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 5. The approval of the Company’s 2009 Stock Incentive Plan requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 6. The ratification of the appointment of Witt Mares, PLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2009 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

All non-employee directors will receive an annual retainer fee (“Retainer Fee”) and a fee for each of the five regularly scheduled Board meetings attended per year (collectively, the “Director’s Fee”). Employee directors will not be eligible to receive the Retainer Fee or the Director’s Fee. The Retainer Fee and Director’s Fee for the upcoming year will be set at the last Board meeting during a calendar year. In addition to the Director’s Fee, all non-employee directors will receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. For 2009, the Board set the Retainer Fee at $7,500 and the Director’s Fee at $1,000 for each Board meeting attended.

DIRECTOR COMPENSATION

The following table shows all cash compensation paid to the Company’s directors in 2008. Directors did not receive any compensation other than as stated in the chart below. Each option granted in the chart below has an exercise price of $2.32 and expires on March 22, 2018.

Name	Fees Earned or Paid in Cash	Options Received
Donald A. McAfee, Ph.D.(1)	$11,000	3,000
Daniel O. Hayden(2)	$13,500	3,000
James D. Causey	$13,500	3,000
Samuel P. Sears, Jr.	$13,500	3,000

(1)	Dr. McAfee resigned from CBI’s Board of Directors on January 21, 2009.

(2)	Mr. Hayden resigned from CBI’s Board of Directors on March 31, 2009.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it meets the independence standards adopted by the Securities and Exchange Commission and the NASDAQ Capital Market.

What role does the Nominating Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Nominating Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominating Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Nominating Committee’s charter is available on the Company’s website at www.cbi-biotech.com and in print upon request. The Nominating Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.

Are the members of the Nominating Committee independent?

Yes. All members of the Nominating Committee have been determined to be independent by the Board of Directors.

How does the Nominating Committee identify and evaluate nominees for director?

The Nominating Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management.

What are the Nominating Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Nominating Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;

•	documentation establishing that the shareholder making the recommendation is an eligible shareholder;

•	the written consent of the candidate to serve as a director of the Company, if elected;

•	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and

•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Nominating Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

•	A director must have a record of professional accomplishment in his or her chosen field; and

•	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Nominating Committee consider?

The Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors

c/o Secretary

Commonwealth Biotechnologies, Inc.

601 Biotech Drive

Richmond, Virginia 23235

Does the Company have a Code of Conduct?

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Conduct is available on the Company’s web site at www.cbi-biotech.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the Board meet in fiscal 2008?

The Board of Directors met a total of nine times, at five regular meetings and four special meetings, during fiscal 2008. The Compensation Committee, the Audit Committee and the Nominating Committee each met five times during fiscal 2008. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the standing committees of which he or she was a member during fiscal 2008. Although the Company has not adopted a formal policy regarding Board of Directors attendance at annual meetings of shareholders, seven directors attended the 2008 Annual Meeting of Shareholders.

What are the committees of the Board?

During fiscal 2008, the Board of Directors had standing Audit, Nominating, and Compensation Committees. The members of each of the Committees as of August 31, 2009, their principal functions and the number of meetings held during the fiscal year ended December 31, 2008 are shown below:

Compensation Committee

The members of the Compensation Committee are:

James D. Causey, Chairman

Samuel P. Sears, Jr.

The Compensation Committee held five meetings during the fiscal year ended December 31, 2008. The Compensation Committee’s charter is available on the Company’s website at www.cbi-biotech.com and in print upon request. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally;

•

In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;

•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and

•	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee are:

Samuel P. Sears, Jr., Chairman

James D. Causey

Eric V. Tao

The Audit Committee held five meetings during the fiscal year ended December 31, 2008. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Mr. Sears qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company;

•

Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

•

Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

•

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

•

Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

•	Review accounting and financial human resources and succession planning within the Company;

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Nominating Committee

The members of the Nominating Committee are:

Samuel P. Sears, Jr., Chairman

Eric V. Tao

The Nominating Committee had five meetings during the fiscal year ended December 31, 2008. All members of the Nominating Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Nominating Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;

•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

•

Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and

•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

A brief biography of each Director in each Class follows. The terms of the Class I members of the Board of Directors continue until 2010, the terms of the Class II members of the Board of Directors continue until 2011 and the Class III members of the Board of Directors are up for re-election this year.

Class I members of the Board of Directors whose terms continue to 2010:

PAUL D’SYLVA, PH.D.

Director

Age – 40

Director since 2007

Dr. D’Sylva assumed the position of Chief Executive Officer of the Company in January 2007 and served in that position until 2009. Dr. D’Sylva served previously as the co-founder and Managing Director of PharmAust Chemistry Ltd. (“PharmAust”). Prior to the listing of PharmAust, Dr. D’Sylva served as the Director of Research and Development at Murdoch University from 2001 to 2005. Dr. D’Sylva has a strong track record in raising investment capital for early stage business ventures and has led the development of a number of successful research joint-venture institutes, companies and funds. During his tenure at Murdoch University, he founded and directed the AU$12.5m Investment Fund – Murdoch Westscheme Enterprise Partnership, founded and directed the commercial consulting company MurdochLink Pty Ltd, and was involved in the establishment and governance of a number of key research centers and institutes. He sits on the advisory board of the Centre for Computational Comparative Genomics, a joint-venture research institute in Bioinformatics based at Murdoch University and retains a non-executive role at Murdoch University as an Adjunct Professor of Business. He received a Ph.D. from the University of Arizona in public finance and econometrics.

JAMES D. CAUSEY

Independent Director

Age – 55

Director since 2004

Since 2004, Mr. Causey has served as Vice President of Trader Publishing Company, a nationwide network of classified publications. From 2003 until 2004, Mr. Causey served as a consultant in the publishing industry. From 1999 to 2003, Mr. Causey served as the chief executive officer of Sabot Publishing, a Richmond, Virginia based publisher of leading special interest publications. Mr. Causey received a master’s degree in business from the University of Maryland.

Class II members of the Board of Directors whose terms continue to 2011:

BILL GUO

Chairman of the Board and Director

Acting Chief Executive Officer

Age – 43

Director since 2008

Mr. Guo is the Chairman and founder of Venturepharm Group, a leading full service pharmaceutical company in Asia, and led its flagship VPL to become the first CRO company listed on the Hong Kong Stock Exchange. Mr. Guo has over ten years of experience in the global pharmaceutical industry in positions ranging from researcher to senior executive at Johnson & Johnson, Novapharm and Venturepharm Canada. Mr. Guo has over nine years of experience as an entrepreneur in China. Mr. Guo was a Ph.D candidate in the Department of pharmaceutics and was awarded an MSC degree in industrial pharmacy from the University of Toronto, an MBA program certificate from Herriot Watt University and an Executive Education certificate from the Judge Business School at the University of Cambridge.

Mr. Guo has been recognized by Fortune magazine as one of the top emerging entrepreneurs in China. He has also been the recipient of various awards, including: the State Council of China’s National Hero Award in 2005; China’s top ten elite in management in 2004; China’s top ten most influential individuals in business in 2005; Business Week Asia’s Youth Chinese Entrepreneur Award in 2005; and the British Chamber of Commerce Entrepreneurs and Innovation Award in 2005.

SAMUEL P. SEARS, JR.

Independent Director

Age – 65

Director since 2001

Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman to Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.

Nominees for election as Class III members of the Board of Directors to serve a three year term expiring in 2012:

RICHARD J. FREER, PH.D.

Chief Operating Officer, acting Secretary and Director

Age - 67

Director since 1992

Since co-founding the Company in 1992, Dr. Freer has served as a director of the Company and he served as the Chairman of the Board up until September of 2008. He assumed the role of Chief Operating Officer in 2002. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at Virginia Commonwealth University (“VCU”), first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as a Professor in VCU’s Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor’s degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

ERIC V. TAO

Independent Director

Age – 42

Director since 2009

Mr. Tao is the Chief Investment Officer and a Director of AGI Capital Group, Inc., a San Francisco based real estate development and asset management firm. Since 2006, Mr. Tao has also been a principal and Director with Avant Housing, an AGI Capital Group joint venture with the California Public Employees Retirement System and TMG Partners, the largest mixed-use real estate development company in the San Francisco Bay area. Mr. Tao is a graduate of Pomona College and the University of California Hastings College of Law.

MARIA SONG, M.D., Ph.D.

Independent Director

Age – 41

Director since 2009

Dr. Song currently serves as the Chairman of VPS Global. Dr. Song previously served as the General Manager of a Sino-Hong Kong joint venture pharmaceutical company. Dr. Song has over fifteen years of experience in drug development and has conducted a number of multi-center clinical trials, local registration trials, and Phase IV studies for a variety of international clients. Dr. Song is also an expert on regulatory submissions to the Chinese State Food and Drug Administration (“SFDA”) and often advises the SFDA on policy matters. Dr. Song received her M.D. and Ph.D. from the University of Peking Union Medical College. Dr. Song also received a Master of Economics degree from the Central University of Finance and Economics.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF EACH OF THE CLASS III NOMINEES TO THE BOARD OF

DIRECTORS.

PROPOSAL TWO

RATIFICATION OF EXISTING AGREEMENTS AND ISSUANCE OF SECURITIES

(ITEM 2(A) – (G) ON THE PROXY CARD)

Introduction and Summary

The Company has contractual and business relationships with (a) PIPE investors, (b) Fornova and (c) VPL. While these parties, to the Company’s knowledge, are not contractually or otherwise related to each other, any change in the Company’s relationship with one party is likely to affect its relationships with the other parties. Because the approval of less than all of the items affecting these parties would, management believes, harm the Company, the following items must all be approved if any are to be approved. The failure of a single subpart 2(A) – (G) will result in the failure of all other subparts, including any subpart that otherwise receives a majority vote.

PIPE Transaction

On December 31, 2007, the Company completed a private placement (the “PIPE”) in which it issued $1,950,000 of convertible subordinated notes (the “PIPE Notes”) and Class A and Class B Warrants to purchase shares of the Company’s common stock to the PIPE investors. The PIPE Notes had a conversion price of $2.00 per share. The PIPE Notes are also subject to a limitation prohibiting each PIPE investor from making any individual conversion for a number of shares in excess of 4.99% of the Company’s outstanding shares.

Under the PIPE, the Company issued Class A Warrants to purchase 975,000 shares of the Company’s common stock. The Class A Warrants had an exercise price of $2.85 per share and expire on May 31, 2013. The Company also issued Class B Warrants to purchase 243,750 shares of the Company’s common stock. The Class B Warrants had a purchase price of $5.00 per share and expire on June 30, 2009.

The Modification Agreement

For various reasons, several months after the completion of the PIPE, the Company found itself unable to repay the interest on the PIPE Note. The global economic crisis reduced funding for the Company’s projects, which hurt the Company’s revenues and the tightening of credit markets hurt the Company’s ability to renegotiate terms or obtain financing from other sources. In addition the Company was forced to devote a significant amount of its capital to the operations of its British subsidiary, Exelgen, which has now gone into administration, the British version of bankruptcy. All of theses circumstances left the Company in a position in which it was unable to pay the interest on the PIPE Note. The PIPE investors were willing to waive the default, provided the Company executed the Modification Agreement. The Modification Agreement originally reduced the conversion price of 33% of the remaining principal amount underlying the PIPE Notes from $2.00 to $0.50 per share, however, on July 9, 2009 the Company and the PIPE Investors agreed to lower the conversion price to $0.50 per share for the entire principal amount remaining under the PIPE Note subject to shareholder approval. However, the Company would not issue any shares in excess of 20% without getting shareholder approval. The Modification Agreement also provides that all interest accrued on the PIPE Notes through March 31, 2008 must be paid at a rate of 10% in shares of the Company’s common stock and all interest accrued between April 1, 2008 and June 30, 2008 must be paid at a rate of 12% in shares of the Company’s common stock. All such interest accrued through June 30, 2009 is deferred until September 30, 2009. Lastly, the exercise price of the Class A Warrants was reduced from $2.85 per share to $0.71 per share and the exercise price of the Class B Warrants was reduced from $5.00 to $1.01 per share.

The Company discussed with NASDAQ Staff its position that the Modification Agreement itself did not require shareholder approval because representations made by the Company in the Subscription Agreement, prevent the Company from issuing common stock under the terms of the Modification Agreement if doing so would violate any NASDAQ Marketplace or Listing Rules. These representations limit the number of shares that the Company may issue in connection with the Modification Agreement. The Company has taken the position that it will not issue any shares if such issuance would cause the Company to violate its obligations under the Subscription Agreement. Nor will the Company issue any shares if such issuance will violate any NASDAQ continued listing requirements or any other NASDAQ rules or bylaws. Thus, the Company believes that even if the terms of the

Modification Agreement could be interpreted as allowing the issuance of shares of the Company’s common stock in an amount exceeding 20% of the Company’s issued and outstanding common stock prior to the Modification Agreement, any such issuance is effectively capped at less than 20% of the Company’s issued and outstanding common stock by these sections. Therefore, while the Company does not believe that the Modification Agreement would ever require the Company to issue more than the number of shares permitted under the 20% Rule, the PIPE Investors might challenge CBI’s refusal to issue shares above the 20% threshold. As such, the Company has agreed with NASDAQ Staff and the PIPE investors to seek shareholder approval of any issuances under the terms of the Modification Agreement.

The Fornova Note

Nine months after completing the PIPE, the Company determined that it needed to obtain additional financing to meet its operational needs. The Company obtained this financing through the issuance of the Fornova Note. Issuance of the Fornova Note was completed on September 4, 2008. The Fornova Note originally had a Maturity Date of August 28, 2009 and an interest rate of 10% per annum, compounded monthly. Fornova may convert the Fornova Note into shares of the Company’s common stock at the conversion price of $1.01 per share. On August 29, 2009, the Company and Fornova executed a First Modification, Waiver and Acknowledgment Agreement extending the maturity date of the Fornova Note to January 1, 2010. Pursuant to the terms of the First Modification, Waiver and Acknowledgment Agreement, the Company agreed to seek shareholder approval to lower the conversion price of the Fornova Note to $0.50 per share.

Fornova and VPL Warrants

A majority of the Company’s Board of Directors now deems it in the Company’s best interests to issue Series A and B Warrants to Fornova and VPL and reduce the conversion price of the Fornova Note. Upon shareholder approval, the Company will reduce the conversion price of the Fornova Note to $0.50, issue Fornova 2,000,000 Series A Warrants with an exercise price of $0.71 and a term of five years and 500,000 Series B Warrants with an exercise price of $1.01 and a term of one year. Upon shareholder approval, the Company will also issue VPL 3,920,139 Series A Warrants with an exercise price of $0.71 and a term of five years from the date of issuance and 653,357 Series B Warrants with an exercise price of $1.01 and a term of one year from the date of issuance. The Company deems it necessary to reduce the conversion price of the Fornova Note and issue the Warrants to Fornova and VPL as part of its plan to achieve and maintain compliance with the NASDAQ Capital Market shareholder equity requirements.

What vote is required to approve the proposal?

Approval of each subpart of the proposal requires the affirmative vote of a majority of the total votes cast on each subpart of this proposal.

What happens if the proposal is not approved?

If any subpart of this proposal is not approved, then all subparts of this proposal will collectively fail, including subparts that receive a majority vote.

A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF ALL SUBPARTS OF THIS PROPOSAL.

PROPOSAL 2(A)

RATIFICATION OF THE MODIFICATION AGREEMENT AND APPROVAL OF ISSUANCES

THEREUNDER THAT WILL RESULT IN THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S

OUTSTANDING COMMON STOCK

(ITEM 2(A) ON THE PROXY CARD)

Why did the Company enter into the Modification Agreement?

Prior to entering the Modification Agreement, the Company would have been in default under the PIPE due to its failure to repay interest on the PIPE Note. A number of circumstances contributed to the Company’s inability to repay the interest on the PIPE Note. The global economic crisis hurt the Company’s revenues due to reduced funding for projects, the tightening of credit markets affected the Company’s ability to renegotiate terms or obtain financing from other sources, and the Company was forced to devote significant capital to propping up the operations of its English subsidiary Exelgen, which has since gone into administration, the British equivalent of bankruptcy.

To avoid going into default under the PIPE, the Company executed the Modification Agreement on September 18, 2008 as consideration for the agreement of the PIPE investors to waive the restrictions that would have placed the Company in default. The Company and the PIPE investors then amended the Modification Agreement on July 9, 2009. The Modification Agreement lowered the conversion price of the underlying principal amount of the PIPE Notes and lowered the exercise price of the warrants under the PIPE subject to shareholder approval.

Why is CBI seeking approval of the proposal?

As a result of being listed for trading on the NASDAQ Capital Market, issuances of the Company’s common stock are subject to the NASDAQ Stock Market Listing Rules, such as Rule 5635. Under Rule 5635, shareholder approval must be sought when (a) the issuance or potential issuance will result in a change of control of the Company or (b) in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock (the “20% Rule”).

The Company has discussed with NASDAQ Staff its position that the issuance of the Fornova Note and the execution of the Modification Agreement were separate transactions that did not violate the 20% Rule. Further, the Company has also discussed with NASDAQ Staff its position that the Modification Agreement itself did not require shareholder approval because representations made by the Company in the Subscription Agreement prevent the Company from issuing common stock under the terms of the Modification Agreement if doing so would violate any NASDAQ Marketplace or Listing Rule.

Under Section 5(m) of the Subscription Agreement, “Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in connection with the offer and sale of the Securities or the Company’s ability to timely comply with its obligations hereunder.” Furthermore in Section 5(v) of the Subscription Agreement, the Company represents that it “… satisfies all the requirements for the continued listing of its Common Stock on the NCM.” Lastly, in Section 9(b) of the Subscription Agreement, the Company agrees that it will “… comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.”

The Company believes that these sections limit the number of shares that the Company may issue in connection with the Modification Agreement. The Company will not issue any shares if such issuance would cause the Company to violate its obligations under the Subscription Agreement. Nor will the Company issue any shares if such issuance will violate any NASDAQ continued listing requirements or any other NASDAQ rules or bylaws. Thus, the Company believes that even if the terms of the Modification Agreement could be interpreted as allowing the issuance of shares of the Company’s common stock in an amount exceeding 20% of the Company’s issued and outstanding common stock prior to the Modification Agreement, any such issuance is effectively capped at less than 20% of the Company’s issued and outstanding common stock by these sections in the absence of shareholder approval.

In addition, while the Company does not believe that the Modification Agreement would ever require the Company to issue more than the number of shares permitted under the 20% Rule, the PIPE Investors disagree with CBI’s refusal to issue shares above the 20% threshold. Therefore, the Company has agreed with NASDAQ Staff and the PIPE investors to seek shareholder approval of any issuances under the terms of the Modification Agreement.

What is the dilutive impact of the Modification Agreement?

The Modification Agreement requires that the conversion price for the remaining balance of the PIPE Notes be lowered from $2.00 per share to $0.50 per share. On the date of the Modification Agreement, the outstanding principal balance on the PIPE Notes was $1,850,000. Additionally, the Company and the PIPE investors entered into a swap agreement on June 22, 2009 whereby the Company issued subordinated notes in the amount of $369,950 to the PIPE investors. The purchase price for these notes was paid for by the partial surrender and deemed payment of interest of a portion of the PIPE Notes, effectively reducing the outstanding balance of the PIPE Notes to $1,480,050. Therefore, without the effect of the Modification Agreement, there are 740,025 shares of common stock underlying the PIPE Note. Following the Modification Agreement, there are 2,960,100 shares underlying the PIPE Note. Additionally, the Modification Agreement provides that the Company make interest payments on the PIPE Notes with common stock at an interest rate of 10% and a conversion price of $0.50 for interest accrued during the quarterly period ended March 31, 2008 and at a rate of 12% and a conversion price of $0.50 for the quarterly period ended June 30, 2008. As a result, there are a further 214,500 shares underlying these interest payments. Thus, with the shares underlying the PIPE Note combined with the interest payments, there are 3,174,600 shares issuable in connection with the Modification Agreement. This represents 47.90% of the currently outstanding shares of the Company. If all these shares are issued, the Company would then have 12,086,296 shares outstanding, of which 32.39% would be issued under the Modification Agreement. The following table illustrates the shares underlying the Modification Agreement and percentages of CBI outstanding shares:

Number of shares underlying PIPE Note prior to Modification	Number of shares issuable in connection with the Modification Agreement (revalued PIPE Note + interest shares)	Percentage of currently outstanding CBI shares represented by Modification Agreement		Percentage of CBI shares issued under Modification Agreement following issuance*
740,025	3,174,600	38.85	%**	27.97	%**

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2. See page 30 for a discussion of the cumulative effect of approving all subparts under this Proposal 2.

**	This percentage does not include the shares underlying the Class A and Class B Warrants issued under the PIPE.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Company would continue to refuse to issue shares under the Modification Agreement that surpass the 20% threshold, however it is possible that the PIPE Investors might challenge the Company’s refusal to issue such shares and the Company may ultimately be forced to issue shares to the PIPE Investors in excess of the 20% threshold, which would subject the Company to possible delisting from the NASDAQ Capital Market for failing to comply with listing requirements. In addition, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2(B)

RATIFICATION OF THE FORNOVA NOTE

(ITEM 2(B) ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

On December 31, 2007, the Company completed the PIPE in which it issued the PIPE Notes and warrants to purchase shares of the Company’s common stock. Nine months after completing the PIPE, the Company determined that it needed to obtain additional financing to meet its operational needs. The Company obtained this financing through the issuance of the Fornova Note. The Fornova Note has a principal amount of $500,000, a Maturity Date of August 28, 2009 and an interest rate of 10% per annum, compounded monthly. The maturity date has been extended to January 1, 2010. Fornova may convert the Fornova Note into shares of the Company’s common stock at the conversion price of $1.01 per share. While the Fornova Note did not require shareholder approval, the Board of Directors considers it desirable to have the shareholders ratify the issuance of the Fornova Note.

What is the dilutive impact of the Fornova Note?

Should Fornova exercise its right to convert the Fornova Note into shares of the Company’s common stock at the exercise price of $1.01 per share, the Company would have to issue 495,049 shares to Fornova. As of August 31, 2009, the Company had 8,171,796 shares of common stock issued and outstanding. Thus, the shares issuable under the Fornova Note represent 6.06% of the currently outstanding shares. If these shares are issued, the Company would then have 8,666,845 shares outstanding, of which 5.71% would be owned by Fornova. The following table illustrates Fornova’s percentage ownership of the Company before and after the issuance of shares under the Fornova Note:

Number of CBI shares currently held by Fornova	Number of CBI shares held by Fornova following conversion of the Fornova Note	Percentage of currently outstanding CBI shares represented by shares underlying the Fornova Note	Percentage of CBI shares owned by Fornova following conversion of Fornova Note*
0	495,049	6.06%	5.71%

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Board of Directors will reconsider the Fornova Note and the Company’s obligations thereunder. In addition, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2(C)

APPROVAL OF THE AMENDMENT OF THE FORNOVA NOTE

TO REDUCE THE CONVERSION PRICE THEREUNDER

(ITEM 2(C) ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

On April 8, 2009, the Company received a notice stating that the Company’s stock was subject to potential delisting from the NASDAQ Capital Market for failing to comply with Marketplace Rule 4310(c)(3) (now NASDAQ Listing Rule 5550(b)), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. NASDAQ has since determined that the Company has not met the requirements of Rule 5550(b). The Company is appealing this decision and will need to provide NASDAQ with a specific plan detailing how it will achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As part of the Company’s plan to achieve and sustain compliance, the Company is seeking shareholder approval to lower the exercise price of the Fornova Note from $1.01 to $0.50. This will make it more likely that Fornova will exercise the note, increasing the Company’s stockholder’s equity.

What is the dilutive impact of lowering the conversion price of the Fornova Note?

Should the conversion price of the Fornova Note be lowered to $0.50 per share, then the number of shares underlying the Fornova Note would increase from 495,049 to 1,000,000. This represents 12.24% of the Company’s currently outstanding 8,171,796 shares of common stock. If these shares are issued, the Company would then have 9,171,796 shares outstanding, of which 10.90% would be owned by Fornova. The following table illustrates Fornova’s percentage ownership of the Company before and after the issuance of shares under the Fornova Note at both the current conversion price and the proposed conversion price:

Conversion Price	Number of CBI shares currently held by Fornova	Number of CBI shares held by Fornova following conversion of the Fornova Note	Percentage of currently outstanding CBI shares represented by shares underlying the Fornova Note	Percentage of CBI shares owned by Fornova following conversion of Fornova Note*
$1.01	0	495,049	6.06%	5.71%
$0.50	0	1,000,000	12.24%	10.90%

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Company will reconsider lowering the conversion price of the Fornova Note. The potential change of the conversion price will not result in an issuance of common stock in excess of the 20% threshold. As such the Company may lower the conversion price of the Fornova Note without shareholder approval if the Board of Directors believes it to be in the best interests of the Company to do so. However, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2(D)

APPROVAL OF THE ISSUANCE OF SERIES A WARRANTS TO FORNOVA

(ITEM 2(D) ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

On April 8, 2009, the Company received a notice stating that the Company’s stock was subject to potential delisting from the NASDAQ Capital Market for failing to comply with Marketplace Rule 4310(c)(3) (now NASDAQ Listing Rule 5550(b)), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. NASDAQ has since determined that the Company has not met the requirements of Rule 5550(b). The Company is appealing this decision and will need to provide NASDAQ with a specific plan detailing how it will achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As part of the Company’s plan to achieve and sustain compliance, the Company is seeking shareholder approval to issue 2,000,000 Series A Warrants with an exercise price of $0.71 per share to Fornova. The exercise of these Warrants would raise the Company’s stockholders’ equity and significantly contribute to sustaining the minimum $2,500,000 level required by Listing Rule 5550(b).

While a majority of the Board of Directors believes issuing the Warrants to Fornova is in the best interests of the shareholders and necessary to achieve compliance with the NASDAQ Capital Market listing requirements, it is possible that the PIPE Investors could view the issuance of these Warrants as a default under the PIPE. Under Section 9(s) of the subscription agreement dated December 31, 2007, by and among the Company and the PIPE Investors (the “Subscription Agreement”), the Company agreed to “not (i) directly or indirectly issue any Common stock or instruments convertible, exercisable or exchangeable for Common Stock at a per share of Common Stock equivalent price of less than $2.75”. While the Company has received verbal assurance from the PIPE investors that the issuance of the Fornova Warrants will not place the Company in default, should issuance of the Fornova Warrants place the Company in default of its obligations under the PIPE, the Company could be forced to repay all monies currently owed to the PIPE Investors. Nevertheless, the Company believes the issuance of Series A Warrants to Fornova is necessary to both achieve compliance with the NASDAQ Capital Market listing requirements and to maintain the continued investment support of Fornova.

What is the dilutive impact of the Fornova Series A Warrants?

Exercise of all of the Series A Warrants would result in the issuance of 2,000,000 shares to Fornova and would increase the number of outstanding CBI shares to 10,171,796. The 2,000,000 shares owned by Fornova would then equal 19.66% of the outstanding shares of the Company. The effect of exercise of the Fornova Series A Warrants is illustrated in the table below:

Number of shares underlying Series A Warrants currently held by Fornova	Number of shares underlying proposed Fornova Series A Warrants	Percentage of outstanding CBI shares represented by proposed Fornova Series A Warrants following exercise*
0	2,000,000	19.66%

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2 and does not include any other shares that may be currently held, issuable or convertible.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

Why is CBI seeking approval of the proposal?

The warrants to be issued to Fornova, if exercised, could result in an issuance of stock in excess of the 20% threshold. To comply with NASDAQ Marketplace and Listing Rules the Company must first obtain shareholder approval before issuing such warrants.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Company will not be able to issue the warrants to Fornova. This would impede the Company’s ability to achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As such, the Company would have to modify its plan to achieve and sustain compliance. In addition, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

When do you expect the Series A Warrants to Fornova to be issued?

The Company currently anticipates that it will issue the warrants on or about October 10, 2009, subject to approval at its annual meeting of shareholders on October 9, 2009.

A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2(E)

APPROVAL OF THE ISSUANCE OF SERIES B WARRANTS TO FORNOVA

(ITEM 2(E) ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

On April 8, 2009, the Company received a notice stating that the Company’s stock was subject to potential delisting from the NASDAQ Capital Market for failing to comply with Marketplace Rule 4310(c)(3) (now NASDAQ Listing Rule 5550(b)), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. NASDAQ has since determined that the Company has not met the requirements of Rule 5550(b). The Company is appealing this decision and will need to provide NASDAQ with a specific plan detailing how it will achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As part of the Company’s plan to achieve and sustain compliance, the Company is seeking shareholder approval to issue 500,000 Series B Warrants with an exercise price of $1.01 per share to Fornova. The exercise of these Warrants would raise the Company’s stockholders’ equity and significantly contribute to sustaining the minimum $2,500,000 level required by Listing Rule 5550(b).

While the Company believes issuing the Warrants to Fornova is in the best interests of the shareholders and necessary to achieve compliance with the NASDAQ Capital Market listing requirements, it is possible that the PIPE Investors could view the issuance of these Warrants as a default under the PIPE. Under Section 9(s) of the subscription agreement dated December 31, 2007, by and among the Company and the PIPE Investors (the “Subscription Agreement”), the Company agreed to “not (i) directly or indirectly issue any Common stock or instruments convertible, exercisable or exchangeable for Common Stock at a per share of Common Stock equivalent price of less than $2.75”. While the Company has received verbal assurance from the PIPE investors that the issuance of the Fornova Warrants will not place the Company in default, should issuance of the Fornova Warrants place the Company in default of its obligations under the PIPE, the Company could be forced to repay all monies currently owed to the PIPE Investors. Nevertheless, the Company believes the issuance of Series B Warrants to Fornova is necessary to both achieve compliance with the NASDAQ Capital Market listing requirements and to maintain the continued investment support of Fornova.

What is the dilutive impact of the Fornova Series B Warrants?

Exercise of all of the Series B Warrants would result in the issuance of 500,000 shares to Fornova and would increase the number of outstanding CBI shares to 8,671,796. The 500,000 shares owned by Fornova would then equal 5.77% of the outstanding shares of the Company. The effect of exercise of the Fornova Series B Warrants is illustrated in the table below:

Number of shares underlying Series B Warrants currently held by Fornova	Number of shares underlying proposed Fornova Series B Warrants	Percentage of outstanding CBI shares represented by proposed Fornova Series B Warrants following exercise*
0	500,000	5.77%

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2 and does not include any other shares that may be currently held, issuable or convertible.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

Why is CBI seeking approval of the proposal?

The warrants to be issued to Fornova, if exercised, could result in an issuance of stock in excess of the 20% threshold. To comply with NASDAQ Marketplace and Listing Rules the Company must first obtain shareholder approval before issuing such warrants.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Company will not be able to issue the warrants to Fornova. This would impede the Company’s ability to achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As such, the Company would have to modify its plan to achieve and sustain compliance. In addition, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

When do you expect the Series B Warrants to Fornova to be issued?

The Company currently anticipates that it will issue the warrants on or about October 10, 2009, subject to approval at its annual meeting of shareholders on October 9, 2009.

A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2(F)

APPROVAL OF THE ISSUANCE OF SERIES A WARRANTS TO VPL

(ITEM 2(F) ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

On April 8, 2009, the Company received a notice stating that the Company’s stock was subject to potential delisting from the NASDAQ Capital Market for failing to comply with Marketplace Rule 4310(c)(3) (now NASDAQ Listing Rule 5550(b)), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. NASDAQ has since determined that the Company has not met the requirements of Rule 5550(b). The Company is appealing this decision and will need to provide NASDAQ with a specific plan detailing how it will achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As part of the Company’s plan to achieve and sustain compliance, the Company is seeking shareholder approval to issue 3,920,139 Series A Warrants with an exercise price of $0.71 per share to VPL. The exercise of these Warrants would raise the Company’s stockholders’ equity and significantly contribute to sustaining the minimum $2,500,000 level required by Listing Rule 5550(b).

While the Company believes issuing the Warrants to VPL is in the best interests of the shareholders and necessary to achieve compliance with the NASDAQ Capital Market listing requirements, it is possible that the PIPE Investors could view the issuance of these Warrants as a default under the PIPE. Under Section 9(s) of the subscription agreement dated December 31, 2007, by and among the Company and the PIPE Investors (the “Subscription Agreement”), the Company agreed to “not (i) directly or indirectly issue any Common stock or instruments convertible, exercisable or exchangeable for Common Stock at a per share of Common Stock equivalent price of less than $2.75”. While the Company has received verbal assurance from the PIPE investors that the issuance of the VPL Warrants will not place the Company in default, should issuance of the VPL Warrants place the Company in default of its obligations under the PIPE, the Company could be forced to repay all monies currently owed to the PIPE Investors. Nevertheless, the Company believes the issuance of Series A Warrants to VPL is necessary to both achieve compliance with the NASDAQ Capital Market listing requirements and to maintain the continued investment support of VPL.

What is the dilutive impact of the VPL Series A Warrants?

Exercise of all of the Series A Warrants would result in the issuance of 3,920,139 shares to VPL and would increase the number of outstanding CBI shares to 12,091,935. The 3,920,139 shares issued to VPL would then equal 32.42% of the outstanding shares of the Company. The effect of exercise of the VPL Series A Warrants is illustrated in the table below:

Number of shares underlying Series A Warrants currently held by VPL	Number of shares underlying proposed VPL Series A Warrants	Percentage of outstanding CBI shares represented by proposed VPL Series A Warrants following exercise*
0	3,920,139	32.42%

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2 and does not include any other shares that may be currently held, issuable or convertible.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

Why is CBI seeking approval of the proposal?

The warrants to be issued to VPL, if exercised, could result in an issuance of stock in excess of the 20% threshold. To comply with NASDAQ Marketplace and Listing Rules the Company must first obtain shareholder approval before issuing such warrants.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Company will not be able to issue the warrants to VPL. This would impede the Company’s ability to achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As such, the Company would have to modify its plan to achieve and sustain compliance. In addition, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

When do you expect the Series A Warrants to VPL to be issued?

The Company currently anticipates that it will issue the warrants on or about October 10, 2009, subject to approval at its annual meeting of shareholders on October 9, 2009.

A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL 2(G)

APPROVAL OF THE ISSUANCE OF SERIES B WARRANTS TO VPL

(ITEM 2(G) ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

On April 8, 2009, the Company received a notice stating that the Company’s stock was subject to potential delisting from the NASDAQ Capital Market for failing to comply with Marketplace Rule 4310(c)(3) (now NASDAQ Listing Rule 5550(b)), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. NASDAQ has since determined that the Company has not met the requirements of Rule 5550(b). The Company is appealing this decision and will need to provide NASDAQ with a specific plan detailing how it will achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As part of the Company’s plan to achieve and sustain compliance, the Company is seeking shareholder approval to issue 653,357 Series B Warrants with an exercise price of $1.01 per share to VPL. The exercise of these Warrants would raise the Company’s stockholders’ equity and significantly contribute to sustaining the minimum $2,500,000 level required by Listing Rule 5550(b).

While the Company believes issuing the Warrants to VPL is in the best interests of the shareholders and necessary to achieve compliance with the NASDAQ Capital Market listing requirements, it is possible that the PIPE Investors could view the issuance of these Warrants as a default under the PIPE. Under Section 9(s) of the subscription agreement dated December 31, 2007, by and among the Company and the PIPE Investors (the “Subscription Agreement”), the Company agreed to “not (i) directly or indirectly issue any Common stock or instruments convertible, exercisable or exchangeable for Common Stock at a per share of Common Stock equivalent price of less than $2.75”. While the Company has received verbal assurance from the PIPE investors that the issuance of the VPL Warrants will not place the Company in default, should issuance of the VPL Warrants place the Company in default of its obligations under the PIPE, the Company could be forced to repay all monies currently owed to the PIPE Investors. Nevertheless, the Company believes the issuance of Series B Warrants to VPL is necessary to both achieve compliance with the NASDAQ Capital Market listing requirements and to maintain the continued investment support of VPL.

What is the dilutive impact of the VPL Series B Warrants?

Exercise of all of the Series B Warrants would result in the issuance of 653,357 shares to VPL and would increase the number of outstanding CBI shares to 8,825,153. The 653,357 shares issued to VPL would then equal 7.40% of the outstanding shares of the Company. The effect of exercise of the VPL Series B Warrants is illustrated in the table below:

Number of shares underlying Series B Warrants currently held by VPL	Number of shares underlying proposed VPL Series B Warrants	Percentage of outstanding CBI shares represented by proposed VPL Series B Warrants following exercise*
0	653,357	7.40%

*	For purposes of this table, the percentage assumes no other issuances under the other subparts of Proposal 2 and does not include any other shares that may be currently held, issuable or convertible.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal and a majority of the total votes cast on each of the other subparts of Proposal 2.

Why is CBI seeking approval of the proposal?

The warrants to be issued to VPL, if exercised, could result in an issuance of stock in excess of the 20% threshold. To comply with NASDAQ Marketplace and Listing Rules the Company must first obtain shareholder approval before issuing such warrants.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Company will not be able to issue the warrants to VPL. This would impede the Company’s ability to achieve and sustain compliance with the NASDAQ Capital Market listing requirements. As such, the Company would have to modify its plan to achieve and sustain compliance. In addition, if this proposal is not approved, all other subparts of Proposal 2 will fail, as each subpart of Proposal 2 is contingent upon the approval of all subparts of Proposal 2.

When do you expect the Series B Warrants to VPL to be issued?

The Company currently anticipates that it will issue the warrants on or about October 10, 2009, subject to approval at its annual meeting of shareholders on October 9, 2009.

A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

CUMULATIVE EFFECT OF PROPOSAL 2

The following table illustrates the cumulative effect of the approval of Proposal 2 in its entirety and the issuance of all shares in connection with each subpart of Proposal 2. As of August 31, 2009, the Company had 8,171,796 shares outstanding. Should each subpart of Proposal 2 be approved, 11,248,096 additional shares would become issuable. Thus if all shares are issued under all subparts of Proposal 2, the Company would have 19,419,892 shares outstanding.

Proposal	Shares issuable	Percentage of current outstanding CBI shares*	Percentage of CBI shares following issuance of all shares under Proposal 2**
Fornova Note exercised at $0.50	1,000,000	12.24%	5.15%
Modification Agreement	3,174,600	38.85%	16.35%
Fornova Series A Warrants	2,000,000	24.47%	10.30%
Fornova Series B Warrants	500,000	6.12%	2.57%
VPL Series A Warrants	3,920,139	47.97%	20.19%
VPL Series B Warrants	653,357	8.00%	3.36%

*	Percentage is based on 8,171,796 shares outstanding as of August 31, 2009.

**	Percentage is based on 19,419,892 shares outstanding should all shares be issued under all subparts of Proposal 2. Percentage assumes no exercise or conversion of any other outstanding notes, options or warrants, including PIPE warrants or any issued incentive stock options.

The following table illustrates the current fully diluted shares held by the PIPE investors, Fornova and VPL, as well as the fully diluted ownership following the approval of all subparts of Proposal 2.

Entity	Fully diluted shares now (actual shares held plus shares currently convertible or exercisable)	Percentage of fully diluted shares now	Fully diluted shares after approval of all subparts of Proposal 2	Percentage of fully diluted shares after approval of all subparts of Proposal 2**
PIPE Investors, as a group*	2,653,250	23.44	4,393,350	20.55
Fornova	495,049	4.38	3,500,000	16.37
VPL	2,613,426	23.09	7,186,922	33.61

*	Does not give effect to the approval of Proposal 3 discussed below, which is independent from this Proposal 2. Includes shares convertible under the original Modification Agreement as well as Class A Warrants to purchase 975,000 shares and Class B Warrants to purchase 243,750 shares, however without approval of Proposal 2, these shares will not be issued as the 20% threshold has already been reached.

**	Does not include option grants

PROPOSAL THREE

APPROVAL OF THE ALPHA CONVERTIBLE NOTE AND ALPHA WARRANTS

(ITEM 3 ON THE PROXY CARD)

Why is the Company proposing the action to be voted on?

The Company plans to issue a $150,000 Senior Secured Note to Alpha (the “Alpha Note”). The Alpha Note is a senior secured note with an 18% annual interest payment, payable quarterly. Under the terms of the Alpha Note, the Company has agreed to use its reasonable best efforts to obtain shareholder approval to convert the Alpha Note to a loan with terms similar to those of the PIPE Note. In accordance with those terms, the Company is now seeking shareholder approval to convert the Alpha Note into a convertible note convertible into shares of the Company’s common stock at a conversion price of $0.50. The interest rate on the convertible note is to be 8% per annum. Additionally, the Company is proposing to issue to Alpha warrants to purchase 600,000 shares of the Company’s common stock. The exercise price of the warrants will be equal to the lower of $1.01 or 102% of the closing bid price on the day preceding the issue date of the warrants.

What is the dilutive impact of the Alpha Convertible Note?

Should Alpha convert the Alpha Note and exercise all of the warrants associated with the Alpha Note, the Company would have to issue 900,000 shares to Alpha. As of August 31, 2009, the Company had 8,171,796 shares of common stock issued and outstanding. Thus, the shares issuable under the Alpha Note and associated warrants represent 11.01% of the currently outstanding shares. If these shares are issued, the Company would then have 9,071,796 shares outstanding, of which 9.92% would be owned by Fornova. The following table illustrates the effect of the conversion of the Alpha Note and the exercise of the warrants associated with the Alpha Note:

Number of CBI shares currently underlying Alpha Note	Number of CBI shares underlying Alpha Note following proposed modification	Percentage of currently outstanding CBI shares represented by shares underlying the modified Alpha Note	Percentage of CBI shares represented by modified Alpha Note and warrants following exercise
0	900,000	11.01%	9.92%

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal.

What happens if the proposal is not approved?

If the proposal is not approved by the Company’s shareholders, then the Alpha Note will be unaffected and will remain as a $150,000 non-convertible senior secured note. If the proposal is not approved, the passage of Proposal 2 will not be affected in any way.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL FOUR

APPROVAL OF THE SALE OF THE DIVISIONS

(ITEM 4 ON THE PROXY CARD)

This discussion of Proposal Three is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as
Exhibit A to this proxy statement and is incorporated in this proxy statement by reference.

What am I voting on?

You are being asked to vote on the approval of the sale of the Divisions to Bostwick Laboratories, Inc. a Delaware corporation (“Bostwick”) for a purchase price of $1,075,000 cash at closing plus payment over a five year period of twenty-five percent (25%) of all net revenues from the sale, lease or other transfer of products embodying or that exploit the technology known by the working name HEPARREST (the “Asset Sale”).

Why did the Company enter into the Purchase Agreement?

The Board of Directors concluded that the completion of the Asset Sale for a purchase price of (i) $1,075,000 cash at closing, (ii) payment over a five year period of twenty-five percent (25%) of all net revenues from the sale, lease or other transfer of products embodying or that exploit the technology known by the working name HEPARREST and (iii) assumption by Bostwick of a certain equipment lease is advisable, fair to and in the best interests of the Company’s shareholders after due consideration of numerous factors, including but not limited to the following:

•	information concerning the Company’s financial performance, condition, business operations and prospects of the Company and the Divisions;

•

the Board of Directors’ view that with other strategic alternatives available to the Company, the Purchase Agreement is the best alternative for the Company, taking into account price, terms, and the Company’s financial viability and inability of the Company to raise new capital to fund ongoing operations;

•	the terms of the Purchase Agreement; and

•	the need to close a sale quickly because of the potential inability of the Company to continue to meet its working capital needs.

What will happen if the Purchase Agreement and the Asset Sale are approved?

If the Purchase Agreement and the Asset Sale are approved, the Company will consummate the Asset Sale subject to satisfaction of the closing conditions set forth in the Purchase Agreement.

Who is the Purchaser?

Bostwick operates a pathology reference laboratory providing services to physicians, patients and managed care organizations.

What is the purchase price for the assets being sold in the Asset Sale?

The purchase price for the assets being sold in the Asset Sale includes: (i) $1,075,000 cash paid at closing, (ii) payment over a five year period of twenty-five percent (25%) of all net revenues from the sale, lease or other transfer of products embodying or that exploit the technology known by the working name HEPARREST and (iii) assumption by Bostwick of a certain equipment lease.

What assets are being sold to Bostwick?

The assets of the Divisions to be sold include the following (collectively, the “Assets”): inventory; fixed assets, laboratory equipment and supplies; to the extent transferrable, the existing customer contracts of the Divisions, certain other contracts, arrangements, licenses, leases and agreements of the Divisions; certain prepaid items; to the extent transferable, the permits held by the Company and used in the operations of the Divisions; to the extent transferrable, the intellectual property assets used in the operations of the Divisions; all goodwill, telephone, and telecopy related to the Divisions; and records relating to the Divisions.

What assets are not being sold to Bostwick?

The Company will retain the following assets: (i) its accounts receivable; (ii) the domain name “www.cbi-biotech.com” and the names and marks “Commonwealth Biotechnologies, Inc.,” “CBI,” “CBI Services” and any other name or mark that includes a variation or extension of CBI and/or Commonwealth Biotechnologies; (iii) all real estate; (iv) all insurance policies; (v) all bank accounts, cash on hand and cash equivalents; (vi) all tax deposits and other non-operating deposits; (vii) all advances to affiliated entities; (viii) all loans and notes; (ix) all investments to fund retirement benefits and all other investments in non-operating assets; (x) the Company’s interest in Mimotopes Pty. Ltd. and its assets; (xi) the Company’s interest in VPL; (xii) the Company’s printed marketing materials and stationery, (xiii) certain corporate records; (xiv) intellectual property assets not used in the operation of the Divisions and certain other intellectual property assets, including the Company’s accounting software, data and corporate records; (xv) all assets of any type, tangible and intangible, and in whatever form, that relate to activities or operations of the Company, actual, historical or anticipated, not conducted in or through the Divisions; and (xvi) print and electronic copies of, as well as all associated rights in, all data, databases, compilations, software and files relating to the corporate organization and historical operations of the Company, including, without limitation, the Company’s corporate records, accounting software and records, the Company’s employment records and email addresses; and copies of sales, purchase and other business records of the Divisions.

What liabilities will be assumed by Bostwick?

Under the terms of the Purchase Agreement, Bostwick will assume a certain equipment lease by and between the Company and Technology Leasing Concepts, Inc. In addition, Bostwick will be obligated for certain liabilities that arise after the closing under certain assumed contracts, as well as liabilities that arise after the closing as a result of the ownership or use by Bostwick of the Assets. Other than the liabilities being assumed by Bostwick, the Company will remain responsible for all of its liabilities, such as tax liabilities, liabilities relating to employment matters and liabilities existing prior to the closing of the Asset Sale, including those relating to the Assets.

Will Bostwick offer employment the employees of the Division?

As part of the Asset Sale, Bostwick will offer employment to certain employees of the Company, including, Robert B. Harris, President of the Company and Thomas R. Reynolds, Executive Vice President Science and Technology.

Will the Company retain any employees after the closing?

Except as described above, upon completion of the Asset Sale, the Company anticipates that it will terminate the employment of most, if not all, of its employees related to the Divisions.

Will the Company have continued responsibility for employment obligations following the closing?

Upon completion of the Asset Sale, the Company will remain responsible for any current or past obligations, if any, it may have to its employees, including, without limitation, vacation pay, vested benefits, accrued salary, severance, and any other amounts due any employee of the Company.

Will the Company be restricted from competing with Bostwick following the closing?

The Purchase Agreement provides that the Company and Bostwick will enter into the Non-Competition Agreement, a copy of which is attached hereto as Exhibit B, which will restrict the Company’s ability to compete with Bostwick by (i) locating any business in the Commonwealth of Virginia that would engage in activities in a competitive capacity that compete with Bostwick’s operation of the Divisions or (ii) soliciting existing named customers of the Divisions. The Non-Competition Agreement allows the Company to engage in the following activities irrespective of the geographic location of such activities: any activities of (a) Mimotopes Pty Ltd, (b) VPL or (c) any other entity that is or may become affiliated or associated with the Company through merger, consolidation, asset purchase or other acquisition provided that such entities shall not solicit the existing named customers of the Divisions. In addition, the Company may engage in regulatory consulting services in the areas of pharmaceuticals, bio-pharmaceuticals, diagnostics and/or medical devices.

What business will the Company conduct following the closing?

After the Asset Sale, the Company will no longer operate the Divisions. However, the Company will (a) continue to be a reporting company immediately after the Asset Sale; (b) continue to conduct business through the Company’s interests in Mimotopes Pty. Ltd. and VPL and (c) hold the assets excluded from the Asset Sale.

Following the closing, what will happen to the real property which houses the Divisions?

The Purchase Agreement provides that Bostwick and the Company will enter into the Lease Agreement, a copy of which is attached hereto as Exhibit C, pursuant to which the Company will lease to Bostwick the real property located at 601 Biotech Drive, Richmond, Virginia 23235 that houses the Divisions (the “Biotech Drive Property”). The Lease Agreement provides for (i) a five year lease term, with one five year renewal option (ii) base rent of $579,492 per annum, escalated at 2.5% per annum; (iii) a security deposit of $144,873; (iv) payment by tenant of all utilities, real estate taxes, property owner’s association assessments, and property insurance, (v) purchase by tenant of a full heating, ventilation and air conditioning equipment preventative maintenance contract; (vi) tenant’s co-funding of the costs of repairs in the amount of $1,500 per repair up to $125,000 during the initial term and $125,000 during the extended term, if applicable and (vii) a right of first refusal to purchase the Biotech Drive Property in favor of the tenant.

What are the conditions to closing the Asset Sale?

Conditions to closing of the Asset Sale include, but are not limited to: the accuracy, at closing, in all material respects of the representations and warranties of the Company in the Agreement; at closing, there shall not have been any material adverse changes in the Divisions or the Assets since the date of the Purchase Agreement; Bostwick shall have received a release from Transact Capital Partners, LLC confirming that in no event shall Bostwick be liable or otherwise obligated to pay any fees or other amounts which may or may not be due and payable pursuant to that certain Representation Agreement dated June 23, 2008 by and among TCP, Robert R. Harris and Thomas R. Reynolds and any amendments thereto or otherwise related to the Asset Sale; Robert R. Harris and Thomas R. Reynolds, two key employees of the Company, shall each have executed a Severance, Agreement, Waiver and Release of Claims in favor of the Company; the approval of the Purchase Agreement by the Company’s shareholders; the approval of the Purchase Agreement by the Company’s lender, Branch Banking & Trust Company; the approval of the Purchase Agreement by the investors/holders of certain Secured Convertible Promissory Note(s) dated December 31, 2007 made by the Company. The obligations of the Company to complete the Asset Sale are also subject to additional conditions at closing, such as the transfer of the Assets to Bostwick.

Under what circumstances can the Purchase Agreement be terminated?

The Purchase Agreement may be terminated (i) by mutual written consent of the Company and Bostwick at any time before the closing; (ii) by either Bostwick or the Company if there has been a material breach on the part of the other of a representation, warranty or agreement contained in the Purchase Agreement; and (iii) by Bostwick on or before July 30, 2009 (the “Feasibility Termination Date”) in the event that Bostwick is not satisfied for any reason with the results of its due diligence investigation; or (iv) by either the Company or Bostwick if the closing has not occurred on or before October 28, 2009. On July 22, 2009, Bostwick notified the Company that Bostwick is waiving its right to terminate the Purchase Agreement prior to the Feasibility Termination Date.

What representations, warranties and covenants are made by the Company in the Purchase Agreement?

The Purchase Agreement contains customary representations and warranties, covenants.

How long following the closing of the asset sale do the representations, warranties and covenants survive?

Subject to certain exceptions, the representation and warranties of the parties will survive the closing of the Asset Sale for thirty-six months.

What indemnification obligations are included in the Purchase Agreement?

Each party has agreed to indemnify the other party for losses, costs, expenses or damages resulting from any breach of a representation, warranty or agreement set forth in the Purchase Agreement and to defend the other party against any third party claim or litigation in certain circumstances and subject to certain restrictions and limitations. In addition, the Company has agreed to indemnify Bostwick for any liabilities and obligations relating to the Company’s termination of any employee. The Company’s indemnification obligations will be secured by a third priority Deed of Trust granted by the Company encumbering the Biotech Drive Property.

What are the federal and state income tax consequences of the Asset Sale?

The Company believes that it will not incur any federal or state income taxes as a result of the Asset Sale because of its net operating loss and carry forwards exceed the purchase price of the Assets.

What is the amount of the payment that shareholders will receive assuming the Asset Sale is consummated?

The Company’s shareholders will not receive any payments, whether as a dividend or a distribution in liquidation, as a direct result of the asset sale.

How will disputes under the Purchase Agreement be resolved?

Any dispute under the Purchase Agreement will be submitted to binding arbitration.

What will happen if the Purchase Agreement and the Asset Sale is not approved?

As of July 31, 2009, the Company had $360,453 of cash and cash equivalents and accounts payable of $1,140,701. If the Purchase Agreement and the Asset Sale are not approved by our shareholders, we believe that our existing cash and cash equivalents, and interest income would not be sufficient to meet the Company’s operating and capital requirements (including payment of all costs and fees related to the Asset Sale) for more than a few months. Changes in our collaborative relationships or our business, whether or not initiated by us, may affect the rate at which the Company depletes its cash and cash equivalents. Accordingly, if the Asset Sale is not completed, whether due to the Company’s shareholders not approving the Purchase Agreement and the Asset Sale or due to all closing conditions not being satisfied or waived, the Company will attempt to secure additional financing.

Caution Regarding Forward-Looking Statements.

This proxy statement contains forward-looking information within the meaning of the private Securities Litigation Reform Act of 1995. This forward-looking information may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms. Among other forward-looking information, the statements above relating to consummation of the Asset Sale and costs and charges and estimated timing for exit actions or incurrence of costs and charges in connection with those actions constitute forward-looking statements.

Forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company and the Divisions that involve substantial uncertainty and substantial risk, including: the risk that the Asset Sale will not be consummated, the risk that the Company will incur significant costs in connection with the Asset Sale, whether or not it is completed; the risk that conditions and other contingencies to consummation and closing of the Asset Sale will not occur; the risk that anticipated benefits from the Asset Sale may not be reached or may take longer to realize than expected; the risk that the Company’s shareholders and lenders will not approve the Asset Sale; the risk that estimated or anticipated costs, charges and liabilities to settle and complete the exit from and disposal of the Divisions, including retained obligations and contingent risks for assigned obligations, may differ or be greater than anticipated; the risk that and the effect of any regulatory approvals or conditions. The reader is urged to consider all such factors. If these or other significant risks and uncertainties occur, or if the Company’s estimates or underlying assumptions prove inaccurate, actual results, including actual costs and timing, could differ materially. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.

Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, the Company cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Are there risks related to the Asset Sale?

There are numerous and varied risks related to the Asset Sale. Some of the risks that prospective investors should consider are presented below.

The Company cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction of various conditions, many of which are beyond the Company’s control, including, but not limited to, the approval of the Asset Sale by the Company’s shareholders, and a termination right by either party if the Asset Sale is not completed by October 28, 2009. The Company cannot guarantee that it will be able to satisfy the closing conditions set forth in the Purchase Agreement. If the Company is unable to satisfy the closing conditions in the Purchase Agreement, Bostwick will not be obligated to complete the Asset Sale and the Company may still incur the significant transaction costs described below.

The Company will incur significant costs in connection with the Asset Sale, whether or not it is completed.

The Company currently expects to incur approximately $             of costs related to the Asset Sale, excluding costs expended to date. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. The Company may also incur additional unanticipated expenses in connection with the Asset Sale. Approximately $                 of the costs related to the Asset Sale, such as legal fees, will be incurred regardless of whether the Asset Sale is completed.

The Asset Sale will not be completed if it is not approved by the Company’s shareholders or if the Purchase Agreement is terminated pursuant to its terms, and the Company may not be able to secure additional financing to continue its business in that event.

As of July 31, 2009, the Company had $360,453 of cash and cash equivalents and accounts payable of $1,140,701. If the Asset Sale is not approved by the Company’s shareholders, the Company believes that its existing cash and cash equivalents and interest income would not be sufficient to meet its operating and capital requirements (including payment of all costs and fees related to the Asset Sale) for more than a few months.

The Purchase Agreement will expose the Company to contingent liabilities.

Under the Purchase Agreement, the Company has agreed to indemnify Bostwick for a number of matters including the breach of the Company’s representations, warranties and covenants contained in the Purchase Agreement. See discussion of indemnification obligations set forth above.

The public announcement of the proposed Asset Sale might adversely affect the Company’s operating results and ability to retain key management and personnel.

On July 21, 2009, the Company issued a press release announcing the Asset Sale. The Asset Sale may cause the Company’s customers and suppliers to terminate or modify their relationship with the Company until after the outcome of the shareholder vote has been determined and may also adversely impact our ability to retain key management and personnel who are involved in the operation of the Divisions. Even if the Asset Sale is not consummated, these negative effects could continue indefinitely.

What vote is required to approve the proposal?

Approval of the proposal requires the affirmative vote of a majority of the total votes cast on this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL

PROPOSAL FIVE

APPROVAL OF THE COMMONWEALTH BIOTECHNOLOGIES, INC.

2009 STOCK INCENTIVE PLAN

(ITEM 3 ON THE PROXY CARD)

What am I voting on?

The Board of Directors adopted The Commonwealth Biotechnologies, Inc. 2009 Stock Incentive Plan (the “2009 Plan”) on March 27, 2009, subject to approval by the shareholders of the Company.

The Board of Directors believes that the 2009 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Nonemployee Directors”).

How is the 2009 Plan administered?

The 2009 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Awards made to Nonemployee Directors will be approved by the Board. The 2009 Plan provides the Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2009 Plan, the Committee has the discretion to determine the terms of each award. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares that may be subject to grants made under this delegation.

What kind of awards may be granted?

Awards under the 2009 Plan may be in the form of stock options or shares of restricted or incentive stock.

Who is eligible to receive awards?

Employees of the Company and Nonemployee Directors may be selected by the Committee to receive awards under the 2009 Plan. The benefits or amounts that may be received by or allocated to participants under the 2009 Plan will be determined at the discretion of the Committee and are not presently determinable.

How many shares are available for issuance under the 2009 Plan?

The maximum number of shares as to which stock awards may be granted under the 2009 Plan is 1,000,000 shares. The closing price of a share of the Company’s common stock on August 27, 2009 was $0.75, as reported on the NASDAQ Capital Market.

Upon what terms may options be awarded?

Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) by any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Upon what terms may restricted stock be awarded?

An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Internal Revenue Code (“Code”) Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Upon what terms may incentive stock be awarded?

An award of incentive stock granted under the 2009 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the aware, but the Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

Are awards made under the 2009 Plan transferable?

Except as provided below, no award under the 2009 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

When does the 2009 Plan terminate?

The 2009 Plan will terminate on the tenth anniversary of the date it is approved by shareholders, and no award will be granted under the plan after that date.

How can the 2009 Plan be amended?

The 2009 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company no such amendment may increase the limitations set forth in the 2009 Plan on the number of shares that may be issued under the 2009 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

What are the tax consequences of the 2009 Plan?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2009 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Where can I get a copy of the 2009 Plan?

This summary is not a complete description of all provisions of the 2009 Plan. A copy of the 2009 Plan is attached hereto as Exhibit D.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF WITT MARES, PLC

(ITEM 4 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of Witt Mares, PLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the 2009 fiscal year. BDO Seidman, LLP, the Company’s former independent registered public accounting firm, resigned as the Company’s independent registered public accounting firm on December 23, 2008, following review of the Company’s consolidated financial statements for the quarter ending September 30, 2008. The Audit Committee of the Board of Directors then appointed Witt Mares, PLC to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the 2008 fiscal year. Witt Mares, PLC audited the Company’s 2008 financial statement and the Audit Committee has recommended that Witt Mares, PLC be reappointed for 2009. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of Witt Mares, PLC for 2009 be ratified by shareholders.

What services does Witt Mares, PLC provide?

Audit services provided by Witt Mares, PLC for fiscal 2008 included the examination of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting and certain tax-related services. The Company anticipates that Witt Mares, PLC will provide the same services in 2009

Will a representative of Witt Mares, PLC be present at the meeting?

One or more representatives of Witt Mares, PLC will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

What if this proposal is not approved?

If the appointment of Witt Mares, PLC is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU

VOTE FOR THE ADOPTION OF THIS PROPOSAL.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, and (ii) the Company’s two other most highly compensated executive officers (collectively, the “Named Executive Officers”) during each of the Company’s last two fiscal years:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All other Compensation ($)		Total ($)
Richard J. Freer, Ph.D.	2008	167,900	—	12,557	43,800	4,344	(2)	228,601
COO	2007	215,250	—	85,927	—	14,666	(3)	315,843
Robert B. Harris, Ph.D.	2008	191,500	—	12,557	24,800	7,816	(4)	236,703
President	2007	215,250	—	6,307	32,187	10,067	(5)	231,624
Paul D’Sylva, Ph.D.	2008	162,500	—	6,250	—	16,588	(7)	185,338
CEO(6)	2007	156,628	—	—	52,400	60,011	(8)	269,039

(1)	Amounts reflect the dollar amount recognized for the fiscal years ended December 31, 2008 and December 31, 2007, in accordance with FAS123(R) and thus may include amounts from awards granted in prior fiscal periods.

(2)	Consists of a $4,344 payment for life and disability insurance in 2008.

(3)	Consists of a $5,400 travel allowance, a $8,544 payment for health and dental insurance and a $722 payment for life and disability insurance in 2007.

(4)	Consists of a $4,372 payment for health and dental insurance and a $3,444 payment for life and disability insurance in 2008

(5)	Consists of a $5,400 travel allowance, a $3,881 payment for health and dental insurance and a $786 payment for life and disability insurance in 2007.

(6)	Dr. D’Sylva served as the Company’s CEO until January 23, 2009. Bill Guo currently serves as the Company’s acting CEO.

(7)	Consists of a $15,568 payment for health and dental insurance and a $1,020 payment for life and disability insurance in 2008.

(8)	Consists of $50,000 in relocation costs, a $9,225 payment for health and dental insurance and a $786 payment for life and disability insurance in 2007.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	828,936	$5.27	1,217,519
Equity compensation plans not approved by security holders (1)	0	$0	0
Total	828,936	$5.27	1,217,519

(1)	This amount does not include the shares underlying the Company’s 2009 Stock Incentive Plan proposed in this proxy statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning the value of outstanding equity awards held by the Named Executive Officers as of December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Paul D’Sylva, Ph.D.	40,000	—	2.09	02/21/2017	—		—
Richard J. Freer, Ph.D.	7,069		3.75	12/31/2011	100,000	(2)	26,000
	26,500	—	3.85	11/09/2012
	7,885	—	4.80	01/03/2018
	10,000		3.30	11/13/2013
	10,000		6.00	01/01/2017
	20,000		4.35	01/01/2017
Robert B. Harris, Ph.D.	12,619	—	3.85	11/09/2011
	10,000		3.30	11/13/2013
	10,000	—	6.00	01/03/2015
	20,000	—	5.35	02/03/2015
	3,943	—	4.80	01/03/2016
	30,000		2.48	01/03/2018

(1)	Based upon the closing price of the Company’s common stock on December 31, 2008, as reported by the NASDAQ Capital Market of $0.26 per share.

(2)	Restricted Shares vest in equal quarterly installments of 10,000 Shares beginning on January 1, 2010.

MANAGEMENT – BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of Dr. Freer and Mr. Guo, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

ROBERT B. HARRIS, PH.D.

President

Age – 56

Since founding the Company in 1992, Dr. Harris has served as the President of the Company. He also served the Company as its Chief Executive Officer from 2002 to 2007. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a Full Professor. Dr. Harris received a joint bachelor’s degree in Chemistry and Biology from the University of Rochester, and a master’s degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

JAMES H. BRENNAN

Vice President, Financial Operations

Age – 56

Mr. Brennan became the Company’s Vice President, Financial Operations in January 2006. From December 1997 until January 2006, he served as the Company’s Controller. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a tobacco product manufacturer. In 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor’s degree in Political Science from Mount St. Mary’s College and a master’s degree in Business Administration from Averett College.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S

NAMED EXECUTIVE OFFICERS

RICHARD J. FREER, PH.D.

As of January 1, 2008, the Company entered into an amended employment agreement with Dr. Freer pursuant to which Dr. Freer will serve the Company as Chairman of the Board and Chief Operating Officer. This agreement expires on December 31, 2011. The employment agreement provides Dr. Freer with:

•	a base salary of at least $202,500, with any amount above such minimum level to be determined by the Board of Directors;

•	a grant, on January 1, 2008 and annually on January 1 for each subsequent year of his contract, of 35,000 restricted shares of common stock;

•

an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall be $25,000 per year;

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Freer is eligible to receive incentive stock options to purchase an aggregate of 10,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant;

•

a grant of 50,000 shares of restricted common stock on June 27, 2005 and a grant of 50,000 shares of restricted common stock on January 1, 2006, with such shares vesting in quarterly installments of 10,000 shares beginning on January 1, 2010; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Freer’s death, the Company shall pay Dr. Freer’s beneficiary an amount equal to (i) one month’s salary, and (ii) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Dr. Freer’s death. In addition, upon Dr. Freer’s death, all unvested, restricted shares of the Company’s common stock held by Dr. Freer shall immediately vest.

If the Company terminates Dr. Freer’s employment for any reason or if Dr. Freer terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Freer is entitled to (a) a lump cash sum equal to the aggregate amount of one year’s salary and (b) medical, dental and life insurance benefits for the same 12-month period.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Freer, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Freer would be entitled to receive (a) a lump cash sum equal to the aggregate amount of two years’ salary and (b) medical, dental and life insurance benefits for the same 24-month period. In addition, all unvested options and shares of restricted stock held by Dr. Freer will immediately vest.

To the extent Dr. Freer becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments, the Company shall pay Dr. Freer the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2009.

The agreement contains a non-competition provision, which prohibits Dr. Freer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

ROBERT B. HARRIS, PH.D.

As of January 1, 2007, the Company entered into an employment agreement with Dr. Harris pursuant to which Dr. Harris will serve the Company as President. This agreement expires on December 31, 2011. The employment agreement provides Dr. Harris with:

•	a base salary of at least $225,000, with any amount above such minimum level to be determined by the Board of Directors;

•

an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall be $25,000 per year; and

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Harris is eligible to receive incentive stock options to purchase an aggregate of 5,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Harris’ death, the Company shall pay Dr. Harris’ beneficiary an amount equal to (a) one month’s salary, and (b) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Dr. Harris’ death.

The Company may terminate Dr. Harris’ employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Harris.

If the Company terminates Dr. Harris’ employment for any reason other than for “Cause” or if Dr. Harris terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Harris is entitled to (a) receive salary and benefits for a period of twelve months following the date of termination and (b) medical, dental and life insurance benefits until December 31, 2011.

To the extent that the Company has not offered to renew this agreement or enter into another employment arrangement with substantially similar or better terms for Dr. Harris on or before the date that is one year prior to the expiration date of this agreement, Dr. Harris may declare the Company in default, and terminate this agreement for “Good Reason.” As such, Dr. Harris would be entitled to the benefits noted above for such a termination.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Harris, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Harris would be entitled to receive the benefits noted above. In addition, all unvested options and shares of restricted stock held by Dr. Harris will immediately vest.

To the extent Dr. Harris becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments, the Company shall pay Dr. Harris the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2011.

The agreement contains a non-competition provision, which prohibits Dr. Harris from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Who served on the Audit Committee of the Board of Directors?

The members of the Audit Committee as of December 31, 2008 were Samuel P. Sears, Jr., James D. Causey and Donald A. McAfee, Ph.D. Dr. McAfee has since resigned from the Board of Directors on January 21, 2009 and Eric V. Tao replaced him on the Audit Committee. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The Board of Directors has determined that Samuel P. Sears, Jr., who is an independent director, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at
www.cbi-biotech.com under Investor Relations.

How does the Audit Committee conduct its meetings?

During 2008, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of the Company’s independent registered public accounting firm and the Company’s Vice President of Financial Operations, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accountant in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2008?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•

discussed with Witt Mares, PLC, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from Witt Mares, PLC and BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Witt Mares, PLC and BDO Seidman, LLP its independence. The Audit Committee has concluded that both Witt Mares, PLC and BDO Seidman, LLP are independent from the Company and its management.

When did the Company change its independent registered public accounting firm?

The Company received written notice from BDO Seidman, LLP on October 30, 2008 of its decision not to stand for re-election as the Company’s independent registered public accountant for the fiscal year ending December 31, 2008. BDO Seidman, LLP’s audit reports on the financial statements of the Company for the fiscal years ending December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Prior to receiving the notification from BDO Seidman, LLP, the Company’s Board of Directors had not recommended or approved a decision to change the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2007 and 2006, and through December 23, 2008, there were no reportable events as defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K, no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the subject matter in connection with their opinion on the Company’s consolidated financial statements for such years.

On February 18, 2009, the Company engaged Witt Mares, PLC as its independent registered public accountant to audit the Company’s financial statements. Prior to the engagement of Witt Mares, PLC, the Company did not consult with such firm regarding the application of accounting principles to any specific completed or proposed transaction nor did the Company consult with such firm regarding the type of audit opinion that might be rendered on the Company’s financial statements, and Witt Mares, PLC did not provide any written or oral advice or opinion regarding any such accounting, auditing or financial reporting issue. The Company also did not consult with Witt Mares, PLC regarding any matter that was either the subject of a disagreement or a reportable event as described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

BDO Seidman, LLP’s decision not to stand for re-election was disclosed by the Company in a current report on Form 8-K, filed with the SEC on November 6, 2009. It was also reported in a current report on Form 8-K filed on January 6, 2009 and amendments thereto on Form 8-K/A filed on January 13, 2009 and January 21, 2009. The decision to appoint Witt Mares, PLC was reported in a current report on Form 8-K, filed on February 24, 2009.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2008?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal 2008.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2008?

The Audit Committee has reviewed and discussed the fees paid to BDO Seidman, LLP during 2008 for audit, audit-related, tax and other services, and the fees paid to Witt Mares, PLC for 2008 audit services which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with BDO Seidman, LLP and Witt Mares, PLC’s independence.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of December 31, 2008:

Samuel P. Sears, Jr., Chairman

James D. Causey

Donald A. McAfee, Ph.D.

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

FEES PAID TO THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal 2008 and 2007, the Company paid BDO Seidman, LLP’s fees in the aggregate amount of $107,000 and $225,000, respectively, for the annual audit of our financial statements in 2007 and the quarterly reviews of the financial statements included in our Forms 10-QSB and 10-Q for both 2008 and 2007.

For fiscal 2008, the Company paid Witt Mares, PLC fees in the aggregate amount of $97,000 for the annual audit of our financial statements.

Audit Related Fees

During fiscal 2008 and 2007, the Company paid BDO Seidman, LLP $4,600 and $34,000, respectively, for audit-related services. The Company did not pay Witt Mares, PLC any fees for audit-related services in fiscal 2008 or 2007.

Tax Fees

During fiscal 2008 and 2007, the Company paid BDO Seidman, LLP $17,700 and $11,000, respectively, for tax services. The Company did not pay Witt Mares, PLC any fees for tax-related services in fiscal 2008 or 2007.

All Other Fees

Aggregate fees billed for all other services rendered by BDO Seidman, LLP and Witt Mares, PLC for fiscal 2008 and 2007 were $0 and $0, respectively.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table below contains certain information about the beneficial owners known to the Company as of August 31, 2009 of more than 5% of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)
Venturepharm Laboratories, Ltd.(2) No. 3 Jinzhuang, Si Ji Qing Haidian District, Beijing People’s Republic of China	2,613,426	31.98%

(1)	This amount does not give effect to any issuance under any subpart of Proposal 2.

(2)	As of August 19, 2008, VPL acquired the outstanding stock from Pharm Aust Chemistry LTD, and Australian limited company. Total shares transferred were 2,150,000. On July 7, 2008, the Company completed a sale of stock subject to a $1 million put right with VPL. Under the terms of the Put Agreement, the Company sold 463,426 shares of common stock to VPL at a price of $2.15 per share. In consideration of the sale of shares, the Company received $500,000 in cash and 2,229,664 of VPL’s ordinary shares.

This table demonstrates the alignment of the interests of the Company’s directors and executive officers with the interests of our shareholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and Named Executive Officers as a group as of August 31, 2009. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)(1)
Paul D’Sylva, Ph.D.(2)	290,316	3.55
Richard J. Freer, Ph.D.(3)	326,753	4.00
Robert B. Harris, Ph.D.(4)	191,451	2.34
Samuel P. Sears, Jr.(5)	98,476	1.21
James D. Causey(6)	27,000	*
Bill Guo(7)	2,613,426	31.98
Eric Tao(8)	0	*
Maria Song, M.D., Ph.D.(9)	0	*
All directors and executive officers as a group (8 persons)(10)	3,547,422	43.41

*	Less than 1%.

(1)	Applicable percentages are based on 8,171,796 shares outstanding on August 31, 2009. Also includes shares of common stock subject to options and warrants that may be exercised within 60 days of August 31, 2009. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, CBI believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Dr. D’Sylva’s address is 601 Biotech Drive, Richmond, Virginia 23235.

(3)	Dr. Freer’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 51,454 shares of common stock.

(4)	Dr. Harris’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 46,299 shares of common stock.

(5)	Mr. Sears’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 35,029 shares of common stock.

(6)	Mr. Causey’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Causey includes currently exercisable options to purchase an aggregate of 24,000 shares of common stock.

(7)	Mr. Guo’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Guo represents shares of the Company’s common stock held by VPL Mr. Guo currently serves as CEO of VPL

(8)	Mr. Tao’s address is 601 Biotech Drive, Richmond, Virginia 23235.

(9)	Dr. Song’s address is 601 Biotech Drive, Richmond, Virginia 23235.

(10)	Includes currently exercisable options and warrants to purchase an aggregate of 265,811 shares of common stock within 60 days of August 31, 2009.

GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended December 31, 2008 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s common stock. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that all reports were timely made.

Availability of Form 10-K and Annual Report to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235, by calling (804) 648-3820 or via the Internet at www.cbi-biotech.com.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. We incorporate by reference the financial information required by Item 13 of Schedule 14A, including Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosure About Market Risk, Item 8 – Financial Statements and Supplementary Data, and Item 9 – Changes in and Disagreements with Accountants and Accounting and Financial Disclosure from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 31, 2009.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by May 21, 2010. All written proposals should be submitted to: Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

EXHIBIT A

ASSET PURCHASE AGREEMENT

by and between

Bostwick Laboratories, Inc.

and

Commonwealth Biotechnologies, Inc.

dated as of

July 16, 2009

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into this 16th day of July, 2009 (the “Effective Date”), by and between BOSTWICK LABORATORIES, INC. (the “Purchaser”), a Delaware corporation, and COMMONWEALTH BIOTECHNOLOGIES, INC. (the “Seller”), a Virginia corporation.

1. Recitals.

The Seller is engaged in the business of providing research and development and support services, including laboratory support related to (i) molecular biology; (ii) protein expression & analysis and peptide synthesis & purification; (iii) bio-analytical services; (iv) assay development and validation; and (v) microbiology, virology & biosafety testing, on a fee-for-service basis to governmental agencies, the biotechnology and pharmaceutical industry and other entities, in all cases providing such services through CBI Services and Fairfax Identity Laboratories (FIL) at Richmond, Virginia (the operations of CBI Services and Fairfax Identity Laboratories referred to collectively herein as the “Business”). The Purchaser wishes to purchase substantially all of the assets of Seller comprising the Business, including its goodwill, and the Seller wishes to sell such assets to the Purchaser. Accordingly, the parties agree as follows.

2. Purchase of Assets.

2.1. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell and convey, free and clear of all liens, mortgages, pledges, security interests, and encumbrances, to the Purchaser, and the Purchaser shall purchase, on the Closing Date (as defined in Section 3.4), all of the following non-real estate assets of the Seller associated with the Business (collectively, the “Assets”):

2.1.1. Seller’s inventory (the “Inventory”), and all future rebates, discounts (including trade, volume and cash discounts and rebates), credits, refunds and other cost adjustments relating to purchases of inventory that have not been received or fully utilized by the Seller prior to the Closing Date;

2.1.2. the fixed assets and laboratory equipment identified on Schedule 2.1.2 attached hereto (the “Fixed Assets”) and supplies located at the Office Property at Closing;

2.1.3. to the extent transferrable, the customer contracts identified on Schedule 2.1.3(a) attached hereto (the “Customer Contracts”) and all other contracts, arrangements, licenses, leases and agreements identified on Schedule 2.1.3(b) attached hereto, which schedules will be updated at Closing to include additional customer contracts entered into after the date of this Agreement, copies of which shall be delivered to the Purchaser at Closing (together with the Customer Contracts, the “Seller Contracts”);

2.1.4. Intentionally Omitted.

2.1.5. the prepaid and other items identified on Schedule 2.1.5 attached hereto (the “Prepaids”);

2.1.6. to the extent transferable, the Permits (as defined in Section 4.11 hereof);

2.1.7. the Intellectual Property Assets (as that term is defined in Section 4.12 hereof);

2.1.8. all goodwill related to the Business, telephone, telecopy related to the Business; and

2.1.9. its records relating to the Business that are relevant to the Purchaser’s use of the Business and performance under the Seller Contracts after the Effective Time, including customer lists and records, referral sources, research and development reports, production reports, equipment logs, and operating guides and manuals, and all records relating to liabilities assumed or incurred by the Purchaser pursuant to this Agreement (the “Records”), provided, however, Seller shall retain copies of all such Records.

2.2. The Seller will retain all assets not included in the Assets, including, without limitation, the following assets (the “Retained Assets”): (i) its accounts receivable; (ii) all right, title, and interest in the domain name “www.cbi-biotech.com” and the names and marks “Commonwealth Biotechnologies, Inc.”, “CBI,” “CBI Services” and any other name or mark that includes a variation or extension of CBI and/or COMMONWEALTH BIOTECHNOLOGIES (the “Excluded Names”); (iii) all real estate (subject to the Lease Agreement described herein), including all leasehold improvements; (iv) all insurance policies; (v) all bank accounts, cash on hand and cash equivalents; (vi) all tax deposits and other non-operating deposits; (vii) all advances to affiliated entities; (viii) all loans and notes; (ix) all investments to fund retirement benefits and all other investments in non-operating assets; (x) Mimotopes Pty. Ltd. and its assets, (xi) Seller’s joint venture interest with Venturepharm Laboratories Limited; (xii) Seller’s printed marketing materials and stationery, (xiii) all corporate records not set forth in Sections 2.1.8 and 2.1.9; (xiv) any right, title or interest in and to the intellectual property assets identified in Schedule 4.12(a) attached hereto, and (xv) all assets of any type, tangible and intangible, and in whatever form, that relate to activities or operations of Seller, actual, historical or anticipated, not conducted in or through the entities and divisions comprising the Business. In addition, the Retained Assets shall include print and electronic copies of, as well as all associated rights in, all data, databases, compilations, software and files relating to the corporate organization and historical operations of Seller, including, without limitation, Seller’s corporate records, accounting software and records, Seller’s employment records and email addresses. In addition, Seller shall be entitled to retain for its own use solely in the ordinary course of winding up its operation of the Business and dealings with vendors and customers of the Business, copies of sales, purchase and other business records of the Business. Notwithstanding anything contained herein to the contrary, Purchaser may, for a period of up to one (1) year after Closing, and while identifying the Business as conducted by it under a different name and mark of its choosing, indicate to existing customers that the Business is that “formerly known as CBI Services,” or words substantially to that effect, provided that it does so in a way that is not likely to cause customers or others to mistakenly believe that it is Seller or is associated with or sponsored by Seller.

2.3. Except as otherwise set forth in this Agreement, the Purchaser will not assume, pay, perform, or discharge or be liable or responsible for, any liabilities or obligations of Seller, including but not limited to trade payables. Seller shall remain liable for all its accounts payable and any other liability, indebtedness or obligation, including but not limited to any and all indebtedness or obligations arising under the Seller Contracts prior to the Effective Time.

2.4. Intentionally Omitted.

2.5. The Seller shall assign to Purchaser on the Closing Date the Intellectual Property in the form of the assignment appended hereto as Exhibit 2.5 (the “Assignment of Intellectual Property Assets”).

3. Purchase Price, Closing Date, and Closing.

3.1. In consideration of the sale of the Assets, Purchaser shall pay to Seller the Purchase Price as specified in Section 3.2 and pay Royalties to Seller as described in Section 3.6.

3.2. The purchase price for the Assets shall be One Million Seventy-five Thousand and No/100 Dollars ($1,075,000.00) (the “Purchase Price”). The Purchase Price shall be paid at Closing (as defined herein) by wire transfer of immediately available funds to the account of Kaufman & Canoles, A Professional Corporation.

3.3. The closing hereunder (the “Closing”) shall take place at the offices of Kaufman & Canoles at 1051 East Cary Street, Suite 1206, Richmond, Virginia 23219, at 1:00 p.m. on the Closing Date. Upon satisfaction of all of the conditions herein, the Purchaser will be deemed to have purchased the Assets as of 1:00 p.m. on the Closing Date (the “Effective Time”).

3.4. “Closing Date” shall mean the date mutually agreed to by the parties for the consummation of the transactions contemplated by this Agreement.

3.5. The Purchase Price shall be allocated in accordance with Schedule 3.5 attached hereto. After the Closing the Parties shall make consistent use of the allocations specified in Schedule 3.5 for all tax purposes and in all filings, declarations and reports with the Internal Revenue Service (“IRS”) in respect thereof, including the reports required to be filed under Section 1060 of the Internal Revenue Code (the “Code”). Purchaser shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any proceeding related to the determination of any income or other taxes related to this transaction, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

3.6. During the Royalty Term (as defined herein) the Purchaser agrees to pay to the Seller twenty-five percent (25%) of all Net Revenues from the sale, lease or other transfer of products embodying or that exploit the Covered Intellectual Property, as defined below, in connection with the sale or licensing of the technology known by the working name HEPARREST (“Royalties”).

3.6.1. For purposes of calculating Royalties payable, “Net Revenue” shall mean gross revenues received by Purchaser or its Affiliates from the sale, licensing, lease, rental or rendering of goods or services, as the case may be, that embody, exploit or derive in whole or in part the Covered Intellectual Property (i.e. would otherwise infringe the Covered Intellectual Property if undertaken by a third party), less deductions for all costs and expenses associated with the sale, licensing, marketing, development, manufacturing or rendering of products that embody, exploit or derive in whole or in part the Covered Intellectual Property as well any taxes collected, returns, refunds and credits made in the ordinary course of business.

3.6.2. For purposes of calculating Royalties payable, the “Covered Intellectual Property” means the Patents identified on Schedule 3.6.2 attached hereto and the Trade Secrets and other methods and inventions identified by the working name HEPARREST. The Covered Intellectual Property does not include other Marks and Net Names or Copyrights comprising the Intellectual Property Assets. As a result, Royalties shall not be due merely because, by way of example, products or services were marketed under a trade name or domain name assigned pursuant to this Agreement.

3.6.3. Subject to the terms of Section 11 hereof, Purchaser shall pay Royalties payable in full on a quarterly basis, not later than forty five (45) days after the close of the quarter of the entity through which it conducts the Business, and it shall provide with each Royalty payment a written report summarizing the gross revenues received that arose from exploitation of the Covered Intellectual Property, any allowable deductions, and the amount of Royalties payable.

3.6.4. The “Royalty Term” shall mean five (5) years from the Closing Date. Except as is expressly provided herein to the contrary, Purchaser shall have no obligation to continue to market, sell, license or transfer the Covered Intellectual Property during the Royalty Term.

3.7. Intentionally Omitted.

3.8. Seller shall have the right, not more than one (1) time in any calendar year, and only upon ten (10) days prior notice, to inspect, audit and copy, whether itself or through a designee of its choice (subject to reasonable confidentiality obligations), the books and records of Purchaser for purposes of verifying Royalties paid and payable. Such inspection and audit shall take place during regular business hours. Seller shall endeavor to conduct such inspection and audit so as to minimize disruption to Purchaser; Purchaser shall reasonably facilitate the full and expeditious conduct of the inspection and audit. Such inspection and audit shall be at Seller’s expense, except that, if it is determined that Purchaser underpaid Royalties by more than five (5) percent, then in addition to promptly remedying any underpayment, Purchaser shall pay the cost of the inspection and audit.

3.9. The obligations of the Purchaser set forth in this Section shall survive the Closing of the transactions contemplated hereby.

4. Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchaser as follows:

4.1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, is duly qualified to do business in all jurisdictions in which it is required to be qualified to do business, and has all requisite corporate power and authority to own and operate the Assets as and in the places now owned and operated and to carry on the Business as now being conducted and to own, sell and dispose of the Assets in accordance with this Agreement. The Seller has full corporate power and authority to execute, deliver and perform this Agreement and doing so will not violate any provision of law or contravene any provisions of its articles of incorporation or bylaws.

4.2. Except for its interest in Mimotopes Pty Ltd and its joint venture interest in Venturepharm Laboratories Limited, Seller has no whole or partly-owned subsidiaries. CBI Services and FIL are unincorporated divisions of Seller.

4.3. At Closing, this Agreement and the transactions provided for in this Agreement by the Seller shall have been duly authorized by the shareholders of the Seller; this Agreement has been duly executed on behalf of the Seller and constitutes a legal, valid and binding obligation of the Seller; neither the execution of this Agreement nor the transactions provided for, including the sale of the Assets, will violate, or result in a breach of, or constitute a default under, any law or any agreement or any instrument, order, judgment or decree to which the Seller is a party or to which it or any of its assets is subject; and no other corporate action is necessary to complete the transactions contemplated by this Agreement.

4.4. The Financial Statements of the Seller filed with the Securities and Exchange Commission (the “SEC”) for the periods ended December 31, 2008 and March 31, 2009 (collectively, the “Financial Statements”) fairly present the financial condition and the results of operations, changes in shareholder’s equity and cash flows of Seller as at the respective dates of and for the periods referred in such Financial Statements, all in accordance with generally accepted accounting principles. The Financial Statements reflect the consistent application of such accounting principles through the periods involved, except as disclosed in the notes of such Financial Statements.

4.5. Except as and only to the extent reflected or reserved against in the Financial Statements, and except for obligations incurred in the ordinary course of business since March 31, 2009, as of the Effective Date, the Seller has no material debts, liabilities, or other obligations (including without limitation, obligations for federal, state or local taxes or other governmental assessments or penalties, and obligations in advances, directly or indirectly, to Seller), absolute or contingent, due or to become due, and Seller does not know or have reasonable grounds for knowing the basis for any assertion against the Seller of any liability (including any tax liability) of any nature or in any amount not reflected on or reserved against in the Financial Statements.

4.6. Since March 31, 2009, there has not been any damage, destruction or casualty loss, whether covered by insurance or not, materially and adversely affecting any of the Assets or the Business.

4.7. The Seller has good and marketable title to all of the Assets and, except as set forth on Schedule 4.7 attached hereto, the Assets are free and clear of any mortgage, pledge, lien, adverse claim, security interest, title defect or other encumbrance. As of the Closing Date, all of the Assets shall be free and clear of any mortgage, pledge, lien, adverse claim, security interest, title defect or other encumbrance. The Assets, together with certain properties and assets held pursuant to valid leases or licenses, constitute all properties and assets which are presently being used in, the Business.

4.8. Intentionally Omitted.

4.9. All leases under which the Seller holds real or personal property used in connection with the operation of the Business are described in Schedule 4.9 hereto. True and complete copies of all such leases have been furnished previously to Purchaser. Except for those leases identified on Schedule 2.1.3(b) attached hereto, Seller understands that Purchaser will not assume, and the Assets will not include, any of Seller’s right, title or obligations under such leases.

4.10. All agreements, licenses, contracts or other arrangements to which Seller is a party and which are currently used by Seller to conduct the Business are identified on Schedule 2.1.3(b) and Schedule 4.9 attached hereto. True and complete copies of all such documents have been previously furnished to Purchaser. Each Seller Contract is in full force and effect, and to the Knowledge of Seller, neither party has violated any term of any such agreement in any material respect and no event of default under such Agreement has occurred. Purchaser understands that any or all of the Seller Contracts identified on Schedule 2.1.3(a) and Schedule 2.1.3(b) may or may not be assignable by Seller and may or may not require the consent of any other party. Notwithstanding the foregoing, Seller shall use best efforts to obtain the written consent, on terms reasonably acceptable to Purchaser, of Vigen Laboratories, Inc. to the transfer or assignment to Purchaser of the license agreement between Seller and Vigen Laboratories, Inc. dated February 28, 2001 for the use of certain patents all as described on Schedule 4.12(b).

4.11. Schedule 4.11 contains a complete and correct list of all permits, licenses, certificates, approvals, filings and other governmental authorizations and approvals (the “Permits”) which are material for the conduct of the Business as it has been conducted by Seller immediately prior to Closing, all of which have been duly made or obtained and are in full force and effect, and there are no proceedings pending or, to the Seller’s knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any of the Permits. To the extent any of the Permits are transferrable, the Seller shall transfer such Permit to the Purchaser. To the extent any of the Permits are not legally transferrable, the Seller shall, at Purchaser’s request, use reasonable efforts to assist the Purchaser in obtaining any and all Permits necessary for the Purchaser to operate the Business. Seller makes no warranties with respect to (a) the transferability of the Permits or (b) whether the Permits may be used at a location other than the Office Property.

4.12. (a) The term “Intellectual Property Assets” means the intellectual property rights, to the extent protectable under applicable domestic or foreign law, owned by Seller or in which Seller has rights under a license from another, used by Seller in the conduct of the Business, and material to the conduct of the Business as it was conducted immediately prior to Closing. In all cases, the Intellectual Property Assets include only those intellectual property rights held by Seller, used by it in the Business, and material to its conduct of the Business, including the Patents and other intellectual property rights associated with HEPARREST and Accutrack. The Intellectual Property Assets consist of the specific items listed in Schedules 4.12(b), 4.12(d), 4.12(e), 4.12(f)(i) and 4.12(h) and fall in the following general categories defined in this Section 4.12:

(i) Seller’s rights in names (other than the Excluded Names), assumed or fictional business names, trade names, registered and unregistered trademarks, service marks, trade dress, logos, together with associated translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (collectively, “Marks”);

(ii) foreign and domestic patents, patent applications, patent rights and patent inventions disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof and any patents and discoveries that issue from patent applications pending as of the Closing Date anywhere in the world which may be patentable and that are owned by Seller (collectively, “Patents”);

(iii) copyright interests in copyrightable works, applications for copyright registrations, registrations, in both published works and unpublished works and renewals in connection therewith (collectively, “Copyrights”);

(v) trade secrets and confidential business information (including rights in ideas, research and development, know-how, formulas, materials, compositions, manufacturing and production processes and techniques, technical data, designs, blue prints, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing data, process technology, plans, drawings and proposals, to the extent protectable under applicable law) relating to the Business that, to Seller’s Knowledge, are not generally known to others and that have been the subject of reasonable efforts by Seller to maintain their secrecy (collectively, “Trade Secrets”);

(vi) rights in the internet web sites and internet domain names and domain name registrations; and

(vii) to the extent transferable, rights under license agreements from third-parties to make, use, offer to sell or sell third-party patents, trademarks, trade secrets or copyrights.

Excepting only intellectual property associated with HEPARREST, the Intellectual Property Assets do not include any patent, trademark, trade name, domain name, trade secret, copyright or other intellectual property rights, including but not limited to intellectual property rights held under license agreements, that are not used in connection with the Business. In particular, but without limitation, the Intellectual Property Assets do not include any of the following: intellectual property rights of Seller not used in and/or not material to the conduct of the Business; intellectual property rights in Retained Assets; general know how of Seller’s officers, directors and employees; rights under license agreement that are not transferable and/or not transferred to Purchaser; Seller’s accounting software, data and corporate records, and any additional intellectual property rights in the subject matter listed in Schedule 4.12(a).

(b) Schedule 4.12(b) contains a complete and accurate list and summary description, of all Seller Contracts pursuant to which Seller has secured the right or license to use Intellectual Property Assets material to the conduct of the Business and owned in whole or in part by others. Seller has delivered to Purchaser accurate and complete copies of all such Seller Contracts, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs under which Seller is the licensee. There are no outstanding and, to Seller’s Knowledge, no threatened disputes or disagreements with respect to any such Seller Contract.

(c) (i) Except as set forth in Schedule 4.12(c)(i), the Intellectual Property Assets are all those that are material and necessary for the operation of the Business as it has been conducted by Seller immediately prior to the Closing. Except for Intellectual Property Assets held under license from third parties, to Seller’s Knowledge, it is the owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens and encumbrances, and that it has the right to use same without payment to a third party all such Intellectual Property Assets. Except as otherwise provided on Schedule 4.12(c)(i), the Intellectual Property Assets owned by Seller are transferable without restriction and no third party consent or approval for transfer is necessary, and to Seller’s Knowledge, the Intellectual Property Assets used under license from third-parties are transferable without restriction and no third-party consent or approval for transfer is necessary.

(ii) All former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information relating to the business of Seller.

(d) (i) The Covered Intellectual Property identified on Schedule 3.6.2 attached hereto relates solely to the technology known by the working name HEPARREST and to no other technology, product or service. Schedule 4.12(d) contains a complete and accurate list and summary description of all Patents owned by Seller and used in the Business and, except as identified on Schedule 4.12(a) attached hereto, all of such Patents are included in the Assets.

(ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date, and to the Knowledge of Seller are valid and enforceable.

(iii) No Patent is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller’s Knowledge, there is no potentially interfering patent or patent application of any third party.

(iv) To Seller’s Knowledge, and except as set forth in Schedule 4.12(d)(iv), (A) no Patent is infringed or has been challenged in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Seller in the Business infringes or is alleged to infringe any patent or other proprietary right of any other person.

(e) (i) Schedule 4.12(e) contains a complete and accurate list and summary description of all Marks.

(ii) All Marks that have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal legal requirements (including, as due and applicable, the timely post-registration filing of affidavits of use and incontestability and renewal applications), are not subject to any filing requirements falling due within ninety (90) days after the Closing Date, and to the Knowledge of Seller are valid and enforceable.

(iii) No Mark is now involved in any opposition, invalidation or cancellation proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any of the Marks.

(iv) To Seller’s Knowledge, there is no potentially interfering trademark or trademark application of any other person.

(v) To Seller’s Knowledge, no Mark is infringed or has been challenged or threatened as infringing or invalid. To Seller’s Knowledge, none of the Marks used by Seller infringes or has been alleged to infringe any trade name, trademark or service mark of any other person.

(f) (i) Schedule 4.12(f)(i) contains a complete and accurate list and summary description of all registered Copyrights material to the conduct of the Business.

(ii) All of the registered Copyrights are currently in compliance with formal legal requirements and, to the Knowledge of Seller, are valid and enforceable.

(iii) To the Seller’s Knowledge, no Copyright is infringed or has been challenged in any way. To the Seller’s Knowledge, none of the Copyrights infringes or has been alleged to infringe any copyright of any third party.

(g) (i) With respect to each Trade Secret, upon Closing Seller shall convey to Purchaser all written records and documents in its possession that describe the Trade Secrets used in and material to its conduct of the Business.

(ii) Seller believes it has taken reasonable precautions to protect the secrecy and confidentiality of the Trade Secrets, including but not limited to having employees sign written confidentiality agreements.

(iii) To Seller’s Knowledge, it is the owner of the Trade Secrets, the Trade Secrets are not part of the public knowledge or literature, and the Trade Secrets have not been used, divulged to or appropriated by any person (other than Seller and its employees or third parties subject to reasonable confidentiality obligations). To the Seller’s Knowledge, no Trade Secret is subject to any adverse claim or has been challenged in any way or infringes any intellectual property right of any other Person.

(h) (i) Schedule 4.12(h) contains a complete and accurate list and summary description of all Net Names.

(ii) As of Closing, all Net Names will be registered in the name of Seller and are in compliance with all formal legal requirements.

(iii) No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any Net Name.

(iv) To Seller’s Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.

(v) To Seller’s Knowledge, no Net Name is infringed or has been challenged, interfered with or threatened in any way. To Seller’s Knowledge, no Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark or domain name of any other person.

(i) To the Knowledge of Seller, none of the activities of the Business currently conducted by Seller infringes, violates or constitutes a misappropriation or unauthorized use of, any valid patent or any intellectual property right of any other person.

4.13. Except as otherwise disclosed in Schedule 4.13 attached hereto, the Seller is not involved in any pending or, to the Seller’s actual Knowledge, threatened litigation or any investigation by any governmental body or any legal, administrative or arbitration proceeding and is not subject to any judgment, award, order or decree. Except as otherwise disclosed in Schedule 4.13, the Seller does not know of, and has no reason to know of, any action, claim, suit, proceeding or investigation threatened against or affecting the Seller or any of the Assets. Except as otherwise disclosed in Schedule 4.13, no current or former shareholder of the Seller has any existing claim against the Seller or any of the Assets.

4.14. The Seller maintains in full force and effect the insurance policies relating to the Assets listed in Schedule 4.14 attached hereto. There has been no default in the payment of premiums on any such policy, and Seller has not received any notice of cancellation or nonrenewal of any such policy or of any claim for reduction of the coverage provided thereby. Seller has not reduced the amount or scope of coverage or increased its risk retention in the past five years, and in the Seller’s reasonable judgment, such insurance policies adequately insure the Seller.

4.15. Except as otherwise disclosed in Schedule 4.15 attached hereto, no officer, director or shareholder of the Seller has any substantial financial interest, direct or indirect, in any supplier, customer, lessor or lessee of the Seller or has in his possession any property or assets belonging to the Seller.

4.16. To the best of Seller’s knowledge, Seller has fully complied with all laws, ordinances, regulations and orders, including without limitation all zoning, safety and environmental laws, ordinances, regulations and orders, applicable to operation of the Business where the non-compliance would have a material adverse affect on the Business. To the best of Seller’s Knowledge, except as otherwise disclosed in Schedule 4.16 attached hereto, there is not currently and in the past during Seller’s ownership of the Office Property there has not been (i) any use, treatment, storage or disposal of any hazardous substance (as defined in 42 U.S.C. § 9601(14) and 40 C.F.R. § 302.4) or pollutant on the Office Property, except in compliance with applicable environmental laws, rules and regulations and the laws, rules, regulations of the Center for Disease Control and the United States Department of Agriculture with respect to select agents. (ii) to Seller’s actual Knowledge, any spill, leakage, discharge or release of any hazardous substance or material or pollutant thereon or therefrom. To the best of Seller’s Knowledge, and except as disclosed in Schedule 4.16 attached hereto, the Seller has not purchased or sold asbestos or any asbestos containing materials. The Seller is not subject to any liability or claim in connection with any environmental law or any use, treatment, storage or disposal of any hazardous substance or pollutant, or any spill, leakage, discharge or release of any hazardous substance or pollutant as a result of having owned or operated any business.

4.17. The Seller represents and warrants that except as listed in Schedule 4.17, the Hired Employees (as defined in Section 9.3) are not subject to any noncompetition covenant or other restrictive covenant which may restrict such employee’s activities (“Restrictive Covenant”).

4.18. No representation or warranty made by the Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not materially misleading.

5. Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Seller as follows:

5.1. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement, and doing so will not violate or contravene any provision of its articles of incorporation or bylaws.

5.2. The execution, delivery and performance of this Agreement, and each of the related transaction agreements to which Purchaser is a party, and the consummation of the transactions contemplated in this Agreement and each such related agreement by the Purchaser have been duly and validly authorized by Purchaser’s Board of Directors. Each of this Agreement and the related transaction agreements, specifically including, but not limited to, the Lease Agreement to be executed and delivered by the Purchaser at Closing, upon its execution and delivery as provided herein and therein, will constitute a legal, valid and binding obligation of the Purchaser.

5.3. The Purchaser has and will have at the Closing sufficient funds or available borrowing capacity to permit the Purchaser to consummate all the transactions contemplated hereby.

5.4. The Purchaser acknowledges that, except for the representations and warranties of the Seller specifically set forth in Section 4, Section 6 and the Schedules, the Purchaser has not relied on any information provided by the Seller in connection with the transactions contemplated by this Agreement as constituting a representation or warranty of the Seller.

6. Additional Covenants.

6.1. The Seller is the fee owner of that certain parcel of real property and improvements thereon described in Schedule 6.1 attached hereto and located at 601 Biotech Drive, Richmond, Virginia 23235 (the “Office Property”). At Closing, the Seller shall lease to the Purchaser the Office Property in accordance with the terms described herein, all as more specifically described in the Lease Agreement (the “Lease Agreement”) attached hereto as Exhibit 6.1. To the extent that the Lease Agreement, as it may be amended from time to time, conflicts with this Section 6.1, the Lease Agreement, as it may be amended, shall control.

6.1.1. The Lease Agreement shall be for a term of five (5) years and shall contain one (1) renewal option for a five (5) year renewal period.

6.1.2. The rent (the “Rent”) for the Office Property for the first year following the Closing Date shall be Five Hundred Seventy-Nine Thousand Four Hundred Ninety Two and 00/100 Dollars ($579,492.00), to be paid by the Purchaser to the Seller in equal monthly installments of $48,291.00 (the “Monthly Rental Payment”). Thereafter, the annual rent (which shall be paid in monthly installments by the Purchaser) shall have an escalation of 2.5% per annum, effective each successive year on the anniversary of the Closing Date. The Rent shall not include the cost of customary utilities and personal property taxes, which costs shall be paid by the Purchaser. Additionally, Purchaser is responsible for insurance covering its interests, such as for personal property items and liability. The Seller shall be responsible for its own insurance coverage as is customary and necessary in its position as the owner of the Office Property, provided, however, the cost of such insurance shall be reimbursed to Seller as additional rent.

6.1.3. Purchaser shall maintain the heating, ventilating, and air-conditioning systems of the Office Property pursuant to a maintenance contract purchased by Purchaser and shall be responsible for all other maintenance and repairs to the Office Property up to a limit of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per occurrence. The Seller shall be responsible for the cost in excess of One Thousand Five Hundred and No/100 Dollars ($1,500.00), provided however that Seller’s responsibility for maintenance and repairs in excess of Four Thousand and No/100 Dollars ($4,000.00) per occurrence shall be conditioned upon Purchaser’s delivery of written evidence from a commercial contractor that such repairs are necessary to maintain the Office Property in a first class condition. In no event shall Purchaser be liable for more than (i) One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in maintenance and repairs to the Office Property during the five year term of the Lease Agreement and (ii) One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in maintenance and repairs to the Office Property during the five (5) year renewal period. Purchaser shall be responsible for all other costs associated with the Office Property, including, without limitation, maintenance of parking and landscape areas, lighting, sidewalks and driveways, real estate taxes.

6.1.4. Purchaser shall use the Office Property solely for the operation of the Assets.

6.1.5. The Purchaser shall deposit in escrow for the benefit of the Seller, a security deposit equal to three (3) times the Monthly Rent Payment (the “Security Deposit”). The Security Deposit shall be held in escrow by the Seller and its successors and assigns and shall be credited by the Seller toward the final three (3) months of rent owed by the Purchaser under the Lease Agreement.

6.1.6. Upon request, Purchaser shall (i) execute and deliver an Estoppel Certificate to and for the benefit of any lender of the landlord or purchaser of the landlord’s interest in the Office Property and a Subordination, Non-Disturbance and Attornment Agreement, in such forms as reasonably required by any lender of the then landlord under the Lease and (ii) shall provide such financial information as reasonably requested by any proposed lender of landlord or purchaser of landlord’s interest in the Office Property.

6.2. During the five (5) year term of the Lease Agreement and during each renewal period thereafter, the Purchaser shall have the right of first refusal to purchase the Office Property in the event the Seller opts to sell the Office Property. The right of first refusal shall be based on the same terms and conditions as the Seller offers to a third party Purchaser. Purchaser’s right of first refusal may be exercised by (a) delivering to Seller written notice of its exercise thereof no later than five (5) business days after Seller’s delivery to Purchase of Seller’s notice of an offer to purchase the Office Property (evidence of such third party offer to purchase the Office Property shall be included in the notice delivered to Purchaser) and (b) delivery to Seller of a $250,000 earnest money deposit.

6.3. Purchaser and Seller represent and warrant to one another that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any valid claim against either for a finders fee, brokerage commission or other like payment.

6.4. Notwithstanding any investigation at any time conducted by any of the parties hereto, each of the parties hereto shall be entitled to rely on the representations and warranties of any of the other party set forth herein or in any schedule or exhibit hereto or any transaction document delivered to at Closing. The representations, warranties, covenants and agreements of the parties shall be true and accurate as of the Closing Date.

6.5. From the date hereof to the date of Closing, Seller agrees that Purchaser and its representatives shall have the continuing right to conduct a general due diligence review of Seller, the Business and the Assets, including the right to meet with Seller’s key clients, examine its financial, accounting and other records, and litigation files and otherwise inspect the Seller’s Business locations.

6.6. From the date hereof to the date of Closing, Seller shall conduct its business only in the ordinary course of business and shall not (i) increase any fee, wage or salary, or (ii) enter into any agreement, contract or other arrangement obligating Seller with respect to the Assets other than in the ordinary course of business with the prior written consent of Purchaser or (iii) incur any debt, obligation or liability (whether direct or indirect, contingent or otherwise) with respect to the Assets other than in the ordinary course of business. From the date hereof to the date of Closing, Seller shall pay or otherwise satisfy in the ordinary course of business all of its liabilities and obligations, including trade payables.

6.7. Each party agrees that, except as required by applicable law, it will not disclose, nor will it permit any of its employees, agents, or representatives to disclose, to any third party any confidential information obtained from any other party in connection with this Agreement or the transactions contemplated hereby or the fact that discussions regarding such transaction are taking place, without the consent of the other party.

6.8. Seller shall use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations, permits, licenses, orders and approvals of all governmental authorities and other persons reasonably required in connection with the execution, delivery and performance by it of this Agreement. Seller shall use good faith efforts to assist Purchaser in its efforts to negotiate the assignment or transfer of the Seller Contracts to Purchaser, which efforts shall include introducing Purchaser and its agents to such third parties and such other actions as may be reasonably required by Purchaser but shall exclude the payment of money by the Seller.

7. Closing Conditions.

7.1. The following conditions to the Purchaser’s obligations hereunder shall be satisfied by the Seller, or such other applicable third party, prior to or at, as specified herein, the Closing:

7.1.1. All of Seller’s representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of Closing.

7.1.2. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

7.1.3. At the Closing, the Seller shall execute and deliver to the Purchaser an executed bill of sale in a form substantially similar to Exhibit 7.1.3, the Assignment of Intellectual Property Assets, an assignment and assumption agreement in a form substantially similar to Exhibit 7.1.3.2 attached hereto transferring all of the Assets that are not transferred pursuant to the Bill of Sale or the Assignment of Intellectual Property Assets.

7.1.4. At the Closing, the Seller shall deliver to the Purchaser an executed Non-Compete Agreement in a form substantially similar to Exhibit 7.1.4 attached hereto executed by the Seller in favor of the Purchaser.

7.1.5. At the Closing the Seller shall deliver to the Purchaser the executed Lease Agreement and the executed Deed of Trust.

7.1.6. At the Closing, the Seller shall deliver an officer’s certificate, which shall verify certain facts and representations, in a form suitable to the Purchaser.

7.1.7. Each of the Hired Employees shall have executed an Employment Agreement with Purchaser as described in Section 9.3.

7.1.8. In the event there exists any Restrictive Covenant listed on Schedule 4.17, the Seller shall deliver to the Purchaser at closing a release of such Restrictive Covenants in a form suitable to the Purchaser.

7.1.9. At the Closing, Seller shall have delivered evidence reasonably acceptable to Purchaser that the mortgages, pledges, liens, adverse claims, security interests, title defects or other encumbrances identified on Schedule 4.7 attached hereto have been released.

7.1.10. At Closing, there shall not have been any Material Adverse Change in the Assets or the Business since the date hereof. As used in this Section, “Material Adverse Change” means any change, event, violation, inaccuracy or circumstance the effect of which is, individually or in the aggregate, both material and adverse to Assets or the Business.

7.1.11. As of the Closing Date, Purchaser shall have received a release or such other evidence as it may require, in a form satisfactory to Purchaser, from Transact Capital Partners, LLC (“TCP”) confirming that in no event shall Purchaser be liable or otherwise obligated to pay any fees or other amounts which may or may not be due and payable pursuant to that certain Representation Agreement dated June 23, 2008 by and among TCP, Robert R. Harris and Thomas R. Reynolds and any amendments thereto or otherwise related to the transaction contemplated hereby.

7.1.12. As of the Closing Date, Purchaser shall have received written consent from Technology Leasing Concepts, Inc. (“TLC”) to the assignment of that certain Master Lease by and between TLC and Seller dated January 20, 2005, and all amendments and schedules thereto.

7.1.13. As of the Closing Date, Seller shall have delivered such other documents as Purchaser may reasonably request to affect the transactions contemplated hereby.

7.2. The following conditions to the Seller’s obligations hereunder shall be satisfied by the Purchaser prior to or at, as specified herein, the Closing:

7.2.1. All of Purchaser’s representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of Closing.

7.2.2. All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

7.2.3. The Purchaser shall execute and deliver to the Seller all the documents described in Section 7.1 to which the Purchaser is a party.

7.2.4. The Purchaser shall pay to the Seller the Purchase Price pursuant to Section 3.2.

7.2.5. Each of the Hired Employees shall execute and deliver to the Seller the Waiver and Release.

7.2.6. The execution, delivery and performance of this Agreement, and each of the related transaction agreements to which Seller is a party, and the consummation of the transactions contemplated in this Agreement and each such related agreement by the Seller have been duly and validly authorized by Seller’s Board of Directors.

7.2.7. Seller shall have filed a proxy information statement concerning this Agreement with SEC, the SEC shall have approved the proxy statement, the execution, delivery and performance of this Agreement, and each of the related transaction agreements to which Seller is a party, and the consummation of the transactions contemplated in this Agreement and each such related agreement by the Seller have been duly and validly authorized by the requisite number of the Seller’s shareholders and the Seller shall have filed a form 8K with the SEC.

7.2.8. Branch Banking & Trust Company (or any lender which has loaned money to the Seller to refinance the existing Branch Banking & Trust Company credit facility extended to the Seller) has approved this Agreement and the transactions contemplated by this Agreement.

7.2.9. The investors/holders of certain Secured Convertible Promissory Note(s) dated December 31, 2007 have approved this Agreement and the transactions contemplated by this Agreement.

7.3. If the Closing shall occur, then all conditions precedent to the obligations of the parties hereto to close shall be deemed to have been met, except as to any item contained in a written agreement reserving the right to performance of such condition precedent.

8. Actions to be Taken Subsequent to Closing. The Seller agrees that it will at any time and from time to time after the Closing Date, upon request of the Purchaser, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the complete assigning, transferring, granting, assuring and confirming to the Purchaser and to its successors and assigns, and for aiding and assisting in obtaining or collecting and reducing to possession, any or all of the Assets purchased pursuant to this Agreement.

9. Employees.

9.1 Upon completion of the transactions contemplated hereby, the Seller anticipates that it will terminate the employment of most if not all of its employees related to the Business and will remain responsible for any current or past obligations, if any, it may have to its employees, including, without limitation, vacation pay, vested benefits, accrued salary, severance, and any other amounts due any employee of the Seller. Seller shall be responsible for complying with the requirements of the The Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 210l, et seq. (“WARN Act”), if necessary, and for any and all costs, expenses or penalties that may arise as a result of the failure to do so. The Purchaser expressly rejects and does not assume any existing employee benefit plan, agreement or other employee benefit obligation of the Seller and is not assuming any other obligation or liability thereunder or in connection therewith, or otherwise associated with the employment or termination of employment of Seller’s employees, including but not limited to liability under the WARN Act. The Seller anticipates that it will terminate any existing employee benefit plan, in accord with the applicable plan provisions, and to bear all expenses incurred in connection with such termination.

9.2 Except as set forth in Section 9.3, the Purchaser shall not be obligated to employ any person employed by the Seller nor shall the Purchaser assume or be responsible for any obligations of the Seller with respect to the Seller’s employees. The Seller shall provide as part of this transaction list of its current employees and will encourage its employees to seek employment with the Purchaser, but Seller does not guarantee that such employees will submit such applications or otherwise accept employment with Purchaser.

9.3 On or prior to the Closing Date, Purchaser shall offer employment effective as of the Effective Time (the “Hiring Date”) to the employees of Seller with respect to the Business (including employees who are not actively at work on account of illness, short-term disability or leave of absence) listed on Schedule 9.3 attached hereto (such employees who accept such offer and are employed by Purchaser, the “Hired Employees”). Such offers of employment shall be on such terms and conditions as determined in the sole discretion of Purchaser and shall be evidenced by an employment agreement (“Employment Agreement”). Purchaser and Seller shall jointly give notice to all Hired Employees that the active participation of the Hired Employees in the Seller’s employee benefit Plans shall terminate on the Hiring Date, as of which date the Hired Employees shall be eligible to participate in Purchaser’s employee benefit plans. In no event shall any such employee be entitled to accrue any benefits under any Seller employee benefit plans with respect to services rendered or compensation paid after the Hiring Date, except as such compensation may relate to services rendered prior to the Hiring Date. Except as otherwise expressly provided herein, with respect to the Hired Employees, Seller shall retain responsibility under the Seller employee benefit plans that are employee welfare benefit plans in which the Hired Employees participate with respect to all amounts that are payable by reason of, or in connection with, any and all welfare benefit claims made by the Hired Employees and their eligible dependents only to the extent the services related thereto are performed prior to the Hiring Date. Purchaser shall be responsible for all other welfare benefit claims made by the Hired Employees and their eligible dependents to the extent the services related thereto are performed for Purchaser on or after the Hiring Date. Prior to Closing, each of the Hired Employees shall have executed and delivered to Seller waivers and employment termination notices substantially in the form appended hereto as Exhibit 9.3 (each, a “Waiver and Release”).

The provisions of this Section 9 are for the sole benefit of the parties to this Agreement and their respective permitted successors and assigns, and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 9) under or by reason of any provision of this Agreement. Nothing contained in this Agreement is intended by the parties to constitute a plan amendment to any employee benefit plan of Seller or to any employee benefit plan of Purchaser. Nothing contained in this Agreement shall create any obligation on the part of the Purchaser or Seller to continue the employment of any employee for any period of time following the Closing.

10. Survival.

Except as provided for otherwise in this Agreement, all covenants shall survive the Closing (unless the Purchaser knows of any misrepresentation or breach of warranty at the time of the Closing. All of the representations and warranties, except for Section 4.7, made by Seller or Purchaser in this Agreement shall survive the Closing for a period of thirty six months (36) months from the Closing Date. Notwithstanding the foregoing, the representation and warranty made by Seller in Section 4.7 shall survive the Closing Date in perpetuity.

11. Indemnification.

11.1. The Seller shall indemnify and hold harmless the Purchaser, its successors and assignees in respect of any damage, expense or loss suffered by any of them resulting from:

11.1.1. Any misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking or agreement on the part of the Seller under this Agreement or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

11.1.2. All liabilities and obligations of and claims against the Seller or the Assets or arising from the conduct of the Business of the Seller prior to the Closing Date, including all debts, liabilities and obligations of any nature, absolute or contingent, foreseen or unforeseen, which are attributable or chargeable to the ownership and operation of the Business of the Seller prior to the Closing Date, specifically including, without limiting the foregoing, liability for products sold, or services provided, by the Seller or any subsidiary of the Seller and all environmental liabilities;

11.1.3. All liabilities and obligations resulting from the termination of any employee of the Seller; and

11.1.4. All actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including interest paid thereon and all reasonable attorneys’ fees incurred) incident to the foregoing.

11.2. The Purchaser shall indemnify and hold harmless the Seller, its successors and assignees, with respect to any damage, expense or loss suffered by any of them resulting from:

11.2.1. Any misrepresentation, breach of warranty or non-fulfillment of any covenant, undertaking or agreement on the part of the Purchaser under this Agreement or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Seller hereunder; and

11.2.2. All actions, suits, proceedings, demand, assessments, judgments, costs and expenses (including interest paid thereon and all reasonable attorney fees incurred), incident to the foregoing.

11.3. Seller or Purchaser, as the case may be (“Indemnified Party”), shall give notice to the other (“Indemnifying Party”), as soon as possible after the Indemnified Party has actual knowledge of any claim as to which indemnification may be sought in the amount thereof, if known, and supply any other information in the possession of the Indemnified Party regarding such claim, and will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the indemnified party, and provided further that the omission of the Indemnified Party to give the notice as provided herein will not relieve the Indemnifying Party of its indemnification obligation hereunder except to the extent that the omission results in a failure of actual notice to Indemnifying Party and the Indemnifying Party is materially damaged as a result of the failure to give notice. The Indemnifying Party may settle or compromise any third party claim or litigation with the consent of the Indemnified Party which consent may not be unreasonably withheld. The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense. In the event that the Indemnifying Party does not assume the defense of any matter as above provided, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion. In any event, the Indemnified Party will cooperate in the defense of any such action and the records of each party shall be available to the other with respect to such defense.

11.4. Indemnity obligations of the Indemnifying Party shall survive the applicable time period provided in Section 10 with respect to any claim made prior to the end of such period until the liability is finally determined.

11.5. Neither the Seller nor the Purchaser shall not have any liability for an indemnification claim under this Section 11, unless and until the aggregate adverse consequences associated with such claim exceed Five Thousand Dollars ($5,000) and then only for the amount which exceeds this threshold except this threshold shall not apply to any failure to pay the Purchase Price at Closing as required hereunder or to pay any liabilities assumed hereunder. The Seller’s and Purchaser’s indemnification obligations under this Section 11 shall in no event exceed the amount of the Purchase Price.

11.6. The Purchaser and the Seller acknowledge and agree that the foregoing indemnification provisions in this Section 11 shall be the exclusive remedy of the Purchaser with respect to the transactions contemplated by this Agreement (except in the event of actual fraud or intentional concealment on the part of the Seller in which event the indemnification provisions shall be in addition to any other remedies available at law or in equity).

11.7. In addition, if after completion of the arbitration proceedings in accordance with the provisions set forth in Section 14.8 below, the arbitrators determine that Purchaser has the right to be indemnified and held harmless under this Section 11, the Purchaser may offset all losses, claims, liabilities, obligations or expenses (including reasonable attorneys’ fees) incurred by it in relation thereto against any amounts due the Sellers as Royalties. The Purchaser shall exercise such right of offset by giving the Seller prior written notice thereof, which notice shall set forth the basis for such offset and the amount thereof.

11.8. To secure Seller’s indemnification obligations under this Section, Seller shall grant to Purchaser a third priority deed of trust (the “Deed of Trust”), in a form acceptable to Purchaser, encumbering the Office Property. Purchaser shall be responsible for recordation of the Deed of Trust and Purchaser and Seller shall pay equally any taxes or fees imposed in connection with such recordation. The Purchaser shall execute any such document as is necessary to release the Deed of Trust of record on the earlier date of (i) the date on which the Seller conveys the Office Property to a bona-fide third party in an arms length transaction or (ii) the date which is nine months after the Closing.

12. Expenses of the Parties.

Except as specifically provided herein, all expenses incurred by or on behalf of the parties hereto including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement shall be borne solely by the party who shall have incurred such expenses and the other party shall have no liability in respect thereof.

13. Termination.

13.1. This Agreement may be terminated by written notice given by either party as follows:

(i)	by mutual written consent of Seller and of Purchaser at any time before the Closing;

(ii)	by either Purchaser or Seller is there has been a material breach on the part of the other of a representation, warranty or agreement contained herein, or in any agreement or document delivered pursuant to this Agreement, which remains uncured for more than thirty (30) days following notice thereof; provided that the party terminating pursuant to this Section 13.1 is not then in material breach of any its representations, warranties or covenants contained herein;

(iii)	by Purchaser on or before fourteen (14) days after the Effective Date (the “Feasibility Termination Date”) in the event that Purchaser is not satisfied for any reason with the results of its due diligence investigation of Seller, the Business and the Assets; or

(iv)	by either Seller or Purchaser if the Closing has not occurred on or before ninety (90) days after the Feasibility Termination Date or such later date as may have been agreed upon by the parties, so long as the party desiring to terminate is not responsible for any delay in the Closing;

13.2. Each of Seller’s and Purchaser’s right to termination under this Section 13 is in addition to any other rights that they have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Notwithstanding the provisions of Section 13.1, Purchaser and Seller shall endeavor in good faith to close on or before sixty (60) days after the Feasibility Termination Date.

13.3. If either party terminates this Agreement pursuant to Section 13, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then committing willful default or willful breach); provided, however, that the confidentiality provisions contained herein shall survive termination. If any party terminates this Agreement other than as permitted by Section 13.1, the non-breaching party would suffer irreparable damage and therefore shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

14. Miscellaneous.

14.1. All notices and other communications provided for hereunder shall be in writing, unless otherwise specified, and shall be deemed to have been duly given (a) if delivered personally, with a receipt issued (including, without limitation, by a nationally recognized courier service), upon delivery, (b) if mailed, postage prepaid, registered or certified mail (return receipt requested), upon the earlier of the actual delivery or five (5) days after being mailed, or (c) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the following addresses or at such other addresses as the parties hereto may designate from time to time in writing:

If to the Seller:

Commonwealth Biotechnologies, Inc.

c/o James H. Brennan

601 Biotech Drive

Richmond, Virginia 23235

Fax: (804) 915-3830

With a copy to:

Bradley A. Haneberg, Esquire

Kaufman & Canoles, A Professional Corporation

Three James Center, Suite #1206

1051 East Cary Street

Richmond, Virginia 23219

Fax: (804) 771-5721

If to the Purchaser:

Bostwick Laboratories, Inc.

c/o David G. Bostwick, M.D., M.B.A., CEO

4355 Innslake Drive

Glen Allen, Virginia 23060

Fax: (        )         -

With a copy to:

Richard T. Bostwick, Esquire

4355 Innslake Drive

Glen Allen, Virginia 23060

Fax: 804-545-9719

14.2. As used herein, “Knowledge” and the phrases “to the Knowledge of Seller,” “Seller has not received notice,” “to Seller’s Knowledge,” “Seller is not aware” “Seller’s actual Knowledge” and any other similar phrases as used with respect to Seller (including references to such person being aware of a particular matter) means those facts that are actually known to or which, after reasonable investigation, should be known to any of Robert B. Harris, Thomas R. Reynolds, James H. Brennan, or Richard J. Freer.

14.3. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of laws principles thereof. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.4. This Agreement may be amended, modified, superseded or canceled only by a written instrument executed by all of the parties hereto. Notice or knowledge of any matter shall not constitute a waiver of any representation or warranty with respect to such matter. The waiver by any party of any breach of any provision shall not be construed as a waiver of any other provision by such party. Each party shall have the right to waive fulfillment of a condition or covenant or compliance with a representation or warranty of which it is the beneficiary, but such waiver may be made only by written instrument executed by such party.

14.5. All understandings and agreements of the parties are merged into this Agreement and the instruments and agreements specifically referred to herein. This Agreement inures to the benefit of and shall be binding on each of the parties hereto or any of them, their respective representatives and successors.

14.6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature page hereto shall be deemed an original if delivered by facsimile or similar electronic means, including without limitation by electronic mail in portable document format.

14.7. In the event any provision of this Agreement is deemed to be unenforceable, the remainder of this Agreement shall not be affected thereby and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

14.8. Notwithstanding any provision of this Agreement to the contrary, upon the request of any party hereto (each, a “Party” and collectively, the “Parties”), any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any agreement executed in connection herewith or contemplated hereby, or the breach, termination, interpretation, or validity hereof or thereof (hereinafter referred to as a “Dispute”), shall be finally resolved by mandatory and binding arbitration in accordance with the terms hereof. Any Party may bring an action in court to compel arbitration of any Dispute. Any Party who fails or refuses to submit any Dispute to binding arbitration following a lawful demand by the opposing Party shall bear all costs and expenses including reasonable attorneys’ fees incurred by the opposing Party in compelling arbitration of such Dispute. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be in Richmond, Virginia. The arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. (the “Federal Arbitration Act”). The arbitrator shall award all reasonable and necessary costs (including the reasonable fees and expenses of counsel) incurred in conducting the arbitration to the prevailing Party in any such Dispute. The Parties expressly waive all rights whatsoever to file an appeal against or otherwise to challenge any award by the arbitrators hereunder; provided, that the foregoing shall not limit the rights of any Party to bring a proceeding in any applicable jurisdiction to confirm, enforce or enter judgment upon such award (and the rights of the other Party, if such proceeding is brought to contest such confirmation, enforcement or entry of judgment, but only to the extent permitted by the Federal Arbitration Act). No provision of, nor the exercise of any rights under this Agreement shall limit the right of any Party to apply for injunctive relief or similar equitable relief with respect to the enforcement of this Agreement or any agreement executed in connection herewith or contemplated hereby, and any such action shall not be deemed an election of remedies. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The institution and maintenance of an action for injunctive relief or similar equitable relief shall not constitute a waiver of the right of any Party, including without limitation the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions of this Agreement. In addition to the authority conferred on the arbitration tribunal by the rules specified above, the arbitration tribunal shall have the authority to order reasonable discovery, including the deposition of party witnesses and production of documents. The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the Parties with no right of appeal. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. No Party waives any attorney client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Agreement. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information to the Parties’ legal counsel or auditors or those required by applicable law. The arbitrators shall determine the matters in dispute in accordance with the substantive law of Virginia, without regard to conflict of law rules. The arbitration shall be conducted by three (3) arbitrators. The Party initiating arbitration (the “Claimant”) shall appoint its arbitrator in its request for arbitration (the “Request”). The other Party (the “Respondent”) shall appoint its arbitrator within thirty (30) days after receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such thirty (30) day period, the arbitrator named in the Request shall decide the controversy or claim as sole arbitrator. Otherwise, the two (2) arbitrators appointed by the Parties shall appoint a third (3rd) arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent’s arbitrator. When the third (3rd) arbitrator has accepted the appointment, the two (2) Party appointed arbitrators shall promptly notify the Parties of the appointment. If the two (2) arbitrators appointed by the parties fail to appoint a third (3rd) arbitrator or so to notify the Parties within the time period prescribed above, then the appointment of the third (3rd) arbitrator shall be made by the American Arbitration Association, which shall promptly notify the Parties of the appointment. The third (3rd) arbitrator shall act as Chair of the panel. This arbitration provision constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. This arbitration provision shall survive any termination, amendment, renewal, extension or expiration of this Agreement or any agreement executed in connection herewith or contemplated hereby unless the Parties otherwise expressly agree in writing. The obligation to arbitrate any dispute shall be binding upon the successors and assigns of each of the Parties.

14.9. In the event of any legal action or proceeding (including any arbitration proceeding) arising out of or related to this Agreement, or any related document, the prevailing party shall be entitled to recover from such losing party all of its reasonable costs and expenses incurred in connection with such proceeding, including, without limitation, court costs and reasonable attorneys’ fees and expert witness and consultation fees, incurred at either the trial or appellate levels.

[Signatures appear on the following page]

[Signature page to Asset Purchase Agreement by and between Bostwick Laboratories, Inc. and

Commonwealth Biotechnologies, Inc.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser: Bostwick Laboratories, Inc.

By:	/s/ David G. Bostwick
David G. Bostwick
Chief Executive Officer

Seller: Commonwealth Biotechnologies, Inc.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

EXHIBIT B

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made as of this              day of             , 2009 (the “Effective Date”) by and among BOSTWICK LABORATORIES, INC. (“Purchaser”) and COMMONWEALTH BIOTECHNOLOGIES, INC. (“Seller”).

W I T N E S S E T H :

Concurrently with the execution and delivery of this Agreement, pursuant to the terms and conditions of an Asset Purchase Agreement dated                      (the “Asset Purchase Agreement”), the Purchaser is purchasing from Seller certain assets of the Seller used in the operation by Seller of the business of providing research and development and support services, including laboratory support related to (i) molecular biology; (ii) protein expression and analysis and peptide synthesis and purification; (iii) bio-analytical services; (iv) assay development and validation; and (v) microbiology, virology and biosafety testing, on a fee-for-service basis to governmental agencies, the biotechnology and pharmaceutical industry and other entities, in all cases providing such services through CBI Services and Fairfax Identity Laboratories (FIL) at Richmond, Virginia (the operations of CBI Services and Fairfax Identity Laboratories referred to collectively herein as the “Business”).

Section 7.1.4 of Asset Purchase Agreement requires that non-competition agreements contained herein be executed and delivered by the Seller as a condition to the purchase of the Assets by the Purchaser.

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement.

NOW THEREFORE, in consideration of the payment to the Seller, pursuant to the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Non-Compete. The Seller and the Purchaser acknowledge and agree that the goodwill value of the Seller comprises an essential portion of the consideration received by the Purchaser under the Asset Purchase Agreement for which the Purchaser is paying the Purchase Price and the Purchaser would not enter into the Asset Purchase Agreement or purchase the Assets from the Seller without the Seller’s agreement to the provisions of this Agreement. Accordingly, the Seller covenants as follows:

(a) For a period of three (3) years after the Effective Date (the “Non-Competition Period”), the Seller will not, directly or indirectly, compete with the Purchaser by locating any business in the Commonwealth of Virginia that would engage, in activities in a competitive capacity that compete with the Purchaser’s operation of the Business. In addition, during the Non-Competition Period Seller shall not solicit the existing customers of the Business identified on Schedule 2.1.3(a) to the Asset Purchase Agreement.

(b) The Purchaser agrees that competition for purposes of Section 1(a) above shall include only engaging in competitive activity either as a manager, owner or operator and that this Agreement shall not prohibit the following activities irrespective of the geographic location of such activities: (i) any activities of (a) Mimotopes Pty Ltd, (b) Venturepharm Laboratories Limited or (c) any other entity that is or may become affiliated or associated with the Seller through merger, consolidation, asset purchase or other acquistion (such other entity together with Mimotopes Pty Ltd and Venturepharm Laboratories are hereinafter collectively referred to as the “Excluded Entities”), including the activites of the Seller or its employees acting on or behalf of the Excluded Entities, provided that during the Non-Competition Period the Excluded Entities shall not solicit the existing customers of the Business identified on Schedule 2.1.3(a) to the Asset Purchase Agreement; or (ii) the Seller’s engaging regulatory consulting services in the area of pharmaceuticals, bio-pharmaceuticals, diagnostics and/or medical devices.

(c) If any provision of this Section 1 relating to the time period, geographic area or scope of activities shall be declared by a court of competent jurisdiction to exceed the maximum time period, geographic area or scope of activities, as applicable, said time period, geographic area or scope shall be deemed to be, and thereafter shall become, the maximum time period, geographic area or greatest scope that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

2. Nondisparagement. The Seller agrees that it will not, in any way, do or say anything at any time which could reasonably be interpreted as intended to disparage or harm the reputation or business or other interests of the Purchaser and/or any of its officers, employees, or agents. The Purchaser agrees that it will not, in any way, do or say anything at any time which could reasonably be interpreted as intended to disparage or harm the reputation or business or other interests of the Seller and/or any of its officers, employees, or agents.

3. Injunctive Relief.

(a) Seller acknowledges that the remedies at law for any breach by it of any restrictive covenant contained in this Agreement will be inadequate and that the Purchaser shall be entitled to injunctive relief against Seller in addition to any other remedy and damages available. Seller acknowledges that the restrictions contained herein are reasonable, but agrees that if any court of competent jurisdiction shall hold such restrictions unreasonable as to time, geographic area, activities, or otherwise, such restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable.

(b) Seller agrees that the non-competition obligations contained herein shall be extended by the length of time which Seller shall have been in breach of any of said provisions. Seller recognizes that the time periods included in the restrictive covenants contained herein shall begin on the date a court of competent jurisdiction, enters an order enjoining such Seller from violating such provisions unless good cause can be shown as to why the periods described should not begin at that time.

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4. Review by Counsel. Seller understands the nature of the burden imposed by the restrictive covenants contained in this Agreement. Seller acknowledges that he or it is entering into the Agreement on his or its own volition, and that Seller has been given the opportunity to have this Agreement reviewed by his or its legal counsel. Seller represents that upon careful review, such party knows of no reason why any restrictive covenant contained in this Agreement is not reasonable and enforceable.

5. Restrictive Covenants of the Essence. The restrictive covenants of the Seller set forth herein are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action of any Seller against Purchaser, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Purchaser of the restrictive covenants contained herein. The Purchaser shall at all times maintain the right to seek enforcement of these provisions whether or not any Purchaser has previously refrained from seeking enforcement of any such provision as to Seller.

6. Assignability. The obligations of the Seller under this Agreement shall be binding on such parties’ heirs, executors, legal representatives and assigns. Such obligations shall inure to the benefit of any successors or assigns of the Purchaser. The Seller specifically acknowledges that in the event of a sale of all or substantially all of the assets or stock of Purchaser, or any other event or transaction resulting in a change of ownership or control of Purchaser’s business, the rights and obligations of the parties hereunder shall inure to the benefit of any transferee, purchaser, or future owner of Purchaser’s business.

7. Severability. It is the intention of the parties that the provisions of the restrictive covenants herein shall be enforceable to the fullest extent permissible under the applicable law. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid, and enforceable.

8. Attorneys’ Fees. The prevailing party shall be entitled to recover all costs and expenses (including any reasonable attorneys’ fees) which it incurs with respect to the determination or enforcement of its rights under this Agreement.

9. Consent to Jurisdiction and Venue. Seller hereby irrevocably submits to the nonexclusive jurisdiction of the Circuit Court of the County of Chesterfield, Virginia, in any action or proceeding arising out of, or relating to, this Agreement, and Seller hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Court. Seller agrees that a final judgment in any action or proceeding, shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by applicable law related to the enforcement of judgments.

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10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PURCHASER:

BOSTWICK LABORATORIES, INC.

By:
David G. Bostwick
Chief Executive Officer

SELLER:

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:
Richard J. Freer, Ph.D.
Chief Operating Officer

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EXHIBIT C

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this                  day of                 , 2009, by BOSTWICK LABORATORIES, INC., a Delaware corporation (“Tenant”), and COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (“Landlord”).

In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1. SUMMARY OF TERMS.

The following is a summary of the terms of this Lease. The terms used herein shall have the meanings as set forth in greater detail in the Sections, subsections, and paragraphs of this Lease that follow and shall be governed by and subject to such provisions.

1.1. Basic Rent : $579,492.00

1.2. Basic Rent Adjustment: 2.5% per annum.

1.3. Monthly Installment of Basic Rent: One-twelfth (1/12) of Basic Rent.

1.4. Notice Addresses:

(a) Tenant:	Bostwick Laboratories, Inc.
c/o David G. Bostwick, M.D., M.B.A., CEO
4355 Innslake Drive
Glen Allen, Virginia 23060
Fax: ( ) -

With a copy to:	Wyatt S. Beazley IV
Williams Mullen
1021 E. Cary Street
Richmond, Virginia 23219
Fax: (804) 783-6507

Landlord:	Commonwealth Biotechnologies, Inc.
c/o James H. Brennan
601 Biotech Drive
Richmond, Virginia 23235
Fax: (804) 915-3830

With a copy to:
Bradley A. Haneberg, Esquire
Kaufman & Canoles, A Professional Corporation
Three James Center, Suite #1206
1051 East Cary Street
Richmond, Virginia 23219
Fax: (804) 771-5777

1.5. Premises: That certain real property situated in the County of Chesterfield, Virginia on an approximately 4.592 acre parcel of land, commonly known as 601 Biotech Drive, Richmond, Virginia 23235, including, (i) all existing improvements located thereon, including, without limitation the existing free standing office building of approximately 32,194 square feet (the “Building”) and (ii) all existing exterior areas, including, without limitation, all parking lots, driveways, sidewalks, other paved areas, landscaped areas, and loading dock areas (the “Exterior Areas”). Landlord shall have access to the portions of the Building identified as Rooms 150, 151, 132, 133, 134, 194 and 197 for Landlord’s use in connection with its maintenance and administrative obligations under this Lease.

Notwithstanding the foregoing, Landlord and Tenant agree that for the one hundred eighty (180) day period commencing on the Commencement Date (the “Reservation Period”), Landlord shall have (i) exclusive access to the following areas of the Building: (i) those rooms of the Building identified and designated as Room Numbers 201, 203, 205, 207 and 107 (collectively, the “Reserved Rooms”) and non-exclusive access (ii) to such areas of the Building as are necessary to permit Landlord’s access to the Reserved Rooms and (iii) to such Exterior Areas as are necessary to permit Landlord’s use and enjoyment of the Reserved Rooms. Landlord shall have the option to extend the Reservation Period for an additional six (6) month period (the “Extended Reservation Period”) by delivery of written notice to Tenant on or before the date which is thirty (30) days prior to the expiration of the Reservation Period. During the Extended Reservation Period, the Tenant’s Monthly Installment of Basic Rent shall be reduced by $18 per square foot of the Reserved Rooms. On or before the expiration of the Reservation Period, or the Extended Reservation Period, if applicable, Landlord shall remove all personal property of the Landlord located in the Reserved Rooms.

1.6. Term or Lease Term: Five (5) years, plus such additional Extension Term as further described and defined in Section 3 below.

1.7. Landlord’s Agents: Landlord’s Agents shall mean Landlord’s agents, employees, contractors, licenses, and invitees.

1.8. Tenant’s Agents: Tenant’s Agents shall mean Tenant’s agents, employees, contractors, licenses, and invitees.

1.9. Deposit: $144,873

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1.10. Default Rate: Per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under “Money Rates” in The Wall Street Journal plus three percent (3%), but in no event greater than the maximum rate permitted by law. In the event The Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord’s sole discretion a similar publication which publishes such rates.

2. LEASED PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

3. TERM AND EXTENSION OPTIONS.

3.1. Term. The initial term of this Lease (the “Initial Term” and including any Extension Term as provided below, the “Term”) shall commence on the Commencement Date which shall be the date Tenant acquires the Premises from Landlord (the “Commencement Date”). The Initial Term shall be five (5) years, plus the part of the month, if any, from the Commencement Date through the last day of the month immediately prior to the first full calendar month of the Initial Term. The Initial Term shall end at midnight on the last day of the Initial Term (the “Termination Date”), unless earlier terminated pursuant to any other provision of this Lease or pursuant to law.

3.2 Extension Options. Landlord hereby grants to Tenant one option to extend the Term for a period of five (5) years (“Extension Term”), commencing upon the expiration of the Initial Term. Provided that (i) Tenant is not then in default under this Lease and no event has occurred which, with notice or the passage of time or both, would constitute a default by Tenant under this Lease (provided, however, in the event Tenant has failed two times in any twelve month period during the Term of this Lease to pay Basic Rent timely as required pursuant to Section 13.1(a) below, Landlord shall have the right to approve or deny Tenant’s request to extend the Term of this Lease), and (iii) at the time of Tenant’s exercise of the Extension Term, there has been no material adverse change in Tenant’s financial condition, Tenant may exercise the foregoing option by written notice to Landlord at least twelve (12) months prior to the expiration of the Initial Term.

If the Initial Term is extended by reason of the foregoing, all of the terms and conditions of this Lease shall continue in full force and effect to the end of the Extension Term, except that the Basic Annual Rent for each year of the Extension Term shall represent an increase of 2.5% over the Basic Annual Rent for the previous year.

4. RENT.

4.1. Basic Rent. Tenant shall pay to Landlord during the Term of this Lease the Basic Rent, payable in advance in equal Monthly Installments of Basic Rent, without notice, demand, abatement, deduction or set-off, on the first day of each and every calendar month during the Term of this Lease; provided, however, that if the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Basic Rent for the period from the Commencement Date to the first day of the first full calendar month of the Term. “Rental Year” is defined as each twelve (12) full calendar month period occurring during the Term of this Lease, with the first Rental Year commencing as of the Commencement Date and including any initial partial calendar month.

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4.2. Basic Rent Adjustment. Commencing with the second Rental Year and continuing each Rental Year thereafter for the remainder of the Term, including any Extension Term, the Basic Rent shall be increased by an amount equal to the product of the Basic Rent Adjustment and the Basic Rent paid by Tenant during the Rental Year preceding each annual increase.

4.3. Late Charge. If Tenant fails to make any payment of Basic Rent on or before the date when payment is due and such failure continues for five (5) days after the date when such payment is due, then Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to five percent (5%) of the amount due for the month or portion thereof that such amount is past due and, additionally, such unpaid amounts shall bear interest at the Default Rate from the due date thereof to the date of payment. Tenant further shall be responsible for the payment of any reasonable legal expenses and management fees incurred by Landlord in collecting any delinquent Rent due hereunder.

4.4. Payment. All Basic Rent, adjusted Rent and Additional Rent (as hereinafter defined) shall be paid to Landlord by Tenant when due, without deduction or offset, in lawful money of the United States, at Landlord’s address for Notice or such other place as Landlord may from time to time designate in writing.

4.5. Survival. The obligation of Tenant with respect to the payment of past due Basic Rent, adjusted Rent and Additional Rent shall survive the termination of this Lease.

4.6. Additional Rent. The term “Additional Rent” shall include, but not be limited to (i) the late payment fee, if any, under Section 4.3; (ii) taxes; (iii) insurance premiums; and (iv) all other costs and expenses which Tenant assumes, agrees or is required to pay to Landlord pursuant to this Lease. In the event of nonpayment of Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

4.7. Deposit. Landlord hereby acknowledges receipt from Tenant of the Deposit. In no instance shall the amount of such Deposit be considered a measure of liquidated damages. Landlord may apply all or any part of the Deposit in total or partial satisfaction of any Event of Default by Tenant. The application of all or any part of the Deposit to any Event of Default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Deposit is applied to an obligation of Tenant under this Agreement due to an Event of Default then Landlord shall have the right to call upon Tenant to restore the Deposit to its original amount in cash by giving written notice to Tenant, in which case Tenant shall immediately restore the Deposit. The Deposit does not have to be held by Landlord in an interest-bearing or segregated account. Landlord shall be entitled to the full use of the Deposit plus accrued interest, if any, upon an Event of Default by Tenant. It is understood and agreed that should Landlord convey its interest under this Lease, the Deposit may be turned over by Landlord to Landlord’s grantee or transferee, and upon any such delivery of the Deposit, Tenant hereby releases Landlord herein named of any and all liability with

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respect to the Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, provided that such transferee assumes the obligations of Landlord under this Lease. This provision shall also apply to subsequent grantees and transferees. Within thirty (30) days after the expiration of the Term, Landlord will return to Tenant the balance of the Deposit not previously applied as provided herein.

4.8. Triple Net Lease. Except for the obligations of Landlord expressly set forth herein, this Lease is a “triple net lease” and Landlord shall receive the Basic Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant unless expressly provided for herein. The term “Rent” as used in this Lease means the Basic Rent, Additional Rent, real estate taxes, maintenance expenses and any other sums payable by Tenant to Landlord or any other person or entity pursuant to this Lease, all of which shall be deemed Rent for purposes of Landlord’s rights and remedies with respect thereto.

5. TAXES, ASSESSMENTS AND UTILITIES.

5.1. Taxes and Assessments. Tenant shall pay (i) all real estate and property taxes assessed against the Premises to Landlord or to the appropriate locality if so directed by Landlord immediately upon receipt of an invoice therefore and (ii) all assessments by the property association under the Gateway Centre Office Park Protective Covenants dated December 29, 1997 recorded at Deed Book 3186 Page 727, of Chesterfield County, Virginia land records (the “Restrictive Covenants”).

5.2 Utilities. Tenant shall pay directly for all charges for electricity, water, sewer, heat, gas and/or any other utility which is metered to the Premises. Tenant shall have all meters serving the Premises placed in Tenant’s name as of the date Tenant takes occupancy of the Premises. Any payments made by Landlord due to Tenant’s failure to pay a utility bill are to be reimbursed by Tenant within ten (10) days of notice, and shall accrue interest at the Default Rate, pro-rated from the date of payment by Landlord to the date of reimbursement. The Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of the above services to the Premises caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond the control of the Landlord unless the interruption of services is caused solely by Landlord’s gross negligence and Tenant is unable to operate its business in the Premises, in which case the Rent shall abate for the period of time that such services are interrupted.

6. USE, CARE AND REPAIR OF PREMISES BY TENANT.

6.1 Permitted Uses. Tenant shall use and occupy the Premises solely for laboratory and/or office purposes in accordance with applicable zoning regulations and for no other purpose. Tenant shall not do, or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, or interfere with the rights of Landlord or other tenants, or conflict with the laws, rules or regulations of any federal, state or county authority. Furthermore, the Premises shall not be used in any way which may violate any Certificate of Occupancy or other governmental requirements or restrictions of record or violate or conflict with any insurances relating to or insuring the Premises.

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6.2 Care of Premises.

Notwithstanding anything to the contrary contained herein, the Tenant, at its sole cost, will keep, maintain and preserve the Premises in a first class condition. The Tenant, at its sole cost and expense, will (i) make all repairs and replacements and fix all damage to the exterior of the Premises (including, but not limited to, the roof, gutters, downspout and outside walls, windows, doors, parking area and grounds), (ii) provide window washing for the interior of the Premises, (iii) make all repairs and replacements and fix all damage to the interior of the Premises and any installations, improvements, equipment or facilities therein, including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, and electrical fixtures, (iv) repair or replace any broken windows, (v) repair damage to the or Premises caused by the negligence or willful misconduct of the Tenant or its employees, agents, guests or invitees during the Term and (vi) maintain parking and landscape areas, lighting, sidewalks and driveways. Tenant, at its sole cost, will also keep, maintain and preserve the heating, ventilation and air conditioning system and equipment (“HVAC”) in good order and repair and shall at all times keep in full force and effect a customary HVAC preventative maintenance contract with a licensed contractor, which contract and contractor shall be acceptable to Landlord in all respects. Tenant shall comply with all laws, ordinances, rules or regulations of any governmental authority and the Restrictive Covenants required of either the Landlord or the Tenant relative to the repair, maintenance and replacement in the Premises.

Notwithstanding the foregoing, Tenant’s maintenance obligations hereunder shall not include: (1) repairs or replacements directly resulting from the negligence or willful misconduct of Landlord or Landlord’s Agents, (2) repairs or replacements for which Landlord may be reimbursed by any insurance required to be carried hereunder or actually carried by Landlord or (3) the costs in excess of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per occurrence for repairs or replacements. Landlord shall be responsible for the cost of such maintenance and repairs in excess of One Thousand Five Hundred and No/100 Dollars ($1,500.00), provided, however, that Landlord’s responsibility for maintenance and repairs in excess of Four Thousand and No/100 Dollars ($4,000.00) per occurrence be conditioned upon Tenant’s delivery of written evidence from a commercial contractor reasonably acceptable to Landlord that such maintenance or repairs are necessary to maintain the Premises in a first class condition. In no event shall Tenant be liable for more than (i) One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in maintenance and repairs to the Premises during the Initial Term and (ii) One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) in maintenance and repairs to the Premises during the Extension Term.

6.3. Landlord and Tenant’s Right to Repair. Landlord or Tenant shall give the other party thirty (30) days written notice to commence to make repairs required by Section 6.2, and if the party responsible for making the repairs fails to commence to make such repairs within such time period, the party requesting the repairs may, at its option, make such repairs, and the party responsible for making the repairs shall pay the other party, on demand, the actual costs in making

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such repairs plus a fee of fifteen percent (15%) to cover overhead. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease.

6.4. Hazardous Materials. Tenant certifies, represents and warrants that it shall not generate, use, store or dispose of any Hazardous Materials in or about the Premises, other than in accordance with applicable laws. “Hazardous Materials” means (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any “regulated substance” as defined by the Code of Virginia of 1950, as amended, §62.1-44.34:8, and regulations promulgated thereunder; (iv) any “hazardous substance” as defined by the Virginia Waste Management Act, Code of Virginia of 1950, as amended, §10.1-1400, et seq., and regulations promulgated thereunder; (v) any substance the presence of which on the Premises is prohibited by any law similar to those set forth in this definition; and (vi) any other substance which by law requires special handling in its collection, storage, treatment, or disposal. The within covenants shall survive the expiration of earlier termination of the Lease Term. Tenant hereby agrees that it shall be fully liable for all costs, expenses, damages or liabilities related to the use, storage and disposal of Hazardous Materials kept in or about the Premises by Tenant, whether or not the same may be permitted by this Lease, and Tenant shall give notice to Landlord within five (5) business days of becoming aware of any violation of the provisions of this Section 6.4, provided, however, in the case of an emergency, Tenant shall give immediate notice to Landlord of any violation of the provisions of this Section 6.4. Tenant shall defend (at Landlord’s option), indemnify and hold harmless Landlord and Landlord’s Agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, judgments, liabilities, settlements, damages, costs or expenses (including without limitation, loss or restriction on the use of rentable space or of any amenity of the Premises and sums paid in the settlement of claims, attorneys’ (limited to reasonable fees), consultants’ and experts’ fees, court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise arising out of, or in any way related to the following , (i) the presence, disposal, storage, discharge, spill, release or threatened release of any such Hazardous Materials by Tenant that are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise or arise from a breach by Tenant of Tenant’s obligations under this Section; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Tenant’s discharge of the Hazardous Materials or a breach by Tenant of Tenant’s obligations under this Section; (iii) any lawsuit brought or threatened, settlement reached or governmental or quasi-governmental order relating to the Tenant’s discharge of Hazardous Materials or a breach by Tenant of Tenant’s obligations under this Section; or (iv) any violation by Tenant of any laws applicable thereto. The provisions of this Section 6.4 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law, in equity or pursuant to this Lease and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

6.5. Surrender. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises were upon the commencement of this Lease,

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except (i) ordinary wear and tear, and (ii) damage by fire or other casualty to the extent there is actually paid to Landlord, to repair any damage to the Premises, sufficient net proceeds from the policies of insurance which Landlord maintains under the provisions of this Lease.

6.6. Removal of Tenant’s Improvements. If, Landlord elects to require that alterations, installations, changes, replacements, additions or improvements to the Premises after the date of this Lease be removed at the termination of this Lease, then Tenant hereby agrees to cause the same to be removed at its sole cost and expense. If Tenant fails to remove the same, then Landlord may cause them to be removed at Tenant’s expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with all and any damages which Landlord may suffer and sustain by reason of Tenant’s failure to remove the same. Alternatively, Landlord may elect that all or any of such alterations, installations, changes, replacements, additions to or improvements made by Tenant to the Premises shall remain at the termination of this Lease and not be removed. Notwithstanding the foregoing, Landlord’s election to require the removal of any alteration, installation, change, replacement, addition or improvement or to require that the same shall not be removed must be made at the time Tenant gives notice to Landlord of such improvement. Tenant shall surrender to Landlord all keys for the Premises at the place then fixed for the payment of Rent and shall notify Landlord in writing of all combinations or codes for any other locks or alarm systems, if any, installed in the Premises. Tenant’s obligations to observe and perform the covenants set forth in this Section 6.6 shall survive the expiration or earlier termination of this Lease.

6.7. Removal of Personal Property. At the expiration or earlier termination of the Term of this Lease, Tenant shall immediately remove all of Tenant’s Personal Property (defined in Section 8.3 herein) which it owns and is permitted to remove from the Premises under the provisions of this Lease and, failing to do so, Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage) in which case Tenant hereby agrees to pay all reasonable costs and expenses incurred thereby, including sums paid to store the property elsewhere, together with the costs of any repairs to the Premises caused by the removal of the property; (ii) upon five (5) days written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder) with the proceeds to be applied as set forth in Subsection 13.2, or (iii) at Landlord’s option, title shall pass to Landlord. Notwithstanding the above, Landlord shall not be liable for and Tenant shall defend (at Landlord’s option), indemnify and hold Landlord harmless against any damage, destruction, or the removal by third parties of any property belonging to Tenant remaining in the Premises after the Lease expires or is terminated whether or not Landlord removes the property from the Premises into storage. Tenant shall be responsible for all expenses, costs and/or rent associated with Landlord’s storing any of Tenant’s property.

7. LOSS, DAMAGE AND INJURY.

To the maximum extent permitted by law, Tenant shall occupy and use the Premises at Tenant’s own risk. All property of Tenant, its employees, agents or invitees, or of any other person located in or on the Premises, shall be and remain at the sole risk of Tenant or such employee, agent, invitee or other person. Subject to Landlord’s obligations under Section 6.2, Tenant hereby expressly

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agrees that Landlord and its agents, servants and employees shall not be liable or responsible for, and Tenant does hereby indemnify, defend (at Landlord’s option and with choice of counsel) and hold harmless Landlord from, any damage or injury to the person or property of Tenant, or its Agents, directly or indirectly caused by (a) dampness or water in any part of the Premises; (b) bursting, leaking or overflowing of water, sewer, steam, gas or sprinkler pipes and heating or plumbing fixtures; (c) air-conditioning or heating failures; (d) interference with light, air or other incorporeal hereditaments; (e) operations in the construction of any public or quasi-public work; (f) theft or other crime, whether violent or non-violent in nature; (g) fire, accident, natural disorder or other casualty; (h) latent or apparent defect or change of condition in the Premises; (i) the acts or omissions of other persons on the Premises; and (j) any other source, circumstance or cause whatsoever unless caused by the gross negligence of Landlord or its agents.

8. ALTERATIONS.

8.1. Alterations. Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises (“Alterations”) without the prior written approval by Landlord of complete and final plans and specifications prepared and submitted by Tenant, which approval may not be unreasonably withheld, conditioned or delayed. All Alterations shall be made by Landlord or Tenant’s contractor (which has been approved by Landlord) at Tenant’s sole cost, payable by Tenant only after Tenant has obtained all necessary permits from governmental authorities for the Alterations. Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right from time to time and at any time, without Landlord’s consent, to perform the following work within the Premises, provided such work does not affect the base building structure or systems, including but not limited to, the HVAC, mechanical, electrical and plumbing systems: (i) install, remove and relocate nonstructural office partitioning, (ii) paint and install wall coverings, (iii) install and remove office furniture, (iv) relocate electrical outlets, (v) install and remove work stations, (vi) install and remove Tenant’s equipment (including office equipment and laboratory equipment and instruments used in the operation of Tenant’s business) and perform cable pulls in connection therewith, and (vii) install and remove carpeting and other floor coverings.

If any mechanic’s lien is filed against the Premises for work or materials furnished to Tenant (other than by Landlord) the lien shall be discharged by Tenant within thirty (30) days after Tenant receives written notice of the lien, solely at Tenant’s expense, by either paying off or bonding off the lien. Should Tenant fail to discharge any lien within thirty (30) days of Tenants receipt of notice of its filing, then, in addition to Landlord’s other remedies, Landlord shall have the right, but not the obligation, to discharge said lien at Tenant’s expense and Tenant shall pay on demand, as Additional Rent, any amount plus the Default Rate paid by Landlord for the discharge or satisfaction of any such liens, and all attorney’s fees and other costs and expenses of Landlord reasonably incurred in defending any such action or in obtaining the discharge of such lien.

8.2. Title. Any Alterations, fixtures and improvements installed or located in the Premises by or on behalf of Landlord or Tenant, other than Tenant’s Personal Property, (a) shall immediately become the property of Landlord and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing,

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Landlord may, upon notice to Tenant which notice shall be given simultaneously with Landlord’s approval for such Alteration, elect that any Alterations be removed at the end of the Term, and thereupon, Tenant shall, at Tenant’s sole expense, cause such Alterations to be removed and the Premises to be restored to their condition prior to the making of such Alterations, reasonable wear and tear excepted.

8.3. Tenant’s Personal Property. “Tenant’s Personal Property” shall mean all equipment, machinery, furniture and/or furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant, provided that Tenant’s Personal Property shall specifically not include any property, fixtures, equipment, machinery, furniture and/or furnishings with respect to which Tenant has been granted a credit or allowance by Landlord such as tenant allowance, items or any items installed in the Premises by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance, or protection of the Premises; (b) is removable without damage to the Premises and (c) is not a replacement of any property of Landlord which such replacement is made at Tenant’s expense or otherwise. Notwithstanding any other provision of this Lease, Tenant’s Personal Property shall not include any Alterations or any improvements or other property installed or placed in or on the Premises as part of tenant’s improvements nor any millwork or cabinetry, whether or not any such Alterations, improvements, millwork, cabinetry or other property were installed at Tenant’s expense. Tenant shall promptly pay all personal property taxes on Tenant’s Personal Property, as applicable. Tenant shall remove all Tenant’s Personal Property from the Premises at the termination of this Lease.

8.4. Construction Requirements for Alterations. Any improvements, Alterations, fixed decorations, modifications, structural or otherwise, to the Premises performed by or on behalf of Tenant, with or without the consent of Landlord as provided herein, shall be made (i) in a good, workmanlike, first-class and prompt manner; (ii) using new materials only; (iii) by a licensed contractor and in accordance with plans and specifications, as required, reasonably approved in writing by Landlord; (iv) in accordance with Applicable Laws and requirements of any insurance company or self insurance insuring the Premises; and (v) after obtaining a commercially reasonable workman’s compensation insurance policy. Landlord’s consent to making any such improvements, alterations or modifications shall be deemed not to constitute Landlord’s consent to subject its interest in the Premises to a lien, which may be filed in connection therewith. In addition, notwithstanding whether or not Landlord approves or disapproves such plans and specifications or the actual construction of the improvements, alterations or modifications, Tenant, and not Landlord, shall be responsible for compliance with all Applicable Laws with regard to such plans and specifications and the construction of the improvements, alterations or modifications. Further, Landlord’s approval of such plans and specifications and the construction of such improvements, alterations or modifications shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all Applicable Laws. Tenant shall notify Landlord of the date construction is scheduled to begin and shall arrange for periodic inspections by Landlord of the job progress to ensure compliance with the approved plans and specifications. Landlord and Landlord’s Agents shall have the right (but not the obligation) to inspect the construction of the improvements, alterations or modifications. Landlord shall have the right at any time before, during or after construction to require Tenant to furnish such further assurances against mechanic’s liens, including, but not limited to, releases or waiver of liens signed by all contractors, subcontractors and suppliers, and affidavits executed by Tenant, Tenant’s contractor or architect that all charges for labor and materials have been paid.

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9. INSURANCE.

9.1. Tenant’s Insurance. At all times after the commencement of the Term and throughout the Term of this Lease, Tenant will carry and maintain, at its expense:

(a) Comprehensive general liability insurance, including insurance against assumed or contractual liability under this Lease, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, to afford protection with limits of not less than $2,000,000 each occurrence for bodily injury and property damage liability, $2,000,000 each incident for personal injury liability, $2,000,000 products and completed operations aggregate, and $2,000,000 general aggregate. The general aggregate limit should apply separately to each location owned or rented to the Tenant;

(b) All-risk property insurance, including theft coverage and business interruption coverage, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s Personal Property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements and alterations installed in the Premises by or on behalf of Tenant; and

(c) Worker’s compensation or similar insurance in form and amounts required by law.

9.2. Tenant’s Contractor’s Insurance. Tenant shall require any contractor of Tenant performing work on or about the Premises to carry and maintain specific to the work being performed, at no expense to Landlord:

(a) Commercial general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection, with limits of not less than $2,000,000 each occurrence for bodily injury and property damage liability, $2,000,000 each incident for personal injury liability, $2,000,000 products and completed operations aggregate, and $2,000,000 general aggregate;

(b) Business automobile liability insurance with limits of not less than $500,000 per accident for bodily injury and property damage liability; and

(c) Worker’s compensation or similar insurance in form and amounts required by law.

9.3. Tenant’s Architect/Engineer Insurance. Tenant shall require any architect or engineer of Tenant performing work relating to the Premises to carry and maintain specific to the work being performed professional liability insurance with limits not less than $2,000,000 general aggregate.

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9.4. Provisions for all Insurance Policies. All policies required herein shall be maintained with companies (except in the event of self-insurance) and shall be in a form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit the policy or policies of such required insurance or certificates thereof or satisfactory evidence of self insurance in a form acceptable to Landlord with Landlord prior to the Commencement Date, which policies (except in the event of self insurance) shall include Landlord or its designee as additional insured as their interests may appear as to coverage under Subparagraph 9.1.a. and as loss payee as to coverage under Subparagraph 9.1.b., and shall also contain a provision stating that such policy or policies shall not be canceled, non-renewed, or materially reduced in coverage except after thirty (30) days’ written notice, said notice to be given in the manner required by this Lease to Landlord. All such policies of insurance or self insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord or Tenant pursuant to Section 10, Tenant agrees that it will pay Landlord all of Tenant’s insurance proceeds relating to Tenant’s Improvements and Alterations made in the Premises by or on behalf of Tenant.

Landlord shall not be required to carry insurance of any kind on Tenant’s improvements installed within the Premises by or on behalf of Tenant or on any other property of Tenant, and Landlord shall not be obligated to repair any damage thereto or replace the same.

Upon request of Landlord, if required by Landlord’s Mortgagees (as hereinafter defined,) Tenant shall be required to increase the limits of the insurance policies required herein to such reasonable amounts as customarily required under commercial leases for property located in Chesterfield, Virginia.

9.5. Tenant’s Failure to Insure. If Tenant shall fail to obtain or maintain insurance as required under this Section 9, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant agrees to pay, as Additional Rent, the premium(s) for such insurance upon demand by Landlord.

9.6. Waiver of Subrogation. Landlord and Tenant for themselves and anyone claiming by or through them, respectively (whether by subrogation or otherwise), each release the other from any and all liability for any loss or damage to real or personal property caused by fire or by any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other, or anyone for whom such other party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said insurance policies (or self insurance) or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra costs shall be charged therefore, each party shall advise the other thereof and the amount of the extra cost, and the other party, at its election, may, but shall not be obligated to, pay the same.

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9.7. Landlord’s Insurance. Landlord shall obtain and maintain in Landlord’s fire insurance policies throughout the Term of this Lease, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Premises. Such policy shall neither be invalidated by any foreclosure or other proceeding or notices thereof relating to the Building(s) or the Premises or any interest therein. Upon Tenant’s written request which may be submitted to Landlord one time in any given Lease year, an authorized officer of Landlord shall provide to Tenant a letter or written certification indicating that the insurance required by this Lease to be maintained by Landlord is in full force and effect pursuant to the terms hereof. No such policy shall contain a provision relieving the issuer thereof of liability for any loss by reason of the existence of other insurance policies covering the Building against the peril involved; however, if other insurance then exists which covers the loss of damage, Landlord’s insurance carrier will respond to claims as an excess carrier. The policy of insurance shall specify the waivers of subrogation and right of recovery as hereinafter described.

Throughout the Lease term, (i) Landlord shall carry comprehensive general liability in an amount not less than $1,000,000 combined single limit for bodily injury and property damage, with excess liability coverage of not less than $5,000,000 and (ii) Landlord shall insure in an amount not less than the full value against loss due to fire or other casualties included in standard extended coverage insurance policies, as the case may be, with an agreed amount endorsement and full replacement cost coverage, exclusive of footings and foundations. Tenant shall pay to Landlord immediately on demand all premiums for the insurance maintained by Landlord pursuant to this Section 9.7.

9.8. Landlord Not Responsible for Acts of Others. Landlord shall not be responsible or liable to Tenant or Tenant’s Agents, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, or from fire or the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, or sewer pipes except when such loss or damage is caused by the negligence or willful misconduct of Landlord. Except as otherwise expressly stated herein, to the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, as Tenant is herein given the right to use, at Tenant’s own risk.

9.9. Increase in Insurance Premiums. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate or contravene Landlord’s hazard or liability insurance or which will prevent Landlord from procuring such insurance in companies or by means acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate or cost of fire or other insurance on the Premises or on other property of Landlord or others within the Building to be increased beyond the minimum rate or cost from time to time applicable to the Premises, or to any such property for the use or uses made thereof, then Tenant shall either cease such activity upon Landlord’s request or Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord’s demand.

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If any of the Landlord’s insurance shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within ten (10) days after notice thereof (provided, however, in no event shall Tenant fail to remedy any such condition prior to such date as will result in a cancellation or reduction of coverage), Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof plus the Default Rate to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder without any cure period except as specified in this Section and Landlord shall have no obligation to remedy such default.

10. DAMAGE AND DESTRUCTION.

10.1. Landlord’s Obligation to Repair and Reconstruct. If the Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a “Casualty”), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of subsection 10.2 and provided such Casualty has not resulted from the gross negligence or willful misconduct of Tenant or Tenant’s Agents, Landlord shall cause such damage to be repaired and all Rent reserved hereunder (other than any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided to Tenant additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable or unusable for Tenant’s business during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to Tenant’s responsibilities set forth in this Lease. Landlord shall not be liable for interruption to Tenant’s business or for damage to or replacement or repair of Tenant’s Personal Property and Alterations.

10.2. Option to Terminate Lease. If (a) the Premises are rendered wholly untenantable, or (b) if the Premises are damaged as a result of any cause which is not covered by Landlord’s insurance, or are damaged to the extent of thirty percent (30%) or more of the gross area of the Building on the Premises, or if, for reasons beyond Landlord’s control or by virtue of the terms of any financing of the Premises, sufficient insurance proceeds (over and above any deductible or self-insured amount maintained by Landlord) are not available for the reconstruction or restoration of the Premises, or (c) if, in Landlord’s reasonable opinion, the Premises are damaged by Casualty to such an extent that the damage cannot be repaired or restored within one hundred eighty (180) days from the date of such occurrence, which determination shall be made by Landlord within forty-five (45)

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days from the date of the Casualty, then, in any of such events, Landlord, or in the case of (c) above, Tenant, may elect to terminate this Lease by giving notice of such election to the other party within forty-five (45) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, Tenant shall immediately vacate the Premises and the Basic Rent and Additional Rent (other than any Additional Rent due Landlord either by reason of Tenant’s failure to perform any of its obligations hereunder or by reason of Landlord’s having provided to Tenant with additional services hereunder) shall be adjusted as of the date of such termination.

10.3. Damage Caused by Tenant. In no event shall Rent abate or shall any termination by Tenant occur if damage to or destruction of the Premises is the result of either (i) a default by Tenant or (ii) the gross negligence or willful act of Tenant or Tenant’s Agents.

10.4. Damage During Last Two (2) Years of Term. If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last two (2) years of the Term or any extension thereof, then Landlord or Tenant shall have the right, at each’s respective option, to terminate this Lease by giving written notice to the other party within forty-five (45) days after the date of such destruction.

10.5. No Landlord Liability. Unless caused by gross negligence or willful misconduct of Landlord or Landlord’s Agents, Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises. If Landlord is required by this Lease or by any lender or lessor of Landlord to repair Alterations not insured by Landlord or if Landlord undertakes to repair Alterations not insured by Landlord, Tenant shall pay to Landlord that amount of Tenant’s insurance proceeds, if any, which insures such damage as a contribution towards such repair.

10.6. Insurance Proceeds. If Landlord or Tenant does not elect to terminate this Lease pursuant to subsection 10.2, Landlord shall, subject to the terms of any Mortgage, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with subsection 10.1 hereof. All insurance proceeds payable with respect to the Premises shall belong to and shall be payable to Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own policies or property damage insurance in the event of damage to Alterations or Tenant’s Personal Property.

11. CONDEMNATION.

11.1. Termination. If the entire Premises shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. If less than all of the Premises as shall render the Premises untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within thirty (30) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date.

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If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises which does not adversely affect Tenant’s use of the Premises or its ability to conduct its business or does not give rise to a right to terminate pursuant to subsection 11.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total area of the Premises, and any additional rent payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises, as the case may be.

11.2. Rights to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation or for the value of any unexpired portion of the Term, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant’s Personal Property lost thereby as authorized pursuant to Virginia Code Section 25-46.21:1, as amended, provided such claim does not diminish the award or compensation payable to or recoverable by landlord in connection with such taking or condemnation. Landlord shall have no obligation to contest any taking or condemnation.

12. BANKRUPTCY OF TENANT OR LANDLORD.

12.1. Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign this Lease, Tenant agrees that (a) Tenant or its trustee will provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (b) “adequate assurance of future performance” under this Lease, as that term is generally defined under the Federal Bankruptcy Code, will be provided to Landlord by Tenant and its assignee as a condition of said assignment.

12.2. Notwithstanding any of the other provisions of this Lease, in the event Landlord shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and whether or not Landlord or its trustee in bankruptcy, under the authority of and pursuant to the applicable provisions of the Federal Bankruptcy Code, shall determine to assign or assume this Lease, Landlord agrees that Tenant shall have the right, in its sole and absolute discretion, to terminate this Lease by providing the Landlord written notice thereof. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in the notice, and Basic Rent and any additional rent, if any, shall be adjusted as of the date of such termination.

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13. DEFAULT PROVISIONS AND REMEDIES.

13.1. Events of Default. Each of the following shall be deemed a default (sometimes herein referred to as a “default” or an “Event of Default”) by Tenant under this Lease:

(a) failure of Tenant to pay Basic Rent, or any other sum required to be paid under the terms of this Lease, including late charges, on the date when due hereunder, which failure continues for five (5) business days after the date when due hereunder, provided, however, two times in a twelve month period, such failure shall not be an Event of Default unless such failure continues for a period of five (5) business days after Tenant has receive written notice of such failure;

(b) if Tenant fails to pay Rent on time more than five (5) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

(c) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge, or bond such lien or post such security with Landlord as is required by Section 8;

(d) if Tenant violates the provisions of Section 19 by attempting to make an unpermitted assignment or sublease;

(e) if Tenant fails to maintain in force all policies of insurance required by this Lease and any such failure shall continue for more than ten (10) business days after Landlord gives Tenant notice of such failure;

(f) if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings;

(g) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(h) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment;

(i) the cessation of Tenant’s business in the Premises for a period of thirty (30) days; and/or

(j) failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of thirty (30) days after written notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously.

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For the purposes of this Lease, Tenant shall not be considered in default and Landlord shall not be entitled to exercise any of its rights or remedies relating to such default until such time as Tenant has received written notice of such default as provided in this Section and has failed to cure such default within the applicable cure period, if any, as specified in this Lease.

13.2. Landlord’s Remedies for Default. Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, immediately upon such Event of Default or at any time thereafter and/or while any such Event of Default shall continue, to exercise one or more of the following remedies.

(a) Landlord may terminate this Lease, as well as all right, title and interest of Tenant hereunder, by giving written notice of Landlord’s intention to terminate this Lease on the date of such given notice or on any later date specified therein, whereupon, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant’s liability for damages as hereafter set forth, as if the expiration of the term fixed in such notice were the end of the Term originally set forth in this Lease.

(b) Landlord may re-enter the Premises, with or without legal process, and with or without terminating this Lease, and using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions and, upon such reentry, Landlord may: (i) remove any and all of Tenant’s property and Personal Property at the Premises; (ii) store Tenant’s property in a public warehouse or elsewhere at the cost, risk and expense of Tenant without Landlord’s being deemed guilty of trespass or liable for any loss or damage which may occur to Tenant’s property; and (iii) upon five (5) days written notice to Tenant, which Landlord and Tenant agree is commercially reasonable, to sell at public or private sale any or all said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all Rent due hereunder), with the proceeds of sale to be applied: first, to the cost and expenses of retaking, or removal, storage, preparing for sale and sale of Tenant’s property (including reasonable attorneys’ fees); and second, to the payment of any sum due hereunder to Landlord (including Basic Rent, Additional Rent, and any other charges and damages theretofore and thereafter accruing); and third, any surplus to Tenant.

(c) Landlord may apply the proceeds of the Deposit to any and all damages, charges, liabilities or amounts accruing or due hereunder to Landlord.

(d) Landlord may exercise any other remedy available to it at law, in equity, by statute or otherwise; and, for such purposes, Landlord shall be entitled to the benefit of all provisions of applicable city or county ordinances and public local laws and of the public general laws of the Commonwealth of Virginia dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer.

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13.3. Landlord’s Right to Relet Premises. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant’s liability for damages under the provisions of this Section. Landlord shall have the right to let or relet the Premises for a longer or shorter term than that remaining after Tenant’s default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises. Landlord shall be entitled to deduct from any amounts received from any such letting or reletting all reasonable costs and expenses incurred in connection with Tenant’s default, including, but not limited to, the cost to repair, restore, renovate or decorate the Premises for a new tenant, together with reasonable attorneys’ fees, real estate commissions, the cost of any legal actions brought against Tenant and any other costs reasonably incurred. No entry or re-entry by Landlord, whether resulting from summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder. Tenant’s liability hereunder, even if there be no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease or any other termination based upon Tenant’s default and Landlord shall not be liable for Landlord’s failure to relet the Premises or collect any rent due upon reletting. The words “enter”, “re-enter”, and “re-entry” as used in this Section and elsewhere in this Lease are not restricted to their technical legal meanings.

13.4. Damages. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of Section 13.2, or (ii) if this Lease is otherwise terminated by reason of Tenant’s default, or (iii) if Landlord retakes possession with or without process of law, or re-enters with or without a declaration of termination or (iv) if Landlord, following any of the foregoing events, elects to let or relet the Premises as provided in Section 13.3, then Tenant shall, nevertheless, in each instance, be and remain obligated to, and shall pay to Landlord as damages, upon demand, all expenses (including reasonable attorneys’ fees) of any proceedings instituted by Landlord to recover possession of the Premises or otherwise in connection with Tenant’s breach of this Lease, and the expenses of releasing the Premises, including but not limited to, any leasing commissions paid in connection therewith, plus, at the election of the Landlord, either:

(a) liquidated damages determined as of the date of termination of the Lease, in an amount equal to the excess, if any, of the sum of the aggregate Basic Rent and the aggregate Additional Rent which would have been paid over the remaining Term had this Lease not been terminated, discounted to present worth, over either the then-current rental value of the Premises, for such remaining Term, as determined by an independent real estate appraiser selected by Landlord, discounted to present worth or the then-current rental actually received by Landlord pursuant to a relet of the Premises, discounted to present worth, and in determining such liquidated damages, the Additional Rent for each year of such remaining Term shall be assumed to equal the Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurs, annualized in the event that such preceding Lease Year is less than twelve (12) months, and in determining present worth, a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank in Baltimore shall be used; or

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(b) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the Term of this Lease) in amounts equal to the sum of (i) an amount equal to the installment of Basic Rent which would have been payable by Tenant for such calendar month had this Lease not been terminated plus (ii) an amount equal to one-twelfth (1/12) of the total Additional Rent payable for the Lease Year immediately preceding the Lease Year in which the default occurred, annualized to the extent that such preceding Lease Year is less than twelve (12) months, minus the rents, if any, collected by Landlord in respect to such calendar month pursuant either to re-leasing the Premises or portion thereof or from any existing subleases permitted under the terms of this Lease (after deduction from such rents of the sum of Landlord’s costs and expenses as set forth in Section 13.3). Landlord shall be entitled immediately to bring a separate suit, action or proceeding to collect any amount due from Tenant under this Subsection 20.4 for any calendar month and any such suit, action, or proceeding shall not prejudice in any way the right of Landlord to collect such amount due on account of any subsequent calendar month by similar proceeding. Landlord shall use commercially reasonable efforts to re-let the Premises on such terms as shall be reasonably satisfactory to Landlord.

(c) Nothing in this Section 13.4 shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Section, an amount equal to the maximum allowed by any statute or any rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of liquidated damages computed under this Section 13.4.

13.5. Remedies Not Exclusive. All rights and remedies of Landlord set forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule or court, or the common law, either at law or in equity, or both in accordance with Virginia law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord’s right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

13.6. No Implied Waiver of Landlord’s Rights. The failure of Landlord to insist in any one or more instances upon the performance of any of the covenants or conditions of this Lease, or to exercise any right or privilege herein conferred shall not be construed as thereafter waiving or relinquishing Landlord’s right to the performance of any such covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect, and the waiver of one

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default or right shall not constitute waiver of any other default, and the receipt of any Rent by Landlord from Tenant or any assignee or subtenant of Tenant, whether the same be Rent that originally was reserved or that which may become payable under any covenants herein contained, or of any portion thereof, shall not operate as a waiver of Landlord’s right to enforce the payment of the Rent or of any of the other obligations of this Lease by such remedies as may be appropriate, and shall not waive or avoid Landlord’s right at any time thereafter to elect to terminate this Lease, on account of such assignment, sub-letting, transferring of this Lease or any other breach of any covenant or condition herein contained, unless evidenced by Landlord’s written waiver thereof. The acceptance of Rent or any other consideration by Landlord at any time shall not be deemed an accord and satisfaction, and Landlord shall have absolute discretion to apply same against any sum for any period or reason due hereunder without the same constituting a release of any other sums remaining due and unpaid, notwithstanding any notations or statements on such checks or accompanying such payments.

13.7. No Acceptance or Surrender. No act or thing done by landlord or Landlord’s Agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default which has not been truly cured after notice. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this Lease.

13.8. Customs and Practices. No custom or practice which may develop between the parties in the administration of the terms of this Lease shall be construed to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease.

13.9. Payment of Tenant’s Obligations by Landlord. In the event of a default, Landlord may, but shall not be required to, make such payment or do such act required to be performed by Tenant. If Tenant fails to act and Landlord makes such payment or does such act, all costs and expenses incurred by Landlord, plus the Default Rate thereon from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or to prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

14. NO REPRESENTATIONS BY LANDLORD OR TENANT.

Landlord, Landlord’s Agents, Tenant or Tenant’s Agents or brokers have not made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant or Landlord under this Lease by implication or otherwise except as expressly set forth in this Lease.

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15. INDEMNITY.

15.1 By Tenant. Except for claims arising from the gross negligence or willful misconduct of Landlord and/or Landlord’s Agents, Tenant shall and does hereby indemnify Landlord and Landlord’s Agents and save them harmless and, at Landlord’s option and choice of attorney, defend them from and against any and all claims, actions, losses, costs, fines, damages, liabilities and expenses, (including reasonable attorneys’ and other professional fees) judgments, settlement payments, whether or not reduced to final judgment, for or due to loss of life, personal injury and/or damage to property arising directly or indirectly (i) from or out of any occupancy or use of, or construction, repair or other work or activity done in or about the Premises, by Tenant or Tenant’s Agents, or (ii) from any default by Tenant or Tenant’s Agents under the terms of the Lease, or (iii) from any occurrence whatever in, on or about the Premises, occasioned wholly or in part by any gross negligence or willful misconduct of Tenant or Tenant’s Agents.

15.2 By Landlord. Except for claims arising from the gross negligence or willful misconduct of Tenant and/or Tenant’s Agents, Landlord shall and does hereby indemnify Tenant and Tenant’s Agents and save them harmless and, at Tenant’s option and choice of attorney, defend them from and against any and all claims, actions, losses, costs, fines, damages, liabilities and expenses, (including reasonable attorneys’ and other professional fees) judgments, settlement payments, whether or not reduced to final judgment, for or due to loss of life, personal injury and/or damage to property arising directly or indirectly (i) from or out of any occupancy or use of, or construction, repair or other work or activity done in or about the Building or the Exterior Areas by Landlord or Landlord’s Agents, or (ii) from any default by Landlord or Landlord’s Agents under the terms of the Lease, or (iii) from any occurrence whatever in, on or about the Building or the Exterior Areas, occasioned wholly or in part by any gross negligence or willful misconduct of Landlord or Landlord’s Agents.

16. TERMINATION OF LANDLORD LIABILITY.

The term “Landlord” as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Premises so that in the event of any transfer by Landlord of its interest in the Premises, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer. In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach of default hereunder by the Landlord, and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord’s interest in the Premises. No other assets of Landlord or any partners, shareholders or other principals or members of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of any claim or remedy of Tenant.

17. INABILITY TO PERFORM.

Except as specifically provided in this Lease, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease.

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18. NOTICE OF DEFAULT TO LANDLORD AND MORTGAGEE AND RIGHT TO CURE.

If Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, Tenant shall give written notice of default to the Landlord, which shall specifically set forth the nature of the non-performance by the Landlord and shall give the Landlord thirty (30) days after written notice thereof within which to cure such default or non-performance, except in the case of an emergency in which case such shorter time as warranted by the particular circumstances, unless such performance shall reasonably require a longer period, in which case Landlord shall not be deemed to be in default if Landlord commences the required performance promptly thereafter and pursues and completes such actions diligently and expeditiously. Said notice of default shall be a condition precedent to the institution by Tenant of any judicial proceedings for non-performance or default against the Landlord. Tenant agrees to give any Mortgagee (for which Tenant has received notice thereof), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, of the address of such Mortgagee. No waiver by Tenant of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Tenant to enforce one or more of the remedies available to Tenant upon a breach hereof by Landlord shall not constitute a waiver of any other breach by Landlord of this Lease. Tenant further agrees that the Mortgagee or lender shall have thirty (30) days after the Mortgagee’s or lender’s receipt of notice of Landlord’s default in which to cure such default or, if such default cannot be cured within that time then such additional time as may be necessary (not to exceed ninety (90) days, if within such thirty (30) days a Mortgagee or lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

19. ASSIGNMENT AND SUBLETTING.

19.1. Transfer. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not assign, sublet or otherwise transfer, mortgage or otherwise encumber this Lease or the Premises or any portion thereof or any of its rights under the Lease, either voluntary or by operative law nor permit other persons or entities to occupy all or any portion of the Premises, nor grant any license or concession of all or any portion of the Premises (hereinafter referred to as a “Transfer”), without the prior written consent of Landlord in each instance first obtained which consent shall not be unreasonably withheld. Any consent given by Landlord shall not constitute a consent to any subsequent Transfer. Except as provided herein, any attempted Transfer without Landlord’s consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder. Landlord’s consent to any Transfer is conditioned upon (a) any proposed transferee or assignee’s net worth shall be at least equal to the Tenant’s net worth on the Commencement Date (b) the proposed assignee or transferee may use the Premises only for the Permitted Uses set forth in Section 6.1 and (c) the granting of consent to such proposed Transfer by any lender of Landlord.

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19.1.1. A permitted sublease of portions of the Premises, must include (or shall be deemed to include) provisions stating that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord under this Lease, Landlord, at its option, may either terminate the sublease, in which case the subtenant shall peacefully vacate the premises sublet, or, require the subtenant to attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be (i) liable for any act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against Tenant, or (iii) bound by any previous modification of such sublease not consented to in writing by Landlord or by a previous prepayment of rent more than one month in advance.

19.2. [Intentionally deleted.]

19.3. Rights of Landlord. Landlord may sell, transfer, assign, and convey, all or part of the Premises and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any future obligations hereunder, provided that Landlord shall remain liable for any previous defaults, liabilities, or obligations under the Lease, provided that such successor in interest has expressly assumed Landlord’s obligations under the Lease. Tenant agrees to look solely to Landlord’s successor in interest for performance of such future obligations under the Lease. Except as hereinafter stated, it shall be deemed and construed, without further agreement between the parties or their successors in interest, or between the parties and the purchaser or successor to Landlord by reason of any such sale, transfer, assignment, or conveyance, that such purchaser or successor has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

19.4. Consent. In the event Landlord shall consent to the Transfer, Tenant shall remain fully liable as principal and not as guarantor or surety for the Rent and all conditions and covenants of this Lease to be performed by Tenant for the full Lease Term, even if Landlord accepts Rent from the assignees or subtenants or in any other manner deals with them. An adjudication in bankruptcy, voluntary or involuntary, or an appointment of a receiver by a State or Federal Court, or the insolvency of the Tenant, or the execution of a deed or other instrument for the benefit of creditors shall be a Transfer hereunder.

19.5. Corporate Transfer. A change in ownership of Tenant as a result of a merger, consolidation, reorganization, joint venture, the exchange of stock between Tenant’s parent company or a subsidiary or the sale of all or substantially all of Tenant’s stock or the sale of all or substantially all of Tenant’s assets, or the sale of Tenant’s assets as a going concern only as it relates to the business conducted on the Premises (a “Corporate Sale”), or a transfer to any corporation, partnership or other entity that controls, is controlled by, or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any entity that is otherwise affiliated with Tenant shall not be considered a Transfer under this Section 19. Tenant shall not be required to obtain Landlord’s consent and Landlord shall have no right to delay, alter or impede any of the foregoing transactions or combinations thereof.

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19.5. Assignment and Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Sec. 101, et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code. All monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

19.6. Request For Transfer. Notwithstanding anything contained in this Section 19, in the event that, at any time or from time to time prior to or during the Term, Tenant desires to effect a Transfer of this Lease in whole or in part, Tenant shall submit to Landlord (a) in writing, the name and address of the proposed Transferee, a reasonably detailed statement of the proposed Transferee’s business and reasonably detailed financial references and information concerning the financial condition of the proposed Transferee, (b) a fully executed original copy of the proposed Transfer document which contains the applicable provisions of Section 19.1 and 19.1.1 above, the effective date of which shall be at least twenty (20) days after the date on which Tenant shall have furnished Landlord with all of the information required pursuant to (a) above and which shall be conditioned on Landlord’s consent thereto, and (c) an agreement in form and substance satisfactory to Landlord by Tenant to indemnify Landlord against liability resulting from any claim made against Landlord by the proposed Transferee or by any broker claiming a commission in connection with the proposed Transfer. Tenant agrees to pay Landlord, as Additional Rent, all actual reasonable costs incurred by Landlord in connection with any actual or proposed Transfer, not to exceed $1,500 per Transfer plus any fees payable to Landlord’s Mortgagee in connection with Mortgagee’s approval of such Transfer.

19.9 Additional Terms and Conditions for Transfers. The following terms and conditions shall be applicable to any Transfer:

(a) Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b) Landlord may accept rent from any person other than Tenant pending approval of a Transfer.

(c) The acceptance of rent, shall not constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section.

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(d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

(e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any Transferee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

(g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to a Transfer was materially false, at Landlord’s election, shall render Landlord’s consent null and void.

(h) Landlord shall not be liable under this Lease or under any Transfer document to any Transferee.

(i) No Transfer document may be modified or amended without Landlord’s prior written consent.

20. HOLDING OVER.

Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term, as if statutory notice had been given. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew the Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant’s remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as a “Tenant-at-Will” liable for the payment of one-and-a-half times the Basic Rent payable at the end of the Term plus the Additional Rent applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in full force and effect.

21. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

This Lease is subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Premises, the Building or the Premises upon which the Building is located or any portion thereof entered into by Landlord or Landlord’s successors or predecessors in interest from which Landlord’s, its successor’s or predecessor’s interest is derived (said mortgages, deeds of trust and other security instruments, being hereinafter referred to as “Mortgages” and the mortgagees, beneficiaries, and secured parties thereunder from time to time

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being hereinafter called the “Mortgagees”), and to any and all renewals, extensions, modifications, or refinancings thereof, without any further act of the Tenant, subject to and conditioned upon the requirement that in the event of a foreclosure of a Mortgage, public sale, deed in lieu of foreclosure or other conveyance, this Lease shall not terminate and Tenant shall not be disturbed in its possession of the Premises or its rights under this Lease. Landlord and Tenant agree that, if any proceedings are brought for the foreclosure of any of the Mortgages or if there is a public sale, deed in lieu of foreclosure or other conveyance, Tenant shall attorn to the purchaser and shall recognize the purchaser as the Landlord under this Lease, and make all payments required hereunder to such new Landlord, conditioned upon and provided that so long as Tenant is not in default, this Lease shall not terminate and Tenant’s rights under this Lease and possession of the Premises shall not be disturbed by such purchaser, transferee or any present or future Mortgagee. It is agreed that the new Landlord may pursue its remedies against Tenant, if Tenant is in default under this Lease beyond any applicable cure or grace period. Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant’s consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages. This subordination shall be self-operative, and no further instrument or act on the part of Tenant shall be required to effectuate such subordination. In confirmation thereof, Tenant shall promptly execute such further assurances as may be requested, including, without limitation, the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit A.

22. ESTOPPEL CERTIFICATES.

Tenant agrees at any time, and from time to time, within fifteen (15) days after Landlord’s written request, to execute, acknowledge and deliver to Landlord a written instrument certifying: (a) that this Lease is unmodified and in full force and effect (or if there shall then have been modifications, that the same is in full force and effect as so modified, and setting forth such modifications); (b) that Tenant has accepted possession of the Premises, the date upon which the Term has commenced and the date of the expiration of the Term of this Lease; (c) the dates to which Rent and other charges have been paid in advance, if any; (d) whether or not, to the best knowledge of the signer of such certificate, Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default of which the signer may have knowledge; (e) as to any other matters as may be reasonably so requested; and (f) that it is understood that such instrument may be relied upon by any prospective purchaser, mortgagee, assignee or lessee of Landlord’s interest in this Lease, in the Premises, or any portion or part thereof.

23. PEACEFUL AND QUIET POSSESSION.

Tenant, if and so long as it pays all Rent due hereunder, performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of any claims of Landlord or

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anyone lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease any Mortgage encumbering the Building or Premises and to matters of public record existing as of the date of this Lease.

24. LANDLORD’S ACCESS TO PREMISES.

Landlord and Landlord’s Agents may, during Tenant’s business hours, with reasonable notice and with Tenant’s escort (except in cases of emergency wherein no notice is required) and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting from the gross negligence or willful misconduct of Landlord or its agents, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Premises; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time, and provided further that upon such entry, Landlord and/or Landlord Agents shall use best efforts not to interfere with Tenant’s use of its Premises. Tenant shall allow, upon 24 hour prior notice, the Premises to be exhibited by Landlord (a) at any time to any representative of a lender or insurance company or to any prospective purchaser of the Premises or Landlord’s interest therein or (b) within twelve (12) months of the end of the Term to any persons who may be interested in leasing the Premises. Landlord agrees not to interfere with Tenant’s use of the Premises or its business. Landlord shall have the right to inspect the Tenant’s internal audit records concerning secured areas of the Premises for the purpose of confirming Tenant’s compliance with all applicable health and safety laws and regulations.

25. COMPLIANCE WITH LEGAL REQUIREMENTS.

Tenant and Tenant’s Agents shall throughout the Term of this Lease, at its sole cost and expense, promptly comply with all any and all federal, state or municipal governments, and of the appropriate departments, commissions, boards and officers thereof, as well as any and all notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted and exercising similar functions (the “Applicable Laws”) relating to the Premises or Tenant’s use of the Premises. Tenant will indemnify, defend (at Landlord’s option) and save Landlord harmless from all penalties, liabilities, damages, costs, expenses, suits, claims, and demands resulting from Tenant’s or Tenant’s Agents’ failure or negligence in this respect. Within ten (10) days after Tenant receives notice, Tenant shall advise Landlord in writing and provide Landlord with copies (as applicable) of any notices, claims, allegations or assertions alleging violation, non-compliance or non-conformance with the Applicable Laws, including any claims made or threatened regarding such non-compliance and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding such non-compliance with Applicable Laws and relating to any portion of the Premises.

26. BROKERS, COMMISSIONS, ETC.

Landlord and Tenant acknowledge, represent and warrant each to the other that, no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

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27. RIGHT OF FIRST REFUSAL.

If Landlord makes a bona fide offer to a third party, or receives a bona fide offer from a third party which is acceptable to Landlord, for sale or transfer of the Premises, or an interest therein (a “Purchase Offer”), Landlord shall notify Tenant of the sale or transfer, the name of the offerer, the offered consideration and provisions of the Purchase Offer. Within five (5) business days after receipt of Landlord’s notice, Tenant may elect by notice to Landlord (the “Election Notice”) to purchase the Premises or an interest therein for the consideration and upon substantially the same terms as the other provisions stated in the Purchase Offer; except that (a) the purchase and sale shall close the later of thirty (30) days after Tenant elects to purchase or the date agreed upon by the offerer and (b) Tenant shall deliver to Landlord simultaneously with the Election Notice Tenant a $250,000 earnest money deposit, non-refundable to Purchaser except that the deposit shall be returned to Purchaser if (i) Purchaser terminates the purchase and sale agreement in accordance with the terms and conditions set forth in the Purchase Offer with respect to termination of the Purchase Offer, (ii) closing does not timely occur due to Seller default, or (iii) the purchase and sale agreement is terminated in the event of a casualty or condemnation. Such deposit shall be applied toward the purchase price at closing. Should Tenant fail to exercise this right within the time and in the manner required above, or waives such right in writing, Landlord shall be free to consummate the sale or transfer to the named offerer for the consideration and upon the other provisions set forth in Landlord’s notice to Tenant; however, Landlord agrees that such sale or transfer shall be subject to the provisions of this Lease, including this right of first refusal. If such sale or transfer is not consummated within six (6) months after the expiration of the earlier of the date Tenant fails to exercise its right as hereinabove required or the date Tenant waives such right in writing, the rights granted to Tenant in this Section shall once again apply to the offer described above as well as to any new offer.

28. MISCELLANEOUS.

28.1. Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

28.2. Applicable Law. This Lease shall be given effect and construed by application of the laws of the Commonwealth of Virginia, and any action or proceeding arising hereunder shall be brought in the courts sitting in Chesterfield County, Virginia.

28.3. Authority. Tenant and Landlord represent and warrant, respectively, that each is duly organized and validly existing as an entity in Virginia, that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and Landlord, respectively, and is binding upon and enforceable against Tenant and Landlord, respectively, in accordance with its terms.

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28.4. Modifications to Lease. If, in connection with the procurement, continuation or renewal of any financing of the Premises, a lender or Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease. In the event of any default by Landlord hereunder, the Tenant shall give written notice of such default to the lender or Mortgagee prior to its exercise of any rights hereunder. The lender or Mortgagee shall have the right but not the obligation, within the time periods set forth in Section 18 above, to pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the Landlord by the provisions of this Lease, and all payments so made, and all things so done and performed by the lender or Mortgagee shall be as effective to prevent the Landlord’s rights from being forfeited or adversely affected because of such default as if it had been done and performed by the Landlord.

28.5. Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

28.6. Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

28.7. Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed in include the plural and the masculine shall be deemed to include the feminine and neuter, and vice-versa.

28.8. Successors and Assigns. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

28.9. Joint and Several Liability. If two or more individuals, corporations, partnerships, limited liability companies or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual corporation, partnership, limited liability company or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership, limited liability company or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

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28.10. Notices. All notices, demands, and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by hand delivery, national overnight express mail carrier or United States registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord or to Tenant, at the addresses listed in Section 1.4 of this Lease. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by registered or certified mail in the manner aforesaid, shall be deemed to have been given at the time of mailing.

28.11. Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions and covenants by Tenant contained in this Lease shall be effective as of the date set forth in the first paragraph on Page 1 of the Lease unless no date is referenced, then on the date Landlord executes this Lease, in accordance with the terms of this Lease.

28.12. Mortgagee’s Performance. Tenant shall accept the timely performance of any of Landlord’s obligations hereunder by any Mortgagee relating to the financing of the Premises, provided that the Mortgagee’s performance is in accordance with the terms of this Lease.

28.13. Mortgagee’s Liability. No Mortgagee relating to the financing of the Premises not in possession of the Premises shall have any liability whatsoever hereunder.

28.14. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

28.15. No Joint Venture. Any intention to create a joint venture or partnership relationship between the parties hereto is hereby expressly disclaimed.

28.16. Zoning Approvals. Anything herein elsewhere contained to the contrary, this Lease and all the terms, covenants, and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and Tenant agrees to be bound by such restrictions. Landlord further does not warrant that any license or licenses, permit or permits, which may be required for the business to be conducted by Tenant on the Premises will be granted, or, if granted, will be continued in effect or renewed, and any failure to obtain such license or licenses, permit or permits, or any revocation thereof or failure to renew the same, shall not release the Tenant from its obligations under this Lease. This Lease and the rights and obligations of the parties hereto, shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

28.17. Force Majeure. In the event that Landlord or Tenant (except with respect to any monetary payment due from Tenant) shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrection, war, or other reason of a like nature, not the fault of the Landlord or Tenant, in performing work or

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doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for performance of an such acts shall be extended for a period equivalent to the period of such delay.

28.18. Landlord’s Limitation on Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Premises for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee of the Premises. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

28.19. Time of Essence. After commencement of the Lease Term, time is of the essence in this Lease.

28.20. Attorneys’ Fees. If either Landlord or Tenant commences, engages in, or threatens to commence or engage in any legal action against the other party (including, but without limitation, litigation or arbitration) arising out of or in connection with the Lease or the Premises (including, but without limitation (a) the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to all reasonable expenses incurred as a result of such action, including but not limited to, reasonable attorneys’ fees, expert fees, professional fees and related costs and expenses, said amounts to be immediately paid to the prevailing party. For the purposes of this Section, the term “prevailing party” shall mean the party which obtains a final judgment (beyond any possibility of appeal) or a final determination by a arbitrator against the other party as determined by the court in the legal action or the arbitrator in the arbitration. For legal actions or proceedings which are settled between the parties prior to a final judgment or final decision by a court or arbitrator, the “prevailing party” shall be the party who prevails in the settlement agreement according to the settlement.

28.21. Tenant’s Statement. Within ninety (90) days after Landlord’s written request, Tenant shall furnish Landlord with a copy of its most recent annual financial statement reviewed and certified by an officer of the Tenant. It is mutually agreed that the Landlord may deliver a copy of such statements to its Mortgagee, lender or prospective purchaser of Landlord or Landlord’s interest in the Premises and that Landlord’s authorized representative may review such statements, but otherwise, Landlord shall treat such statements and information contained therein as confidential.

28.22. Headings. The headings of the sections and subsections hereof are provided herein for convenience of reference only, and shall not be considered in construing the contents of such sections or subsections.

28.23. Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment the quiet enjoyment of any person outside the Premises in contravention of such person’s legal rights.

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28.24. Corporate Approval. If Tenant is a corporation, Tenant covenants and warrants that it has the requisite corporate approval to enter into and execute this Lease.

28.25 Recordation. Either party may request that the other party execute a memorandum or short form lease for recording, containing the name of the parties, the legal description and term of the Lease, and the party being asked to execute must do so within fifteen (15) days of such written request. The party requesting the memorandum shall pay all of the costs (including any transfer taxes and recordation taxes) payable in connection with the preparation of the memorandum and the recordation.

28.26 Effect of Delivery. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery does not constitute an offer to Tenant or an option to lease. This Lease shall not be effective until a copy has been executed by both Landlord and Tenant.

[BALANCE OF PAGE INTENTIONALLY BLANK

SIGNATURES APPEAR ON NEXT PAGE]

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SIGNATURE PAGE TO LEASE AGREEMENT

IN WITNESS WHEREOF the parties hereto have executed this Lease under their respective seals as of the day and year first above written.

TENANT:

Bostwick Laboratories, Inc.

By:
David G. Bostwick
Chief Executive Officer

LANDLORD:

Commonwealth Biotechnologies, Inc.

By:
Richard J. Freer, Ph.D.
Chief Operating Officer

EXHIBIT A

Return after recording to:

Branch Banking and Trust Company

                                , NC

Attn:

STATE OF NORTH CAROLINA

COUNTY

OF

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is made as of this          day of         , 20    , among         , a          (“Tenant”),         , a          (“Landlord”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”).

RECITALS:

1. By that Lease Agreement dated         , 20     (“Lease”), Tenant leased from Landlord the property described on Exhibit A attached hereto and incorporated herein by reference (“Property”).

2. The Bank has made or agreed to make a loan to the Landlord in the principal amount of $         to be secured by a deed of Trust encumbering the Property (“Deed of Trust”).

3. The Tenant and the Bank desire to confirm their understanding with respect to the Lease and the Deed of Trust.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained, the Bank and the Tenant agree and covenant as follows:

1. So long as the Tenant is not in default (beyond any cure period) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease, or is not in default under this Agreement, the Tenant’s possession of Property described in the Lease and the Tenant’s rights and privileges under the Lease, or any extensions or renewals which may be effected in accordance with any option in the Lease, shall not be diminished or interfered with by the Bank and the Tenant’s occupancy of the Property shall not be disturbed by the Bank for any reason whatsoever during the term of the Lease or any extensions or renewals thereof.

2. If the interests of the Landlord are transferred to and owned by the Bank by reason of foreclosure or other proceedings brought by it or by any other manner, and the Bank succeeds to the interest of the Landlord under the Lease, the Tenant shall be bound to the Bank under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals which may be effected in accordance with any option in the Lease, with the same force and effect as if the Bank were the Landlord under the Lease. The Tenant does hereby attorn to the Bank as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties immediately upon the Bank succeeding to the interest of the Landlord under the Lease. The Tenant, however, shall be under no obligation to pay rent to the Bank, as the Landlord, pursuant to this Agreement until the Tenant has received notice from the Bank that it has succeeded to the interests of the Landlord under the Lease, or that the Bank has exercised its rights under any assignment of leases and rents from Landlord.

3. If the Bank should succeed to the interest of the Landlord under the Lease, the Bank shall be bound to the Tenant under all terms, covenants and conditions of the Lease, and the Tenant shall, from and after the Bank’s succession to the interest of the Landlord under the Lease, have the same remedies against the Bank for the breach of an agreement contained in the Lease that the Tenant might have had under the Lease against the Landlord if the Bank had not succeeded to the interest of the Landlord. The Bank, however, shall not be:

(a) liable for any act or omission of any prior landlord (including the Landlord); or

(b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord) unless Bank has received prior written notice thereof from Tenant; or

(c) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or

(d) bound by any amendment or modification of the Lease made without the Bank’s consent; or

(e) obligated to construct or finish the construction of any improvements on the Property, unless it expressly assumes such obligation in writing after it succeeds to the interest of the Landlord under the Lease.

4. The Lease now is, and shall at all times continue to be subject and subordinate to the Deed of Trust and to any and all renewals, modifications and extensions thereof, but any and all such renewals, modifications and extensions shall be subject to and entitled to the benefits of the terms of this Agreement. The Tenant agrees to execute such other and further appropriate estoppel certificates as may be requested by the Bank in connection with any such renewals, modifications, and extensions.

5. The Tenant and Landlord shall not agree to any alteration, modification, amendment, waiver or termination of the Lease without providing notice to the Bank of the same.

6. The Tenant shall notify the Bank, by registered or certified mail, return receipt requested, of any default under the Lease on the part of the Landlord which would entitle the Tenant to cancel the Lease or to abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of the cancellation thereof, nor any abatement shall be effective unless the Bank has received notice and has failed, within 30 days of the receipt thereof, to cure such default, or if such default is of a nature which requires a greater length of time to cure, has failed to commence and to diligently prosecute the cure of the Landlord’s default which gave rise to such right of cancellation or abatement.

7. Except in strict compliance with all applicable environmental laws and regulations, the Tenant shall not use the Property for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical, material, treatment, or waste, and Tenant shall indemnify and hold Landlord and Bank harmless from any and all costs, expenses, losses, actions, suits, claims, judgments, and any other liability whatsoever, including without limitation, attorneys’ fees and costs, in connection with a breach by Tenant of any federal, state or local environmental protection laws and regulations.

8. All notices hereunder shall be in writing and shall be sufficient if sent by, first-class registered or certified mail, postage prepaid, return receipt requested as follows:

If to the Bank:

Branch Banking and Trust Company

, NC
Attn: _________________________

If to the Tenant:

or to such other addresses of which notice has been given as provided above.

9. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto.

10. This Agreement may be recorded by the Tenant only with the prior written consent of the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BANK:

BRANCH BANKING AND TRUST COMPANY
[CORPORATE SEAL]
Attest:

By:	By:

Title:	Title:

TENANT: (If an Individual)

(SEAL)
Enter Name

(SEAL)
[CORPORATE SEAL]		Enter Name

Attest:	TENANT: (If a Corporation)

By:	By:
Enter Name		Enter Name
Title:	Title:

TENANT: (If a Partnership)

(SEAL)
Enter Name

	By:		(SEAL)
Enter Name
	Title:	General Partner

LANDLORD: (If an Individual)

(SEAL)
Enter Name

[CORPORATE SEAL]			(SEAL)
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Attest:		LANDLORD: (If a Corporation)

By:		By:		(SEAL)
	Enter Name		Enter Name
Title:		Title:

LANDLORD: (If a Partnership)

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		By:		(SEAL)
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		Title:	General Partner

For an Individual

STATE OF NORTH CAROLINA

COUNTY OF

I,                                 , a Notary Public, do hereby certify that                                 , an individual, Grantor, personally appeared before me this day and acknowledged that (s)he voluntarily signed this Document for the purposes stated therein.

Witness my hand and official stamp or notarial seal, this          day of                     , 20    .

(SEAL)		(SEAL)
Notary Public

My Commission Expires:

For a Corporation:

STATE OF NORTH CAROLINA

COUNTY OF

I,                                 , a Notary Public, do hereby certify that                                 , Grantor personally came before me this day and acknowledged that (s)he is the                      of                                         , a corporation, Grantor, and that (s)he in such representative capacity voluntarily signed this Document for the purposes stated therein.

Witness my hand and official stamp or notarial seal this          day of             , 20    .

(SEAL)		(SEAL)
Notary Public

My Commission Expires:

For a Partnership/LLC/LLP

STATE OF NORTH CAROLINA

COUNTY OF

I,                                 , a Notary Public, do hereby certify that                                 , Grantor personally came before me this day and acknowledged that (s)he is the                              (indicate whether general partner, manager or managing member) of                             , a                                 , Grantor, and that (s)he in such representative capacity voluntarily signed this Document for the purposes stated therein.

Witness my hand and official stamp or notarial seal this          day of                     , 20    .

(SEAL)		(SEAL)
Notary Public

My Commission Expires:

The foregoing or annexed certificate(s) of                                                                  , Notary(ies) Public, has(have) been verified to have the signature, commission expiration date, and official seal, if required. This instrument and this certificate are duly registered at the date and time and in the Book and Page shown on the first page hereof.

REGISTER OF DEEDS                                                   FOR                                               COUNTY

  By:                                                                                                    Deputy/Assistant – Register of Deeds.

EXHIBIT D

COMMONWEALTH BIOTECHNOLOGIES, INC.

2009 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the Commonwealth Biotechnologies, Inc. 2009 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Commonwealth Biotechnologies, Inc. (the “Company”) by attracting and retaining personnel, including employees, non-employee directors, and consultants, through the use of stock incentives. It is believed that ownership of Company stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business.

(b) The Plan was adopted by the Board of Directors of the Company on March 27, 2009 (the “Effective Date”), subject to the approval of the Company’s shareholders.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(d) Award. The award of an Option or Restricted Stock under the Plan.

(e) Beneficiary. The person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

(f) Board. The Board of Directors of the Company.

(g) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(h) Change of Control.

(i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or related trust sponsored by the Company or its subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition. For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act;

(ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation; and

(iii) A liquidation of the Company.

(i) Code. The Internal Revenue Code of 1986, as amended.

(j) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 14. All of the Committee members shall be “Non-Employee Directors” as defined in Rule 16b-3 under the Act or any similar or successor rule.

(k) Company. Commonwealth Biotechnologies, Inc.

(l) Company Stock. Common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m) Consultant. A person rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.

(n) Corporate Change. A consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

(o) Date of Grant. The date as of which an Award is made by the Committee.

(p) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(q) Fair Market Value.

(i) If Company Stock is traded on a national securities exchange or the NASDAQ Stock Market, the average of the highest and lowest registered sales prices of Company Stock on such exchange or the NASDAQ Stock Market;

(ii) If Company Stock is traded in the over-the-counter market, the average between the closing bid and asked prices as reported by the NASDAQ Stock Market; or

(iii) If shares of Company Stock are not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which Company Stock is traded.

(r) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

(s) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(t) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u) Participant. Any individual who receives an Award under the Plan.

(v) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 below.

(w) Rule 16b-3. Rule 16b-3 of the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(x) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

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3. General. Awards of Options and Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan a total of 1,000,000 unissued shares of Company Stock. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5. Eligibility.

(a) Any employee of, non-employee director of, or Consultant to the Company who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of a Nonstatutory Stock Option Award shall not be less than 100% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise

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provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control or Corporate Change acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

8. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or (ii) exercise any applicable net exercise provision contained therein. Unless otherwise

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specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock (subject to such restrictions as the Committee may establish, including a requirement that any shares of Company Stock so delivered shall have been held by the Participant for not less than six months) or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and in accordance with Rule 16b-3.

10. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

12. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

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(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company, and subject to the proviso that any such adjustments or new options shall not be made or granted, respectively, that would result in subjecting the Plan to variable plan accounting treatment. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 12 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

13. Change of Control. In the event of a Change of Control or Corporate Change, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control or Corporate Change; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving legal entity in such Change of Control or Corporate Change.

14. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be “Non-Employee Directors” as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more “outside directors” as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify as an “outside director” or (to the extent required by Rule 16b-3) a “Non-Employee Director,” such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Board of Directors may from time to time may appoint members of the Committee and fill vacancies, however caused, in the Committee.

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(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control or Corporate Change exists, (ix) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal securities law or regulation that the Company’s counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

16. Rights under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

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17. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant’s death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant’s beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant’s surviving spouse, (b) the Participant’s surviving descendants, per stirpes, or (c) the personal representative of the Participant’s estate.

18. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

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